Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN FINANCING AND SALE AGREEMENT

AMENDMENT NO. 1 dated as of September 22, 2022 (this “Agreement”) between ABPCIC FUNDING II LLC (the “Borrower”), SYNOVUS BANK, SPECIALTY FINANCE DIVISION, in its capacity as Facility Agent (the “Facility Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, (as successor in interest to U.S. Bank National Association), in its capacity as collateral agent, (the “Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral custodian (the “Collateral Custodian”) and as Securities Intermediary (the “Securities Intermediary”), AB PRIVATE CREDIT INVESTORS LLC, as servicer (the “Servicer”), AB PRIVATE CREDIT INVESTORS CORPORATION, as equityholder (the “Equityholder”), and the LENDERS executing this Agreement on the signature pages hereto.

The Borrower, the Lenders party thereto, the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, the Servicer and the Equityholder are parties to a Loan Financing and Sale Agreement dated as of October 15, 2020 (as amended, modified and supplemented and in effect from time to time, the “Loan Agreement”).

The Borrower and the Lenders party hereto wish now to amend the Loan Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Loan Agreement are used herein as defined therein. This Agreement shall constitute a Transaction Document for all purposes of the Loan Agreement and the other Transaction Documents.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Loan Agreement shall be amended as follows:

2.01. References Generally. References in the Loan Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Loan Agreement as amended hereby.

2.02. Amendments. On and as of the date hereof, the Loan Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix I hereto.

Section 3. Representations and Warranties.

(a) Before and after giving effect to the amendments contemplated pursuant to this Agreement, the Borrower represents and warrants that (i) its representations and warranties set forth in Article IX of the Loan Agreement, are true and complete in all material respects, in each case on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference in said Article IX to “this Agreement” included reference to this Agreement and (ii) no Default or Event of Default has occurred and is continuing on the part of the Borrower.

(b) The Borrower represents and warrants that this Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a) Execution. The Facility Agent shall have received counterparts of this Agreement executed by the Borrower, the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary and the Lenders. The Collateral Manager shall have consented to this Agreement in writing.

(b) Other Fees. The Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders (including reasonable and documented fees and expenses of outside counsel to the Agents) incurred in connection with this Agreement.

(c) Officer’s Certificate from the Borrower. The Facility Agent shall have received from an Authorized Officer of the Borrower a certificate: certifying as to and attaching its resolutions or other action of its general partner approving this Agreement and any other matters related thereto.

Section 5. Direction of the Collateral Custodian, the Securities Intermediary and Collateral Agent. By executing this Agreement, the Lenders hereby consent to the terms of this Agreement and direct the Collateral Custodian, the Securities Intermediary and Collateral Agent to execute and deliver this Agreement, and acknowledge and agree that the Collateral Custodian, Securities Intermediary and Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby release the Collateral Custodian, Securities Intermediary and Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of the bad faith, gross negligence or willful misconduct of the Collateral Custodian, Securities Intermediary and Collateral Agent.

Section 6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7. Miscellaneous. Except as herein provided, the Loan Agreement shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. THIS AGREEMENT AND ANY RIGHT, REMEDY, OBLIGATION, CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER

2

IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE BORROWER WILL, PROMPTLY FOLLOWING EXECUTION HEREOF, PROVIDE COPIES OF THIS AGREEMENT TO EACH LENDER AND THE AGENTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ABPCIC FUNDING II LLC,
as Borrower

By: AB Private Credit Investors Corporation, its sole member

By:	/s/ Roy Castromonte
Name: Roy Castromonte
Title: Junior Officer

ABPCIC Funding II

Amendment No. 1

SYNOVUS BANK, SPECIALTY FINANCE DIVISION,
as Facility Agent

By:	/s/ Jonathan T. Edwards
Name: Jonathan T. Edwards
Title: President, Specialty Finance Division

ABPCIC Funding II

Amendment No. 1

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Scott DeRoss
Name: Scott DeRoss
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian and as Securities Intermediary

By:	/s/ Scott DeRoss
Name: Scott DeRoss
Title: Senior Vice President

ABPCIC Funding II

Amendment No. 1

Lenders:

SYNOVUS BANK, SPECIALTY DIVISION, as a Lender

By:	/s/ Jonathan T. Edwards
Name: Jonathan T. Edwards
Title: President, Specialty Finance Division

ABPCIC Funding II

Amendment No. 1

AXOS BANK,
as a Lender

By:	/s/ Marc Kantor
Name: Marc Kantor
Title: Senior Vice President Commercial

ABPCIC Funding II

Amendment No. 1

WEBBANK,
as a Lender

By:	/s/ Jason Lloyd
Name: Jason Lloyd
Title: President & CEO

ABPCIC Funding II

Amendment No. 1

CONSENTED TO BY:

AB PRIVATE CREDIT INVESTORS LLC, as Servicer

By:	/s/ Roy Castromonte
Name: Roy Castromonte
Title: Treasurer

ABPCIC Funding II

Amendment No. 1

APPENDIX I (ATTACHED)

ABPCIC Funding II

Amendment No. 1

EXECUTION VERSION

Conformed through Amendment No. 1 dated September 22, 2022

LOAN FINANCING AND SERVICING AGREEMENT

dated as of October 15, 2020

ABPCIC FUNDING II LLC

as Borrower

AB PRIVATE CREDIT INVESTORS LLC,

as Servicer,

AB PRIVATE CREDIT INVESTORS CORPORATION,

as Equityholder,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SYNOVUS BANK, SPECIALTY FINANCE DIVISION,

as Facility Agent

~~and~~

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent~~,~~

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Custodian and as Securities Intermediary

TABLE OF CONTENTS

Page
Article I DEFINITIONS		1
Section 1.1	Defined Terms	1
Section 1.2	Other Definitional Provisions	~~42~~44
Article II THE FACILITY, ADVANCE PROCEDURES AND NOTES		~~44~~46
Section 2.1	Advances	~~44~~46
Section 2.2	Funding of Advances	~~44~~46
Section 2.3	Notes	~~45~~47
Section 2.4	Repayment and Prepayments	~~45~~47
Section 2.5	Permanent Reduction of Facility Amount	~~45~~47
Section 2.6	Extension of Revolving Period	~~46~~48
Section 2.7	Valuation	~~46~~48
Section 2.8	Increase in Facility Amount	~~46~~48
Section 2.9	Defaulting Lenders	~~47~~49
Article III YIELD, UNDRAWN FEE, ETC		~~48~~50
Section 3.1	Yield and Undrawn Fee	~~48~~50
Section 3.2	Yield and Undrawn Fee Distribution Dates	~~48~~50
Section 3.3	Yield Calculation	~~48~~50
Section 3.4	Computation of Yield, Fees, Etc.	~~49~~51
Article IV PAYMENTS; TAXES		~~49~~51
Section 4.1	Making of Payments	~~49~~51
Section 4.2	Due Date Extension	~~49~~51
Section 4.3	Taxes	~~49~~51
Article V INCREASED COSTS, ETC		~~53~~55
Section 5.1	Increased Costs, Capital Adequacy	~~53~~55
Article VI EFFECTIVENESS; CONDITIONS TO ADVANCES		~~55~~57
Section 6.1	Effectiveness	~~55~~57
Section 6.2	Advances	~~57~~59
Section 6.3	Transfer of Collateral Obligations and Permitted Investments	~~58~~60
Section 6.4	Reinvestments	~~59~~61
Article VII ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS		~~60~~62
Section 7.1	Appointment of Servicer; Termination of the Servicer	~~60~~62
Section 7.2	Appointment of Successor Servicer	~~60~~62
Section 7.3	Duties of the Servicer	~~61~~63
Section 7.4	Representations and Warranties of the Servicer	~~63~~64
Section 7.5	Covenants of the Servicer	~~64~~66
Section 7.6	Servicing Fee; Payment of Certain Expenses by Servicer	~~67~~68
Section 7.7	Collateral Reporting	~~67~~68
Section 7.8	Notices	~~67~~69
Section 7.9	Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records	~~67~~69

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Section 7.10	Optional Sales	~~68~~70
Section 7.11	Servicer Default	~~70~~72
Section 7.12	Servicer Indemnification of Indemnified Parties	~~71~~73
Article VIII ACCOUNTS; PAYMENTS		~~73~~74
Section 8.1	Accounts	~~73~~74
Section 8.2	Excluded Amounts	~~74~~76
Section 8.3	Distributions, Reinvestment and Dividends	~~75~~76
Section 8.4	Fees	~~79~~80
Section 8.5	Monthly Report	~~79~~80
Article IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER		~~80~~81
Section 9.1	Organization and Good Standing	~~80~~81
Section 9.2	Due Qualification	~~80~~82
Section 9.3	Power and Authority	~~80~~82
Section 9.4	Binding Obligations	~~81~~82
Section 9.5	Security Interest	~~81~~82
Section 9.6	No Violation	~~82~~83
Section 9.7	No Proceedings	~~82~~83
Section 9.8	No Consents	~~82~~84
Section 9.9	Solvency	~~82~~84
Section 9.10	Compliance with Laws	~~83~~84
Section 9.11	Taxes	~~83~~84
Section 9.12	Monthly Report	~~83~~84
Section 9.13	No Liens, Etc	~~83~~84
Section 9.14	Information True and Correct	~~84~~85
Section 9.15	Bulk Sales	~~84~~85
Section 9.16	Collateral	~~84~~85
Section 9.17	Selection Procedures	~~84~~85
Section 9.18	Indebtedness	~~84~~85
Section 9.19	No Injunctions	~~84~~86
Section 9.20	No Subsidiaries	~~84~~86
Section 9.21	ERISA Matters	~~84~~86
Section 9.22	Investment Company Status	~~85~~86
Section 9.23	Set-Off, Etc	~~85~~86
Section 9.24	Collections	~~85~~86
Section 9.25	Value Given	~~85~~86
Section 9.26	Use of Proceeds	~~85~~87
Section 9.27	Separate Existence	~~85~~87
Section 9.28	Transaction Documents	~~86~~87
Section 9.29	Anti-Terrorism, Anti-Money Laundering	~~86~~87
Section 9.30	Reimbursement of Servicer Expenses	~~87~~88
Section 9.31	Anti-Bribery and Corruption	~~87~~88
Section 9.32	Volcker Rule	~~88~~89
Article X COVENANTS		~~88~~89
Section 10.1	Protection of Security Interest of the Secured Parties	~~88~~89
Section 10.2	Other Liens or Interests	~~89~~90
Section 10.3	Costs and Expenses	~~89~~90

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Section 10.4	Reporting Requirements	~~89~~90
Section 10.5	Separate Existence	~~89~~90
Section 10.6	Hedging Agreements	~~92~~93
Section 10.7	[Reserved]	~~93~~94
Section 10.8	Taxes	~~93~~94
Section 10.9	Merger, Consolidation, Etc	~~93~~94
Section 10.10	Deposit of Collections	~~93~~95
Section 10.11	Indebtedness; Guarantees.	~~94~~95
Section 10.12	Limitation on Purchases from Affiliates	~~94~~95
Section 10.13	Transaction Documents	~~94~~95
Section 10.14	Preservation of Existence	~~94~~95
Section 10.15	Limitation on Investments	~~94~~95
Section 10.16	Distributions	~~94~~96
Section 10.17	Performance of Borrower Assigned Agreements	~~95~~96
Section 10.18	Further Assurances; Financing Statements	~~95~~96
Section 10.19	Obligor Payment Instructions	~~96~~97
Section 10.20	Delivery of Collateral Obligation Files	~~96~~97
Section 10.21	Collateral Obligation Schedule	~~96~~97
Section 10.22	Notice to Specified Obligors	~~96~~97
Section 10.23	ERISA	~~97~~98
Section 10.24	Proceedings	~~97~~98
Section 10.25	Policies and Procedures for Sanctions	~~97~~98
Section 10.26	Compliance with Sanctions	~~97~~98
Section 10.27	Compliance with Anti-Money Laundering	~~97~~98
Section 10.28	Ineligible Collateral	~~98~~99
Article XI THE COLLATERAL AGENT		~~98~~99
Section 11.1	Appointment of Collateral Agent	~~98~~99
Section 11.2	Monthly Reports	~~98~~99
Section 11.3	Collateral Administration	~~98~~99
Section 11.4	Removal or Resignation of Collateral Agent	~~101~~103
Section 11.5	Representations and Warranties	~~102~~103
Section 11.6	No Adverse Interest of Collateral Agent	~~102~~103
Section 11.7	Reliance of Collateral Agent	~~103~~104
Section 11.8	Limitation of Liability and Collateral Agent Rights	~~103~~104
Section 11.9	Tax Reports	~~106~~107
Section 11.10	Merger or Consolidation	~~106~~107
Section 11.11	Collateral Agent Compensation	~~106~~107
Section 11.12	Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations	~~106~~107
Section 11.13	Electronic Communications and Signatures	~~106~~107
Article XII GRANT OF SECURITY INTEREST		~~107~~108
Section 12.1	Borrower’s Grant of Security Interest	~~107~~108
Section 12.2	Borrower Remains Liable	~~109~~110
Section 12.3	Release of Collateral	~~109~~110
Article XIII EVENTS OF DEFAULT		~~110~~111
Section 13.1	Events of Default	~~110~~111

-iii-

Section 13.2	Effect of Event of Default	~~112~~113
Section 13.3	Rights upon Event of Default	~~112~~113
Section 13.4	Collateral Agent May Enforce Claims Without Possession of Notes	~~113~~114
Section 13.5	Collective Proceedings	~~113~~114
Section 13.6	Insolvency Proceedings	~~113~~114
Section 13.7	Delay or Omission Not Waiver	~~114~~115
Section 13.8	Waiver of Stay or Extension Laws	~~115~~115
Section 13.9	Limitation on Duty of Collateral Agent in Respect of Collateral	~~115~~116
Section 13.10	Power of Attorney	~~115~~116
Section 13.11	Standstill Period	~~116~~117
Article XIV THE FACILITY AGENT		~~116~~117
Section 14.1	Appointment	~~116~~117
Section 14.2	Delegation of Duties	~~117~~118
Section 14.3	Exculpatory Provisions	~~117~~118
Section 14.4	Reliance by Facility Agent	~~117~~118
Section 14.5	Notices	~~118~~119
Section 14.6	Non-Reliance on Facility Agent	~~118~~119
Section 14.7	Indemnification	~~119~~119
Section 14.8	Successor Facility Agent	~~119~~120
Section 14.9	Facility Agent in its Individual Capacity	~~119~~120
Section 14.10	Borrower Audit	~~120~~120
Section 14.11	Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations	~~120~~121
Article XV ASSIGNMENTS		~~120~~121
Section 15.1	Restrictions on Assignments by the Borrower and the Servicer	~~120~~121
Section 15.2	Documentation	~~121~~121
Section 15.3	Rights of Assignee	~~121~~122
Section 15.4	Assignment by Lenders	~~121~~122
Section 15.5	Registration; Registration of Transfer and Exchange	~~122~~123
Section 15.6	Mutilated, Destroyed, Lost and Stolen Notes	~~123~~124
Section 15.7	Persons Deemed Owners	~~123~~124
Section 15.8	Cancellation	~~124~~124
Section 15.9	Participations; Pledge	~~124~~125
Section 15.10	Reallocation of Advances	~~125~~126
Article XVI INDEMNIFICATION		~~125~~126
Section 16.1	Borrower Indemnity	~~125~~126
Section 16.2	Contribution	~~126~~127
Section 16.3	After-Tax Basis	~~127~~128
Article XVII MISCELLANEOUS		~~127~~128
Section 17.1	No Waiver; Remedies	~~127~~128
Section 17.2	Amendments, Waivers	~~127~~128
Section 17.3	Notices, Etc.	~~128~~129
Section 17.4	Costs and Expenses	~~129~~130
Section 17.5	Binding Effect; Survival	~~129~~130

-iv-

Section 17.6	Captions and Cross References	~~130~~131
Section 17.7	Severability	~~130~~131
Section 17.8	GOVERNING LAW	~~130~~131
Section 17.9	Counterparts	~~130~~131
Section 17.10	WAIVER OF JURY TRIAL	~~130~~131
Section 17.11	No Proceedings	~~130~~131
Section 17.12	Limited Recourse	~~131~~132
Section 17.13	ENTIRE AGREEMENT	~~131~~132
Section 17.14	Confidentiality	~~131~~132
Section 17.15	Non-Confidentiality of Tax Treatment	~~132~~133
Section 17.16	Replacement of Lenders	~~132~~133
Section 17.17	Consent to Jurisdiction	~~133~~134
Section 17.18	Option to Acquire Rating	~~134~~135
Section 17.19	Lender and Participant Representations	~~134~~135
Section 17.20	Acknowledgement Regarding Any Supported QFCs	~~134~~135
Article XVIII COLLATERAL CUSTODIAN		~~135~~136
Section 18.1	Designation of Collateral Custodian	~~135~~136
Section 18.2	Duties of the Collateral Custodian	~~135~~136
Section 18.3	Delivery of Collateral Obligation Files	~~137~~138
Section 18.4	Collateral Obligation File Certification	~~137~~138
Section 18.5	Release of Collateral Obligation Files	~~138~~139
Section 18.6	Examination of Collateral Obligation Files	~~140~~141
Section 18.7	Lost Note Affidavit	~~140~~141
Section 18.8	Transmission of Collateral Obligation Files	~~140~~141
Section 18.9	Merger or Consolidation	~~141~~141
Section 18.10	Collateral Custodian Compensation	~~141~~142
Section 18.11	Removal or Resignation of Collateral Custodian	~~141~~142
Section 18.12	Limitations on Liability	~~142~~143
Section 18.13	Collateral Custodian as Agent of Collateral Agent	~~143~~144

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Prepayment Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E-1	Authorized Representatives of Servicer
EXHIBIT E-2	Request for Release and Receipt
EXHIBIT E-3	Request for Release of Request for Release and Receipt
EXHIBIT F-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT F-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT F-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT F-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT G	Form of Joinder Agreement

SCHEDULE 1	S&P Industry Classification Group List
SCHEDULE 2	Collateral Obligations

-v-

SCHEDULE 3	S&P Recovery Rate Tables
SCHEDULE 4	DBRS Recovery Rate Tables
SCHEDULE 5	Disqualified Institutions

ANNEX A	Notice Information
ANNEX B	Commitments

-vi-

LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of October 15, 2020, among ABPCIC FUNDING II LLC, a Delaware limited liability company (the “Borrower”), AB PRIVATE CREDIT INVESTORS CORPORATION, a Maryland corporation, as equityholder (in such capacity, together with its successors and permitted assigns in such capacity, the “Equityholder”), the SERVICER (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as Collateral Agent (as hereinafter defined), U.S. BANK NATIONAL ASSOCIATION, as Collateral ~~Agent, Collateral~~ Custodian and Securities Intermediary (each as hereinafter defined)~~,~~ and SYNOVUS BANK, SPECIALTY FINANCE DIVISION, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Servicer to perform certain servicing functions related to the Collateral Obligations (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Servicer desires to perform certain servicing functions related to the Collateral Obligations on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940.

“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Closing Date, by and among the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) through and including the day preceding such Distribution Date.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Advance” has the meaning set forth in Section 2.1(a).

“Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” means, with respect to any Eligible Collateral Obligation on any date of determination (a) prior to the Advance Rate Increase Date (i) that is a Recurring Revenue Loan, 40% or (ii) that is a First Lien Loan (other than a Recurring Revenue Loan), 55% and (b) on and after the Advance Rate Increase Date (i) that is a Recurring Revenue Loan, 50% or (ii) that is a First Lien Loan (other than a Recurring Revenue Loan), 65%.

“Advance Rate Increase Condition” means a condition that is satisfied on the Effective Date or on any Retest Date if in the preceding six (6) calendar months: (i) two (2) or fewer Collateral Obligations have become Defaulted Collateral Obligations pursuant to clause (a) of the definition thereof; (ii) five (5) or fewer Collateral Obligations have been subject to a Material Modification; and (iii) the sum of the Principal Balances of all Collateral Obligations which have become Defaulted Collateral Obligations pursuant to clause (a) of the definition thereof and/or have been subject to a Material Modification is less than 25% of the sum of the Principal Balances of all Collateral Obligations included in the Collateral on such date.

“Advance Rate Increase Date” means (i) if the Advance Rate Increase Condition is satisfied on the Effective Date, the Effective Date or (ii) if the Advance Rate Increase Condition is not satisfied on the Effective Date or any preceding Retest Date, but is satisfied on a Retest Date, such Retest Date.

“Advance Request” has the meaning set forth in Section 2.2(a).

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan); provided that for purposes of this Agreement and the other Transaction Documents, AXA Equitable Life Insurance Company and any entity Controlled by it that is not a subsidiary of AllianceBernstein L.P. shall not be deemed to be an Affiliate of the Servicer, the Equityholder or the Borrower. For the purposes of this definition, “Control” means the possession, directly or indirectly (including through affiliated entities), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Aggregate Eligible Collateral Obligation Balance” means, as of any date of determination, the sum of the Principal Balances for all Eligible Collateral Obligations.

“Aggregate Funded Spread” means, as of any date of determination, the sum of: (a) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over ~~a London interbank offered rate based index~~the applicable benchmark, (i) the stated interest rate spread on each such Collateral Obligation above such index multiplied by (ii) the Principal Balance of each such Collateral Obligation, plus (b) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over an index other than ~~a London interbank offered rate based index~~the applicable benchmark, (A) the excess for each such Collateral Obligation of the sum of such spread for each such Collateral Obligation and such index for each such Collateral Obligation over the ~~Reference Rate~~applicable benchmark for such applicable period of time (which spread or excess may be expressed as a negative percentage) multiplied by (B) the Principal Balance of each such Collateral Obligation plus (c) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation, (x) the interest rate for such Collateral Obligation minus the then-applicable ~~Reference Rate~~benchmark of a period matching the term to maturity of such Collateral Obligation multiplied by (y) the Principal Balance of each such Collateral Obligation.

“Aggregate Notional Amount” means, as of any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date.

“Aggregate Unfunded Amount” means, as of any date of determination, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date. The Aggregate Unfunded Amount shall not include any commitments under Variable Funding Assets that have expired, terminated or been reduced to zero, and shall be reduced concurrently (and upon notice thereof to the Facility Agent) with each documented reduction in commitments of the Borrower under such Variable Funding Assets.

“Agreement” means this Loan Financing and Servicing Agreement (including each annex, exhibit and schedule hereto), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations) and any amounts paid into a Collection Account under any Hedging Agreement, Replacement Hedging Agreement or Qualified Substitute Arrangement with respect to the related Collection Period or paid in by the Equityholder pursuant to Section 8.1(d), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Closing Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts or other sales proceeds from the sale of Collateral deposited in the Collection Account with respect to the related Collection Period.

“Annual Expense Cap” means with respect to any calendar year, an amount equal to (i) $150,000 plus (ii) 0.02% per annum multiplied by the sum of (x) the aggregate outstanding principal balance of the Collateral Obligation plus (y) the sum of (A) the aggregate amount of Permitted Investment and cash on deposit in the Collection Account constituting Principal Collections and (B) (1) the aggregate amount of Permitted Investments and cash in the Unfunded Exposure Account minus (2) the Aggregate Unfunded Amount.

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.31.

“Anti-Money Laundering Laws” has the meaning set forth in Section 9.29.

“Applicable Banking Law” means, for any Person, all laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means 3.00% per annum.

“Approved Valuation Firm” means (a) with respect to Section 2.7(a), Lincoln International (or any other valuation firm agreed upon by the Servicer and the Facility Agent) and (b) with respect to Section 2.7(b), any of Duff & Phelps Corp., Houlihan Lokey, Howard & Zukin, Valuation Research Corp., Murray, Devine & Company or any other nationally recognized accounting firm or valuation firm agreed upon by the Servicer and the Facility Agent.

“Assigned Value” means, with respect to a Collateral Obligation, an amount equal to the lowest of:

(a) for any Eligible Collateral Obligation other than a Defaulted Collateral Obligation, (i) if such Collateral Obligation was acquired with a Purchase Price Ratio of 90% or greater, the Principal Balance of such Collateral Obligation or (ii) if such Collateral Obligation was acquired with a Purchase Price Ratio of less than 90%, the product of (A) the Principal Balance of such Collateral Obligation and (B) the Purchase Price Ratio of such Collateral Obligation;

(b) for any Eligible Collateral Obligation that has been subject to an Revaluation Event, the Revaluation Value of such Eligible Collateral Obligation;

(c) for any Defaulted Collateral Obligation, the Recovery Value of such Collateral Obligation; or

(d) for any Collateral Obligation that is not an Eligible Collateral Obligation shall be zero;

provided, that any Collateral Obligation, or portion thereof, that exceeds a Concentration Limitation shall have an Assigned Value of zero with respect to such excess amount.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date.

“Average Life” means, as of any day with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation (assuming, for purposes of this definition, the full exercise of any option to extend the maturity date or otherwise lengthen the maturity schedule that is exercisable without the consent of the Borrower) multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Benchmark” means, initially, Adjusted Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement Rate to the extent that such Benchmark Replacement Rate has replaced such prior benchmark rate.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the ~~Reference Rate~~Benchmark and each date thereafter agreed to by the Servicer and the Facility Agent following the occurrence of any of the following events: (i) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the ~~Reference Rate~~Benchmark permanently or indefinitely ceases to provide the ~~Reference Rate~~Benchmark; (ii) in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein; (iii) in the case of clause (d) of the definition of “Benchmark Transition Event”, the date on which the Servicer in its sole discretion has notified the Facility Agent and the Collateral Agent that a

“Benchmark Replacement Date” has occurred; (iv) in the case of clause (e) of the definition of “Benchmark Transition Event”, the date on which the Servicer and the Facility Agent agree to replace the then current ~~Reference Rate~~Benchmark with ~~Term~~ SOFR; or (v) in the case of clause (f) of the definition of “Benchmark Transition Event”, the date on which the Servicer and the Facility Agent agree that such Benchmark Transition Event has occurred.

“Benchmark Replacement Rate” means the reference rate that, the Servicer and the Facility Agent agree to as a replacement for the base rate component applicable to the Advances as of the applicable Benchmark Replacement Date that meets each of clauses (i) and (ii) below:

(i) the first applicable alternative set forth in the order below that also meets clause (ii) below:

~~(1) the sum of: (a) Term SOFR and (b) in the case of an Unadjusted Benchmark Replacement Rate, the Benchmark Replacement Rate Adjustment;~~

(~~2~~1) the sum of: (a) Daily Simple SOFR and (b) in the case of an Unadjusted Benchmark Replacement Rate, the Benchmark Replacement Rate Adjustment;

(~~3~~2) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body or the LSTA as the replacement for the then current ~~Reference Rate~~Benchmark for the applicable Corresponding Tenor with respect to quarterly pay floating rate Loans of the type included in the Collateral and (b) the Benchmark Replacement Rate Adjustment; and

(~~4~~3) the sum of: (a) the alternate rate of interest identified by the Servicer as expected to be used in a majority of the quarterly pay floating rate Collateral Obligations included in the Collateral or a majority of the new issue collateralized loan obligation transactions priced in the six months prior to the applicable Benchmark Replacement Date and (b) in the case of an Unadjusted Benchmark Replacement Rate, the Benchmark Replacement Rate Adjustment; and

(ii) used in a majority of the quarterly pay floating rate Collateral Obligations included in the Collateral ~~or a majority of the new issue collateralized loan obligation transactions priced in the six months prior to the applicable Benchmark Replacement Date~~ as determined by the Servicer in its sole discretion.

“Benchmark Replacement Rate Adjustment” means with respect to any replacement of the ~~Reference Rate~~Benchmark with an Unadjusted Benchmark Replacement Rate, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been agreed to by the Servicer and the Facility Agent in the following order: (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the ~~Reference Rate~~Benchmark with the applicable Unadjusted Benchmark Replacement Rate by the Relevant Governmental Body or the Loan Syndication Trading Association or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the ~~Reference Rate~~Benchmark with the applicable Unadjusted Benchmark Replacement Rate for Dollar-denominated collateralized loan obligation securitization transactions at such time.

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Reference Rate: (a)~~(1) a public statement or publication of information by or on behalf of the administrator of ~~the Reference Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~such Reference Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~such Reference Rate; (b) a public statement or publication of information by the regulatory supervisor for the administrator of the Reference Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Reference Rate, a resolution authority with jurisdiction over the administrator for the Reference Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Reference Rate, which states that the administrator of the Reference Rate has ceased or will cease to provide the Reference Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Reference Rate; (c) a public statement or publication of information by the regulatory supervisor for the administrator of the Reference Rate announcing that the Reference Rate is no longer representative; (d) (x) the aggregate Principal Balance of floating rate Collateral Obligations included in the Collateral (on a trade date basis) that are utilizing a benchmark rate that is not the Reference Rate or has had a Benchmark Transition Event occur divided by (y) the aggregate Principal Balance of all Collateral Obligations included in the Collateral (on a trade date basis) plus without duplication, amounts on deposit in any Account representing Principal Collections (including Permitted Investments therein) is greater than 50%; (e) if at any time after the occurrence of a Benchmark Transition Event set forth in clauses (a) – (d) the Reference Rate is a rate other than Term SOFR, the Servicer and the Facility Agent agree to replace the then current Reference Rate with Term SOFR following the Servicer’s determination that Term SOFR is being used in a majority of the quarterly pay floating rate Loans of the type included in the Collateral or a majority of the new issue collateralized loan obligation transactions priced in the six months prior to such determination; or (f) if at any time after the occurrence of a Benchmark Transition Event set forth in clauses (a) – (e) the Reference Rate is a rate that does not satisfy clause (ii) of the definition of Benchmark Replacement Rate, the Servicer and the Facility Agent agree to replace the then current Reference Rate with a rate that satisfies clause (ii) of the definition of Benchmark Replacement Rate.~~any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Borrowing Base” means, as of any Measurement Date, an amount equal to the least of:

(a) an amount equal to (i) the aggregate sum of the products of (A) the applicable Advance Rate for each Eligible Collateral Obligation multiplied by (B) the Assigned Value of such Eligible Collateral Obligation plus (ii) the amount on deposit in the Principal Collection Account minus (iii) the Aggregate Unfunded Amount plus (iv) the amount on deposit in the Unfunded Exposure Account;

(b) an amount equal to (i) the aggregate sum of the Assigned Value of each Eligible Collateral Obligation plus (ii) the amount on deposit in the Principal Collection Account minus (iii) the Minimum Equity Amount minus (iv) the Aggregate Unfunded Amount plus (v) the amount on deposit in the Unfunded Exposure Account; and

(c) an amount equal to (i) the Facility Amount minus (ii) the Aggregate Unfunded Amount plus (iii) the amount on deposit in the Unfunded Exposure Account;

provided that, for the purpose of calculating the Borrowing Base, each Defaulted Collateral Obligation shall be deemed to have an Assigned Value of zero, except that the Defaulted Collateral Obligation with the highest Assigned Value (as determined pursuant to the definition thereof) shall have such Assigned Value.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian or Facility Agent are located are authorized or obligated by law, executive order or government decree to remain closed~~; provided that, when used in connection with the LIBOR Rate, the term “Business Day” shall also exclude any day on which dealings in deposits in Dollars are not carried out in the London interbank market~~. All references to any “day” or any particular day of any “calendar month” shall mean a calendar day unless otherwise specified.

“Cash” means immediately available Dollars.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in the Borrower’s Constituent Documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of “Independent Manager”.

“Change of Control” means AllianceBernstein L.P. shall cease to directly or indirectly own (free and clear of any liens) more than 50% of the outstanding equity interests of the Servicer.

“Cleanup Call Date” means the earlier of (i) the date on which the Borrower owns three (3) or fewer Eligible Collateral Obligations and (ii) the date on which the Aggregate Eligible Collateral Obligation Balance is less than $20,000,000.

“Closing Date” means October 15, 2020

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 12.1.

“Collateral Agent” means U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), solely in its capacity as collateral agent hereunder, together with its successors and permitted assigns in such capacity.

“Collateral Agent and Collateral Custodian Fee Letter” means that certain letter agreement among the Collateral Agent, the Collateral Custodian and the Borrower and hereby acknowledged by the Servicer and the Facility Agent, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent.

“Collateral Agent Fees and Expenses” has the meaning set forth in Section 11.11.

“Collateral Custodian” means U.S. Bank National Association, solely in its capacity as collateral custodian, together with its successors and permitted assigns in such capacity.

“Collateral Custodian Fees and Expenses” has the meaning set forth in Section 18.10.

“Collateral Database” has the meaning set forth in Section 11.3(a)(i).

“Collateral Interest Amount” means, as of any date of determination, without duplication, the aggregate amount of Interest Collections that has been received or that is expected to be received with respect to the Collateral (other than Interest Collections expected to be received from Defaulted Collateral Obligations, but including Interest Collections actually received from Defaulted Collateral Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Distribution Date if such Interest Collections would be treated as Interest Collections with respect to such Collection Period).

“Collateral Obligation” means a Loan owned by the Borrower, excluding the Retained Interest thereon.

“Collateral Obligation File” means, with respect to each Collateral Obligation as identified on the related Document Checklist, (i)(A) if the Collateral Obligation includes a note, (x) an original, executed copy of the related promissory note, or (y) in the case of a lost promissory note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower or the prior holder of record either in blank or to the Collateral Agent, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or to the Collateral Agent, or in blank, or (B) in the case of a noteless Collateral Obligation, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower, (ii) paper or electronic copies of the related loan agreement, guaranty, security agreement, intercreditor agreement or any other material agreement (as determined by the Servicer in its reasonable discretion), (iii) paper or electronic copies of the file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation or evidence that such financing statements have been submitted for filing, in each case only to the extent reasonably available to the Servicer, and (iv) any other document included on the related Document Checklist that is reasonably requested by the Facility Agent and reasonably available to the Servicer.

“Collateral Obligation Schedule” means the list of Collateral Obligations set forth on Schedule 2, as the same may be updated by the Borrower (or the Servicer on behalf of the Borrower) from time to time.

“Collateral Portfolio Test” means, as of any Measurement Date on and after the Effective Date, a test that will be satisfied if both (i) the First Lien Loan Percentage is not less than 100% and (ii) the Recurring Revenue Loan Percentage is not more than 55%.

“Collateral Quality Tests” means, collectively or individually as the case may be, the Minimum Weighted Average Spread Test and the Maximum Weighted Average Life Test.

“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.

“Collection Period” means, with respect to the first Distribution Date, the period from and including the Closing Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commitment” means, for each Lender, (a) prior to the Facility Termination Date, the commitment of such Lender to make Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Lender’s name on Annex B or pursuant to the assignment executed by such Lender and its assignee(s) and delivered pursuant to Article XV or pursuant to a Joinder Agreement executed and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5 or increased as set forth in Section 2.8), and (b) on and after the earlier to occur of (i) the Facility Termination Date and (ii) the end of the Revolving Period, such Lender’s pro rata share of all Advances outstanding.

~~“Competitor” means any (a) fund engaged in credit lending or direct lending, (b) hedge fund investing principally in distressed investments or an Affiliate thereof or (c) activist hedge fund or an Affiliate thereof.~~

“Concentration Limitations” means limitations that are satisfied if, as of any Measurement Date on or after the Effective Date, in the aggregate, the aggregate Principal Balance of the Collateral Obligations owned (or, in relation to a proposed acquisition or origination of a Collateral Obligation, proposed to be owned) by the Borrower comply with all of the requirements set forth below, calculated as a percentage of Total Capitalization (unless otherwise specified) and in each case in accordance with the procedures set forth in Section 1.2:

(a) not more than 3.5% may consist of obligations of any single Obligor; provided that up to five Obligors may each constitute up to 7.0%;

(b) not more than 15% may consist of obligations of Obligors in any single S&P Industry Classification; provided, that (i) as to the largest S&P Industry Classification, up to 25% may consist of Collateral Obligations of Obligors that fall within such S&P Industry Classification and (ii) as to the second largest S&P Industry Classification, up to 17.5% may consist of Collateral Obligations of Obligors that fall within such S&P Industry Classification;

(c) not more than 5% may consist of Fixed Rate Collateral Obligations;

(d) not more than 5% may consist of Deferrable Collateral Obligations other than Permitted Deferrable Collateral Obligations;

(e) not more than 10% may consist of Variable Funding Assets;

(f) not more than 10% may consist of Collateral Obligations (other than Recurring Revenue Loans) with respect to which the EBITDA for the prior twelve calendar months of the related Obligor is less than $10,000,000; and

(g) not more than 20% may consist of obligations of Obligors organized in an Eligible Jurisdiction other than the United States.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including the addition of a concept of “interest period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Facility Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Borrower and Facility Agent decide that adoption of any portion of such market practice is not administratively feasible or if the Borrower and Facility Agent determine that no market practice for the administration of any such rate exists, in such other manner of administration as the Borrower and Facility Agent decide is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, for any Person, its constituent or organizational documents, including: (a) in the case of any limited partnership, joint venture, trust or other form of business entity, the limited partnership agreement, joint venture agreement, articles of association or other applicable certificate or agreement of registration or formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state or jurisdiction of its formation; (b) in the case of any limited liability company, the certificate or articles of formation and operating agreement for such Person; (c) in the case of a corporation or exempted company, the certificate or articles of incorporation or association and the bylaws for such Person or its memorandum and articles of association; and (d) in the case of any trust, the trust deed, declaration of trust or equivalent establishing such trust, in each such case as it may be restated, modified, amended or supplemented from time to time.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent, the Securities Intermediary or the Collateral Custodian, as applicable, specified on Annex A hereto, or such other address within the United States as it may designate from time to time by notice to the Facility Agent, the Borrower and the Servicer.

“Corresponding Tenor” means with respect to a Benchmark Replacement Rate, a tenor having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then current ~~Reference Rate~~Benchmark.

“Coverage Tests” means, collectively or individually as the case may be, the Interest Coverage Test and the Overcollateralization Ratio Test.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 17.20.

“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes part of the Collateral.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Facility Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Facility Agent decides that any such convention is not administratively feasible for the Facility Agent, then the Facility Agent may establish another convention in its reasonable discretion.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

(a) any Scheduled Collateral Obligation Payment or part thereof is unpaid more than two (2) Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b) a Responsible Officer of the Servicer or the Borrower has actual knowledge that the occurrence of a default as to the payment of principal, interest and/or unutilized/commitment fees (as applicable) has occurred and is continuing for more than two (2) Business Days beyond the grace period (if any) permitted by the related underlying instruments with respect to another debt obligation of the same Obligor secured by the same collateral which is both full recourse and senior to or pari passu with in right of payment to such Collateral Obligation;

(c) a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(d) a Responsible Officer of the Servicer or the Borrower has actual knowledge that the occurrence of a default has occurred under the related underlying instruments, any applicable grace period has expired and the holders of such debt obligation have accelerated the repayment of such debt obligation (but only until such default is cured or waived) in the manner provided in the related underlying instruments with respect to another debt obligation of the same Obligor secured by the same collateral which is both full recourse and senior to or pari passu with in right of payment to such Collateral Obligation; or

(e) the Servicer, in its sole discretion, in accordance with the Servicing Standard, has declared such Collateral Obligation to be a Defaulted Collateral Obligation and has not rescinded such declaration.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Facility Agent, the Collateral Custodian or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Servicer, the Facility Agent or the Collateral Custodian that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has failed, within one Business Day after request by the Facility Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Advances under this Agreement, or (v) has (or has a parent company) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deferrable Collateral Obligation” means a Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.

“Delayed Drawdown Loan” means a Collateral Obligation that (a) requires the Borrower to make one or more future advances to the Obligor under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; but any such Collateral Obligation shall be a Delayed Drawdown Loan only until all commitments by the Borrower to make advances to the Obligor expire or are terminated or are reduced to zero.

~~“Designated Base Rate” means the quarterly reference or base rate (and, if applicable, the methodology for calculating such reference rate) determined by the Facility Agent (in its commercially reasonable discretion), which may be based on the rate acknowledged as a standard replacement in the leveraged loan market for the LIBOR Rate by the Loan Syndications and Trading Association® and which may include a modifier applied to a reference or base rate in order to cause such rate to be comparable to the LIBOR Rate, which modifier is recognized or acknowledged as being the industry standard by the Loan Syndications and Trading Association and which modifier may include an addition or subtraction to such unadjusted rate.~~

“Determination Date” means the date that is for each month, the ~~eighth~~10th Business Day prior to the Reporting Date.

“DIP Loan” means any Loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior Liens.

“Disqualified Institutions” means any Person that is (a) designated by the Borrower, by written notice delivered to Agent from time to time, as a disqualified institution or (b) clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clause (a) above. In no event shall a Bona Fide Debt Fund be a Disqualified Institution unless such Bona Fide Debt Fund is identified under clause (a)(i) above. “Bona Fide Debt Fund” shall mean any bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans or bonds and/or similar extensions of credit in the ordinary course of business. Borrower hereby designates the entities listed on Schedule 5 as Disqualified Institutions.

“Distribution Date” means, prior to the First Amendment Date, the 20th day of each January, April, July and October, or if such date is not a Business Day, the next succeeding Business Day, commencing in January, 2021 and after the First Amendment Date, the 27th day of each January, April, July and October, or if such date is not a Business Day, the next succeeding Business Day.

“Document Checklist” means an electronic or hard copy list delivered by the Borrower (or by the Servicer on behalf of the Borrower) to the Collateral Custodian that identifies each of the documents that have been included in or may be reasonably requested by the Facility Agent to be included in each Collateral Obligation File whether such document is an original or a copy and whether a hard copy or electronic copy will be delivered to the Collateral Custodian related to a Collateral Obligation and includes the name of the Obligor with respect to such Collateral Obligation, in each case as of the related Funding Date.

“DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, and at 29 C.F.R. § 2550.401c-1.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“EBITDA” means, with respect to any period and any Collateral Obligation, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Obligation. In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent approved by the Facility Agent on a Collateral Obligation by Collateral Obligation basis or otherwise, any other non-cash charges and organization costs deducted in determining earnings from continuing operations for such period, and costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period).

“Effective Date” means April 15, 2021.

“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Facility Agent, acting in its reasonable discretion, by written notice to the Servicer. Synovus and U.S. Bank National Association are deemed to be acceptable securities intermediaries to the Facility Agent.

“Eligible Collateral Obligation” means each Collateral Obligation that satisfies the following conditions (unless otherwise waived by the Facility Agent in its sole discretion) as of the date on which the borrower commits to acquire such Collateral Obligation:

(a) such Collateral Obligation is a First Lien Loan or a Recurring Revenue Loan;

(b) such Collateral Obligation is not a Defaulted Collateral Obligation;

(c) such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any Person other than the Borrower;

(d) such Collateral Obligation is not a Structured Finance Obligation or a participation interest;

(e) such Collateral Obligation is denominated in Dollars and is not convertible by the Obligor thereof into any currency other than Dollars;

(f) such Collateral Obligation is not a real estate based loan, a construction loan or a project finance loan;

(g) such Collateral Obligation is not a lease (including a financing lease);

(h) such Collateral Obligation is not a purpose credit, advanced for the acquisition of Margin Stock and does not constitute Margin Stock;

(i) such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(j) such Collateral Obligation provides for the periodic payment of cash interest or is a Permitted Deferrable Collateral Obligation;

(k) as of the date of acquisition, such Collateral Obligation has a term to stated maturity that does not exceed eight (8) years;

(l) such Collateral Obligation is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein, subject to customary qualifications for instruments similar to such Collateral Obligation, (i) to the Facility Agent, (ii) to any assignee of the Facility Agent permitted or contemplated under this Agreement, (iii) to any Person at any foreclosure or strict foreclosure sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (iv) to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the UCC);

(m) the related Underlying Instruments require delivery of reporting in reasonable detail to each lender not less frequently than quarterly;

(n) the related Obligor is not in any subcategory of the “Energy” S&P Industry Classification other than the “Oil & Gas Storage & Transportation” S&P Industry Classification;

(o) such Collateral Obligation does not pay interest less frequently then annually;

(p) such Collateral Obligation provides for a fixed amount of principal payable in cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(q) other than with respect to a Recurring Revenue Loan, the Obligor of such Collateral Obligation had EBITDA for the prior twelve calendar months of more than $5,000,000;

(r) other than with respect to a Recurring Revenue Loan, the Obligor of such Collateral Obligation has a Leverage Multiple of less than 8.0x;

(s) with respect to a Recurring Revenue Loan other than a Hybrid Asset-Based Recurring Revenue Loan, the Obligor of such Collateral Obligation (i) has a net debt to enterprise value ratio at of less than 45%, (ii) has an enterprise value greater than $100,000,000 and (iii) has recurring revenue of at least $20,000,000 annually; and

(t) with respect to a Hybrid Asset-Based Recurring Revenue Loan, at the time the Borrower acquired such Collateral Obligation, the Obligor of such Collateral Obligation has an enterprise value greater than $100,000,000.

“Eligible Jurisdiction” means Canada or any other jurisdiction (other than the United States) consented to by the Facility Agent.

“Environmental Laws” means any and all applicable foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, binding and enforceable interpretations and orders of courts or any other Official Body, relating to the protection of human health from exposure to Hazardous Materials or protection of the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, where applicable and without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.; to the extent related to exposure to Hazardous Materials), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equity Security” means any asset which, at the time of its acquisition, does not satisfy the definition of Eligible Collateral Obligation and is not a Permitted Investment.

“Equityholder” has the meaning set forth in the Preamble.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.

“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of the Borrower’s “controlled group” or is under “common control” with the Borrower, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.

“Event of Default” means any of the events described in Section 13.1.

“Excess Concentration Amount” means, without duplication, at any time in respect of which any one or more of the Concentration Limitations are exceeded, all or any portion of each Collateral Obligation that causes such Concentration Limitations to be exceeded. For the avoidance of doubt, prior to the Effective Date, the Excess Concentration Amount shall be zero.

“Excluded Amounts” means, as of any date of determination, (i) any amount deposited into a Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments and (v) any amount deposited into a Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $100,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances outstanding.

“Facility Termination Date” means the earliest of (i) the later of (x) the date that is five (5) years after the Closing Date and (y) the date that is two (2) years after the last day of the Revolving Period, (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2, (iii) the date of any permanent reduction in full of the Facility Amount pursuant to Section 2.5 and (iv) the Cleanup Call Date.

~~“Fallback Rate” means the rate determined by the Facility Agent as follows: (a) the sum of (i) the quarterly-pay rate associated with the reference rate applicable to the largest percentage of the floating rate Collateral Obligations (as determined by the Servicer as of the applicable Interest Determination Date) plus (ii) the average of the daily difference between the last available LIBOR Rate and the rate determined pursuant to clause (i) above during the 20 Business Day period immediately preceding the applicable Interest Determination Date, as calculated by the Facility Agent, which may consist of an addition to or subtraction from such unadjusted rate and (b) if a rate cannot be determined using clause (a), the Designated Base Rate.~~

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“First Amendment Date” means September 22, 2022.

“First Lien Loan” means any Loan that (a)(i) is not (and is not permitted by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than with respect to trade claims, capitalized leases or similar obligation) other than a Working Capital Revolver, (ii) is secured by a pledge of specified collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instruments, and liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of origination or acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral or (b) is deemed by the Facility Agent in its sole discretion to be a First Lien Loan following the request of the Borrower (or the Servicer on its behalf).

“First Lien Loan Percentage” means the number expressed as a percentage equal to (i) the sum of the Principal Balances of all First Lien Loans held by the Borrower divided by (ii) the Aggregate Eligible Collateral Obligation Balance.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Floor” means a rate of interest equal to 0.25%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (c) alter the terms of Section 2.4(a) or Section 8.3 or any related definitions or provisions in a manner that would alter the effect of such Sections or (d) modify the definition of the terms “Advance Rate”, “Borrowing Base”, “Eligible Collateral Obligation”, “Excess Concentration Amount”, “Event of Default”, “First Lien Loan”, or “Fundamental Amendment”, or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion.

“Funding Date” means any Advance Date or any Reinvestment Date, as applicable.

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) Synovus and its affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Facility Agent, and (y) has a long-term unsecured debt rating of not less than “A” by S&P, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, S&P or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof.

“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.

“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”

“Hybrid Asset-Based Recurring Revenue Loan” means, as of any date of determination, a Recurring Revenue Loan that is primarily underwritten on the basis of such Obligor’s sale of discrete, separable assets, including, without limitation, cellular tower leases and security alarm monitoring contracts.

“Increased Costs” means, collectively, any increased cost, loss or liability owing to the Facility Agent and/or any other Affected Person under Article V.

“Indebtedness” means, with respect to any Person, as of any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt of others guaranteed by such Person and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss (in each case excluding any unfunded commitments of the Borrower with respect to any Variable Funding Asset).

“Indemnified Amounts” has the meaning set forth in Section 16.1.

“Indemnified Party” has the meaning set forth in Section 16.1.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Accountants” means a firm of nationally recognized independent certified public accountants.

“Independent Manager” means with respect to any Person, that such Person is an individual who has prior experience as an independent director, independent manager, independent limited partner or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation or an Affiliate thereof or, if none of those companies is then providing professional independent managers or members, another nationally-recognized company reasonably approved by the Facility Agent, in each case that is not an Affiliate of the Borrower and that provides professional independent directors, managers, limited partners and/or members and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(a) a member, partner, equityholder, manager, director, officer or employee of the Borrower, the Equityholder or any of their respective equityholders or Affiliates (other than as Independent Manager of the Borrower, the Servicer, the Equityholder or any of their Affiliates);

(b) a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors, managers, limited partners and/or members and other corporate services to the Borrower, the Equityholder or any of their respective Affiliates in the ordinary course of its business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, winding-up, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 90 days; (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing or (c) any analogous procedure or step is taken in any jurisdiction to which such Person is subject.

“Interest Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 197998-200, which is created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Interest Collections” means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections owing to or received by the Borrower in its capacity as a lender and attributable to interest on any Collateral Obligation or other Collateral, including scheduled payments of interest, delayed compensation (representing compensation for delayed settlement) and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) all periodic payments received by the Borrower pursuant to any Hedging Agreement (other than any notional amount received upon the early termination of any Hedge Transaction or any portion thereof), (iii) any commitment, ticking, upfront, underwriting, origination, consent, forbearance, waiver, exit or prepayment, amendment fees or similar premiums or payment received by the Borrower in its capacity as a lender in respect of any Collateral Obligation and (iv) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests; provided that, any amounts received in respect of any Defaulted Collateral Obligation (and only so long as it remains a Defaulted Collateral Obligation) will constitute Principal Collections (and not Interest Collections) until the aggregate of all collections in respect of such Defaulted Collateral Obligation since it became a Defaulted Collateral Obligation equals the outstanding principal balance of such Loan at the time it became a Defaulted Collateral Obligation.

“Interest Coverage Ratio” means, as of any date of determination, the percentage derived from: (i) Collateral Interest Amount as of such date of determination divided by (ii) Yield due and payable (or expected as of the date of determination to be payable) on the following Distribution Date.

“Interest Coverage Test” means a test that is satisfied on any Measurement Date on or after the Effective Date if the Interest Coverage Ratio is at least equal to 150%.

“Interest Determination Date” means, with respect to an Accrual Period, two Business Days prior to the first day of such Accrual Period.

“Interest Rate” means, for any Accrual Period, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the ~~Reference Rate~~Benchmark for such Accrual Period.

“Intervening Event” means with respect to any Trading Plan, the prepayment of any Collateral Obligation included in such Trading Plan or any change in any characteristic of any Collateral Obligation (or the obligor thereof) relevant to any of the requirements of Section 6.4(a), in each case to the extent beyond the Borrower’s or the Servicer’s control, so long as no other Collateral Obligation (or the obligor thereof) included in such Trading Plan had any change in any characteristic relevant to any of the requirements of Section 6.4(a) since the first day of the related Trading Plan Period.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means an agreement among the Borrower, a Lender and the Facility Agent in the form of Exhibit G to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by the terms of this Agreement, a copy of which shall be delivered to the Collateral Agent, the Loan Registrar and the Servicer.

“Lender” means any Person that shall become a party to this Agreement in the capacity of a “Lender” and any assignee of any of the foregoing.

“Leverage Multiple” means, with respect to any Collateral Obligation for the most recent relevant period of time for which the Borrower has received the financial statements of the relevant Obligor, the ratio of (i) Indebtedness of the relevant Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such Obligor held by the Borrower) less unrestricted cash and cash equivalents of the relevant Obligor to (ii) EBITDA of such Obligor.

~~“LIBOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.25% and (b) the rate per annum shown by the Bloomberg Professional Service as the London interbank offered rate for deposits in Dollars for a period equal to three (3) months as of 11:00 a.m., London time on the applicable Interest Determination Date; provided, that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for a period equal to three (3) months are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates);~~

~~provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, and the Benchmark Transition Event and its related Benchmark Replacement Date have not occurred, the LIBOR Rate will be the Fallback Rate until a Reference Rate Amendment has been executed.~~

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including Tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any commercial loan.

“Loan Register” has the meaning set forth in Section 15.5(a).

“Loan Registrar” has the meaning set forth in Section 15.5(a).

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.

“Market Value” means, as of any date of determination with respect to a Collateral Obligation:

(a) the product of (i) the Principal Balance of such Collateral Obligation and (ii) the bid price (as a percentage of par) determined by the Loan Pricing Corporation, LoanX Inc., Markit Group Limited, or another price source as agreed upon by the Facility Agent and the Servicer, if such bid price is available;

(b) if the bid price in clause (a) is unavailable, the product of (i) the Principal Balance of such Collateral Obligation and (ii)(A) the average of the bid prices (as a percentage of par) determined by three broker-dealers active in the trading of such Collateral Obligation that are independent from each other, the Facility Agent and the Servicer; (B) if only two such bids can be obtained, the lower of the two bid prices (expressed as a percentage of par); or (C) if only one such bid can be obtained, and such bid was obtained from a qualified broker/dealer, such bid price (expressed as a percentage of par); and

(c) if the Market Value cannot be determined pursuant to clause (a) or (b), the Market Value shall be the Revaluation Value.

“Material Action” means an action to institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, to file any insolvency case or proceeding, to institute proceedings under any applicable insolvency law, to seek relief under any law relating to relief from debts, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of the Borrower, or admit in writing the Borrower’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business, taken as a whole, of the Borrower or the Servicer; (b) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

“Material Modification” means any amendment or waiver of or modification to (it being agreed and understood that a release document or similar instrument executed or delivered in connection with a disposition that is otherwise permitted under the applicable Underlying Instruments shall not constitute an amendment or modification to such Underlying Instrument), any Underlying Instrument governing a Collateral Obligation executed or effected on or after the related Cut-Off Date which:

(a) reduces or forgives any or all of the principal amount due under such Collateral Obligation or waives, extends or postpones any scheduled payment of principal on such Collateral Obligation;

(b) (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than any deferral or capitalization already allowed by the terms of any Deferrable Collateral Obligation as of the related Cut-Off Date) or (iii) reduces the spread or coupon payable on such Collateral Obligation;

(c) contractually or structurally subordinates such Collateral Obligation by operation of (i) any priority of payment provisions, (ii) turnover provisions or (iii) the transfer of assets in order to limit recourse to the related Obligor;

(d) either (i) extends the maturity date of such Collateral Obligation past the maturity date as of the related Cut-Off Date or (ii) extends the amortization schedule with respect thereto;

(e) substitutes, alters or releases (other than by the granting of Permitted Liens or as expressly permitted pursuant to the applicable Underlying Instruments as of the related Cut-Off Date) the Related Security securing such Collateral Obligation and such substitution, alteration or release, individually or in the aggregate and as determined in the Facility Agent’s commercially reasonable discretion, materially and adversely affects the value of such Collateral Obligation;

(f) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” or “indebtedness” (or any similar term) in a manner that the Facility Agent determines in its reasonable discretion is materially adverse to any Lender;

(g) grants relief from the borrowing base or any related definition; or

(h) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio”, “Net Total Obligor Leverage Ratio”, “Cash Interest Coverage Ratio”, “Recurring Revenue Multiple” or “EBITDA” (or any respective comparable definitions in the applicable Underlying Instruments) or the definition of any component thereof in a manner that, in the sole discretion of the Facility Agent, is materially adverse to the Facility Agent or any Lender.

“Maximum Availability” means, as of any date of determination, the difference of (i) the Facility Amount minus (ii) the balance of all unfunded Advances approved but not yet funded minus (iii) the difference (not less than zero) of (x) the product of the Aggregate Unfunded Amount and the Weighted Average Unfunded Advance Rate minus (y) the amount on deposit in the Unfunded Exposure Account, each as of such date.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any Measurement Date on or after the Effective Date if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to (i) during the Revolving Period, 6 years and (ii) after the Revolving Period, 6 years minus the amount of time that has elapsed since the end of the Revolving Period.

“Measurement Date” means each of the following, as applicable and without duplication: (i) each Determination Date; (ii) the Effective Date; (iii) each Retest Date; and (iv) each date the Borrower delivers an Advance Request to the Facility Agent and the Collateral Agent pursuant to Section 2.2(a).

“Minimum Equity Amount” means the greater of (a) the sum of the Principal Balances of the three Collateral Obligations constituting the highest aggregate Principal Balances and (b) $15,000,000.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any Measurement Date on or after the Effective Date if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such date is equal to or greater than 4.5%.

“Monthly Report” means a monthly report in the form of Exhibit D prepared as of the close of business on each Reporting Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“Note” means a promissory grid note, in the form of Exhibit A, made payable to a Lender.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Collateral Agent, the Collateral Custodian, the Facility Agent or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” means any Person that owes payments under any Collateral Obligation and, solely for purposes of calculating the Concentration Limitations pursuant to clause (a), (b), (f) or (g) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor; provided that for purposes of this definition, (i) the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common financial sponsor and (ii) Obligors shall not be deemed Affiliates if they have a distinct corporate family credit rating and/or distinct issuer credit ratings.

“Obligor Information” means, with respect to any Obligor, (i) the legal name, address and organizational chart and, if available to the Servicer using commercially reasonable efforts, tax identification number of such Obligor, (ii) the jurisdiction in which such Obligor is domiciled, (iii) the audited financial statements for the two prior fiscal years of such Obligor (or such shorter period of time for which such audited financial statements have been prepared and are available, unless the Servicer has notified the Facility Agent that such audited financial statements are unavailable and the Facility Agent has, in its sole discretion, waived the requirement to deliver such audited financial statements), (iv) the annual report for the most recent fiscal year of such Obligor, (v) a company forecast of such Obligor including plans related to capital expenditures, (vi) the business model, company strategy and names of known peers of such Obligor, (vii) the shareholding pattern and details of the management team of such Obligor and (viii) details of any banking facilities and the debt maturity schedule of such Obligor, but excluding, in each case in the preceding clauses (i) through (viii), any item of Obligor Information that is designated in writing as unavailable by the Servicer.

“OFAC” has the meaning set forth in Section 9.29.

“Officer’s Certificate” means a certificate signed by a Responsible Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel reasonably acceptable to the Facility Agent.

“Optional Sale” has the meaning set forth in Section 7.10.

“Original Leverage Multiple” means, with respect to any Collateral Obligation, the Leverage Multiple applicable to such Collateral Obligation as calculated by the Servicer in accordance with the definition of Leverage Multiple and the definitions used therein.

“Original Recurring Revenue Multiple” means, with respect to any Recurring Revenue Loan, the Recurring Revenue Multiple applicable to such Collateral Obligation as calculated by the Servicer in accordance with the definition of Recurring Revenue Multiple and the definitions used therein.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 17.16).

“Overcollateralization Ratio” means, as of any date of determination, the percentage derived from: (i) the sum of the Assigned Value of each Eligible Collateral Obligation divided by (ii) the aggregate Advances outstanding; provided that, for the purpose of calculating the Overcollateralization Ratio, each Defaulted Collateral Obligation shall be deemed to have an Assigned Value of zero, except that the Defaulted Collateral Obligation with the highest Assigned Value (as determined pursuant to the definition thereof) shall have such Assigned Value.

“Overcollateralization Ratio Test” means a test that is satisfied on any Measurement Date on or after the Effective Date (a) prior to the Advance Rate Increase Date, if the Overcollateralization Ratio on such date is at greater than the applicable ratio in the table set forth below (or the linear interpolation between two adjacent rows), based on the Recurring Revenue Loan Percentage as of such date:

Recurring Revenue Loan Percentage	Overcollateralization Ratio
0.00%	166.82%
2.50%	168.07%
5.00%	169.33%
7.50%	170.61%
10.00%	171.92%
12.50%	173.24%
15.00%	174.57%
17.50%	175.93%
20.00%	177.31%
22.50%	178.70%
25.00%	180.12%
27.50%	181.56%
30.00%	183.02%
32.50%	184.50%
35.00%	186.01%
37.50%	187.53%
40.00%	189.08%
42.50%	190.66%
45.00%	192.25%
47.50%	193.88%
50.00%	195.53%
52.50%	197.20%
55.00%	198.90%

and (b) on and after the Advance Rate Increase Date, if the Overcollateralization Ratio on such date is at greater than the applicable ratio in the table set forth below (or the linear interpolation between two adjacent rows), based on the Recurring Revenue Loan Percentage as of such date:

Recurring Revenue Loan Percentage	Overcollateralization Ratio
0.00%	138.85%
2.50%	139.74%
5.00%	140.64%
7.50%	141.56%
10.00%	142.48%
12.50%	143.42%
15.00%	144.36%
17.50%	145.32%
20.00%	146.29%
22.50%	147.27%
25.00%	148.27%
27.50%	149.27%
30.00%	150.29%
32.50%	151.32%
35.00%	152.36%
37.50%	153.42%
40.00%	154.49%
42.50%	155.58%
45.00%	156.67%
47.50%	157.79%
50.00%	158.91%
52.50%	160.05%
55.00%	161.21%

“Participant” has the meaning set forth in Section 15.9(a).

“Participant Register” has the meaning set forth in Section 15.9(c).

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Adjusted Term SOFR”.

“Permitted Deferrable Collateral Obligation” means any Deferrable Collateral Obligation that provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the applicable Underlying Instruments results in such loan having an effective rate of current interest paid in cash on such day of not less than the ~~Reference Rate~~applicable benchmark + 1.00% per annum.

“Permitted Investment” means, at any time:

(a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or Facility Agent or any agent thereof acting in its commercial capacity); provided, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(c) commercial paper that (i) is payable in Dollars and (ii) is rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s; or

(d) shares or other securities of non-United States registered money market funds which funds have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” by Standard & Poor’s.

Permitted Investments may be purchased by or through the Collateral Custodian or any of its Affiliates. All Permitted Investments shall be held in the name of the Securities Intermediary. No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its Standard & Poor’s rating. Any such investment may be made or acquired from or through the Collateral Agent or the Facility Agent or any of their respective affiliates, or any entity for whom the Collateral Agent or the Facility Agent or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided, that notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower or the Servicer to the Facility Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) as to Related Security, Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (iii) as to Related Security (1) the Lien in favor of the Borrower pursuant to the Sale Agreement and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments, provided that such Liens are subordinate to the Lien of the Collateral Agent for the benefit of the Secured Parties created pursuant to Article XII hereof, and (iv) as to agented Loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise.

“Prepayment Fee” has the meaning set forth in the Fee Letter.

“Prepayment Notice” has the meaning set forth in Section 2.4(b)(i).

“Principal Balance” means with respect to any Collateral Obligation as of any date, the outstanding principal balance of such Collateral Obligation, exclusive of (x) any deferred or capitalized interest on such Collateral Obligation and (y) any unfunded amounts with respect to any Variable Funding Asset; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided, further, that for purposes of the calculation set forth in clause (e) of the definition of Concentration Limitations, the Principal Balance of each Variable Funding Asset shall include any unfunded commitment owed by the Borrower with respect thereto. The “Principal Balance” of any Equity Security shall be zero.

“Principal Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 197998-201, which is created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Principal Collections” means any and all amounts of collections received with respect to the Collateral other than Interest Collections, including (but not limited to) (i) all collections attributable to principal on such Collateral (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time), (ii) all payments received by the Borrower pursuant to any Hedging Agreement, (iii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, (iv) all Repurchase Amounts and all other sales proceeds from the sale of Collateral and (v) any amounts designated as Principal Collections deposited by the Equityholder into the Principal Collection Account pursuant to Section 8.1(d), in each case other than Retained Interests.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Purchase Notice” has the meaning set forth in the Sale Agreement.

“Purchase Price” means, with respect to any Collateral Obligation as of the date such Collateral Obligation was acquired by the Borrower, the greater of (a) zero and (b) the actual price in Dollars paid by the Borrower for such Collateral Obligation.

“Purchase Price Ratio” means, with respect to any Collateral Obligation, a fraction expressed as a percentage equal to (i) the Purchase Price of such Collateral Obligation divided by (ii) the Principal Balance of such Collateral Obligation at the time of its acquisition.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 17.20.

“Qualified Purchaser” has the meaning set forth in Section 2(a)(51) of the Investment Company Act of 1940, as amended.

“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c).

“Rating Agencies” means Standard & Poor’s, Moody’s and Fitch.

“Recipient” means (a) the Facility Agent and (b) any Lender.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.

“Recovery Rate” means, with respect to a Collateral Obligation, the recovery rate equivalent to an Initial Liability Rating of ‘A’ as set forth in Schedule 3 or Schedule 4, as applicable.

“Recovery Value” means, with respect to a Defaulted Collateral Obligation, the lowest of:

(a) the Revaluation Value of such Collateral Obligation;

(b) the Market Value of such Collateral Obligation;

(c) the product of (i) the Principal Balance of such Defaulted Collateral Obligation and (ii) the Recovery Rate assigned to such Collateral Obligation; and

(d) the product of (i) the Principal Balance of such Defaulted Collateral Obligation and (ii) 25%;

provided, that the Recovery Value of any Defaulted Collateral Obligation that has been a Defaulted Collateral Obligation for six (6) consecutive months shall be $0.

“Recurring Revenue Loan” means any Loan issued by an Obligor that provides software or technology-enabled services and solutions and is underwritten on the basis of debt to recurring revenue.

“Recurring Revenue Loan Percentage” means the number expressed as a percentage equal to (i) the sum of the Principal Balances of all Recurring Revenue Loans held by the Borrower divided by (ii) the Aggregate Eligible Collateral Obligation Balance.

“Recurring Revenue Multiple” means, with respect to a Recurring Revenue Loan, for the most recent relevant period of time for which the Borrower has received the financial statements of the relevant Obligor, the ratio of (i) Indebtedness of the relevant Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such Obligor held by the Borrower) less unrestricted cash and cash equivalents of the relevant Obligor to (ii) the annualized recurring revenue of such Obligor, as determined pursuant to such Obligor’s Underlying Instruments.

~~“Reference Rate” means (a) initially the LIBOR Rate, (b) following a Benchmark Replacement Date, a Benchmark Replacement Rate or (c) if the Reference Rate cannot be determined pursuant to clause (a) or (b) above, the Fallback Rate; provided that if the Reference Rate with respect to the Advances is less than 0.25%, such rate shall be deemed equal to 0.25% with respect to the Advances; provided, that if at any time when the Fallback Rate is effective the Facility Agent notifies the Borrower, the Servicer and the Collateral Agent that any Benchmark Replacement Rate can be determined by the Facility Agent, then such Benchmark Replacement Rate shall be the Reference Rate commencing with the Accrual Period immediately succeeding the Accrual Period during which the Facility Agent provides such notification.~~

“Reference Rate Amendment” has the meaning set forth in Section 17.2.

“Reinvestment” has the meaning set forth in Section 8.3(b).

“Reinvestment Date” has the meaning set forth in Section 8.3(b).

“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to each Collateral Obligation:

(a) the Collateral Obligation File;

(b) the Underlying Instruments;

(c) all Warrant Assets and any Related Property securing a Collateral Obligation, all payments paid to the Borrower in respect thereof and all monies due, to become due and paid to the Borrower in respect thereof accruing after the applicable Advance Date and all liquidation proceeds thereof;

(d) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(e) all Collections with respect to such Collateral Obligation and any of the foregoing;

(f) any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Obligation, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(g) all Records with respect to such Collateral Obligation and any of the foregoing; and

(h) all recoveries and proceeds of the foregoing.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, including the Alternative Reference Rates Committee, or any successor thereto.

“Replacement Hedging Agreement” means one or more Hedging Agreements, which in combination with all other Hedging Agreements then in effect, after giving effect to any planned cancellations of any presently outstanding Hedging Agreements satisfy the Borrower’s covenant contained in Section 10.6 to maintain Hedging Agreements.

“Reporting Date” means, prior to the First Amendment Date, the date that is for each month, the 20th day of such month, or, in each case, if such date is not a Business Day, the next succeeding Business Day, and after the First Amendment Date and commencing in October 2022, the date that is for each month, the 27th day of such month, or, in each case, if such date is not a Business Day, the next succeeding Business Day.

“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 6.1 of the Sale Agreement as of any time of determination, the sum of (i)(A) during the Revolving Period, so long as no Event of Default has occurred and is continuing, an amount equal to the purchase price paid by the Borrower for such Collateral Obligation (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Collateral Obligation since the date it was added to the Collateral or (B) otherwise, the greater of (a) an amount equal to the purchase price paid by the Borrower for such Collateral Obligation (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Collateral Obligation since the date it was added to the Collateral and (b) the Principal Balance of such Collateral Obligation, (ii) any accrued and unpaid interest thereon since the last Distribution Date and (iii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.

“Repurchased Collateral Obligation” means, with respect to any Collection Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower or the Servicer, as applicable, on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to Section 6.1 of the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

“Request for Release and Receipt” means a form substantially in the form of Exhibit E-2 completed and signed by the Servicer.

“Required Lenders” means, at any time, Lenders holding Advances aggregating greater than 50% of all Advances outstanding or if there are no Advances outstanding, Lenders holding Commitments aggregating greater than 50% of all Commitments; provided that, Advances outstanding owing to Defaulting Lenders and the Commitments of Defaulting Lenders shall be disregarded for purposes of this definition; provided further that at any time there are two or more Lenders that are not Affiliates of each other or Defaulting Lenders, “Required Lenders” must include at least two Lenders that are not Affiliates of each other.

“Responsible Officer” means (a) in the case of (i) a corporation or (ii) a partnership or limited liability company that, in each case, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief administrative officer, managing director, president or senior vice president, (b) without limitation of clause (a)(ii), in the case of a limited partnership, any Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) without limitation of clause (a)(ii), in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) an “authorized signatory” or “authorized officer” that has been so authorized pursuant to customary corporate proceedings, limited partnership proceedings, limited liability company proceedings or trust proceedings, as the case may be, and that has responsibilities commensurate with the matter for which it is acting as a Responsible Officer, (e) notwithstanding the foregoing, in the case of AB Private Credit Investors LLC or an Affiliate of AB Private Credit Investors LLC in its capacity as the Servicer, any officer with the title of director or a more senior title having direct responsibility for the transactions contemplated by the Transaction Documents and (f) in the case of the Collateral Agent or Collateral Custodian, any officer within the Corporate Trust Office, including any director, vice president, assistant vice president or associate having direct responsibility for the administration of this Agreement, who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Retest Date” means July 15, 2021 and every 3 months thereafter so long as the Advance Rate Increase Condition was not met on the prior Retest Date.

“Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation during the time such Collateral Obligation is Collateral:

(a) any Scheduled Collateral Obligation Payment or part thereof is unpaid for more than the lesser of five (5) Business Days and the grace period (if any) permitted by the related Underlying Instrument;

(b) the occurrence of an Insolvency Event with respect to any related Obligor, unless the related Loan is a DIP Loan;

(c) a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have exercised any of their material rights or remedies (including accelerating the repayment of such Collateral Obligation) (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(d) the occurrence of a Material Modification with respect to such Collateral Obligation that is not previously approved by the Facility Agent (in its sole discretion);

(e) the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information as required by the Underlying Instruments of such Collateral Obligation for more than 45 days (including any applicable grace period) after the date upon which such financial reporting information is due thereunder;

(f) with respect to a Collateral Obligation that is not a Recurring Revenue Loan, (i) the Leverage Multiple for such Collateral Obligation increases 30% in comparison with the Original Leverage Multiple for such Collateral Obligation and (ii) the Leverage Multiple for such Collateral Obligation is greater than 4.5x; and

(g) with respect to a Recurring Revenue Loan, (i) the Recurring Revenue Multiple for such Collateral Obligation increases 0.5x in comparison with the Original Recurring Revenue Multiple for such Collateral Obligation and (ii) the Recurring Revenue Multiple for such Collateral Obligation is greater than 2.5x.

“Revaluation Value” means the value assigned to such Collateral Obligation by an Approved Valuation Firm pursuant to Section 2.7.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Period” means the period of time starting on the Closing Date and ending on the earliest to occur of (i) the date that is 3 years after the Closing Date or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and the Facility Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default (unless such Event of Default is waived in accordance with Section 17.2).

“S&P Industry Classification” means the industry classifications set forth in Schedule 1, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if S&P publishes revised industry classifications.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the Closing Date, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanction Target” has the meaning set forth in Section 9.29.

“Sanctioned Countries” has the meaning set forth in Section 9.29.

“Sanctions” has the meaning set forth in Section 9.29.

“Schedule of Collateral Obligations” has the meaning set forth in the Sale Agreement.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal, interest and/or unutilized/commitment fees (as applicable) in accordance with the terms of the related Underlying Instrument.

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, each Lender, the Facility Agent, each other Affected Person, Indemnified Party and Hedge Counterparty and their respective permitted successors and assigns.

“Securities Intermediary” means U.S. Bank National Association, solely in its capacity as securities intermediary, together with its successors and permitted assigns in such capacity.

“Servicer” means initially AB Private Credit Investors LLC or any successor servicer appointed pursuant to this Agreement.

“Servicer Default” means any of the events described in Section 7.10.

“Servicer Expenses” means any accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Servicer (other than the Servicing Fee) under the Transaction Documents.

“Servicing Fee” means with respect to any Distribution Date, the fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-twelfth of the product of (i) the Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Balance on the first day and the last day of the related Collection Period.

“Servicing Fee Percentage” means (a) if AB Private Credit Investors LLC or an Affiliate thereof is the Servicer, 0.0% and (b) otherwise, up to 1.0%, as determined by the Facility Agent and any successor servicer.

“Servicing Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Borrower for the benefit of the Secured Parties in accordance with Applicable Law, the terms of this Agreement expressly applicable to it and the Underlying Instruments and, to the extent consistent with the foregoing, with responsible care and in good faith, using a degree of skill and attention no less than the Servicer exercises with respect to comparable loans for its own account or for the account of others having similar investment objectives and restrictions substantially in accordance with its existing practices and procedures relating to assets of the nature and character of the Collateral Obligations.

“SOFR” means with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Structured Finance Obligation” means any obligation issued by a special purpose entity secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have more than 50% of the ordinary voting power for the election of directors, managers or general partners, as applicable.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 6.1 of the Sale Agreement or any Collateral Obligation substituted by the Equityholder pursuant to Section 6.2 of the Sale Agreement.

“Supported QFC” has the meaning set forth in Section 17.20.

“Synovus” means Synovus Bank, Specialty Finance Division.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation with respect to an Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Accrual Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means a percentage equal to 20 basis points per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in consultation with the Collateral Manager).

“Term SOFR Reference Rate” means the forward-looking term rate ~~for the Corresponding Tenor~~ based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Total Capitalization” means, as of any date of determination, the sum of (i) the Principal Balances of all Eligible Collateral Obligations (other than Defaulted Collateral Obligations) plus (ii) the Recovery Values of all Defaulted Collateral Obligations plus (iii) all amounts on deposit in the Principal Collection Account plus (iv) all amounts on deposit in the Unfunded Exposure Account.

“Trading Plan” has the meaning set forth in Section 6.4(b).

“Trading Plan Period” has the meaning set forth in Section 6.4(b).

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, any Joinder Agreement and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement Rate” means a Benchmark Replacement Rate that does not include a spread adjustment, or method for calculating or determining such spread adjustment.

“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Fee” means a fee payable pursuant to Section 3.2 for each day of the related Collection Period equal to the product of (x) the difference between the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day, multiplied by (y) the Undrawn Fee Rate multiplied by (z) 1/360.

“Undrawn Fee Rate” means has the meaning set forth in the Fee Letter.

“Unfunded Exposure Account” means a segregated, non-interest bearing securities account number 197998-300, which is created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 17.20.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.3(f).

“Variable Funding Asset” means any Revolving Loan, a Delayed Drawdown Loan or other asset that by its terms may require one or more future advances to be made to the related Obligor by any lender thereon or owner thereof.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an “equity kicker” from the Obligor in connection with a Collateral Obligation.

“Warranty Collateral Obligation” has the meaning set forth in Section 6.1 of the Sale Agreement.

“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the Principal Balance of such Collateral Obligation by (ii) the Aggregate Eligible Collateral Obligation Balance.

“Weighted Average Spread” means, as of any day, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the Aggregate Eligible Collateral Obligation Balance.

“Weighted Average Unfunded Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations that are Variable Funding Assets (other than any Variable Funding Asset (or portion thereof) that is included in the Excess Concentration Amount), the number obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Advance Rate of each such Variable Funding Asset by (b) such Variable Funding Asset’s contribution to the aggregate sum of the Assigned Values of all Eligible Collateral Obligations by (ii) the sum of all Variable Funding Assets’ contributions to the to the aggregate sum of the Assigned Values of all Eligible Collateral Obligations.

“Withholding Agent” means the Borrower, the Facility Agent, the Collateral Agent and the Servicer.

“Working Capital Revolver” means a revolving lending facility secured by all or a portion of the current assets or other customary collateral of the related Obligor and otherwise unsecured or that has a junior-lien security interest with respect to the other assets of the related Obligor.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

“Yield” means, with respect to any period, the daily interest accrued on Advances during such period as provided for in Article III.

Section 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d) The following terms which are defined in the UCC in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Deposit Account, Documents, Equipment, Financial Assets, Funds-Transfer System, General Intangibles, Indorse and Indorsed, Instruments, Inventory, Investment Property, Proceeds, Securities Account, Securities Intermediary, Security Certificates, Security Entitlements, Security Interest and Uncertificated Securities.

(e) For purposes of calculating the Excess Concentration Amount and the Collateral Portfolio Test, each Defaulted Collateral Obligation shall be deemed to have a Principal Balance of zero. Defaulted Collateral Obligations will not be included in the calculation of the Collateral Quality Tests.

(f) Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(g) Unless otherwise specified, each reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

(h) All calculations required to be made hereunder with respect to the Collateral Obligations, the Maximum Availability, the Coverage Tests, the Collateral Quality Tests and the Borrowing Base shall be made on a trade date basis and after giving effect to (x) all purchases or sales to be entered into on such trade date, (y) all Advances actually made on such trade date and (z) the application of any Principal Collections on deposit in the Principal Collection Account necessary to settle all outstanding and unsettled assignments.

(i) Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge of a Responsible Officer of the Servicer.

(j) For purposes of this Agreement, references to any Person includes its successors and permitted assigns.

(k) Unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and Facility Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Facility Agent a written reconciliation in form and substance reasonably satisfactory to the Facility Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.

(l) For purposes of Section 6.2, Section 6.4, Section 7.10, Section 12.3 and the release, sale or acquisition of any Collateral Obligations thereunder, “Officer’s Certificate” shall mean delivery to the Facility Agent and Collateral Agent by Borrower or the Servicer on its behalf, by email or otherwise in writing, of a trade ticket, confirmation of trade, instruction to post or to commit to the trade, “SWIFT” messages or similar electronic communication or language, all of which shall constitute and be deemed to be a direction and certification by the Borrower and the Servicer that the transaction is in compliance with and satisfies all applicable provisions of this Agreement.

(m) Any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, with-out limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower, the Servicer, the Facility Agent or any Lender and reasonably available at no undue burden or expense to the Collateral Agent or the Collateral Custodian), except to the extent the Collateral Agent or the Collateral Custodian requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

ARTICLE II

THE FACILITY, ADVANCE PROCEDURES AND NOTES

Section 2.1 Advances. (a) On the terms and subject to the conditions set forth in this Agreement, each Lender hereby agrees to make advances to or on behalf of the Borrower (individually, an “Advance” and collectively the “Advances”) from time to time on any date (each such date on which an Advance is made, an “Advance Date”) during the period from the Closing Date to the end of the Revolving Period.

(b) Under no circumstances shall any Lender make an Advance if, after giving effect to such Advance and any purchase of Eligible Collateral Obligations in connection therewith, the aggregate outstanding principal amount of all Advances would exceed the lowest of (i) the Facility Amount, (ii) the Borrowing Base and (iii) the Maximum Availability. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Advances.

Section 2.2 Funding of Advances. (a) Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Advances hereunder by giving notice to the Facility Agent, the Loan Registrar and the Collateral Agent of the proposed Advance at or prior to 1:00 p.m., New York City time, at least two (2) Business Days prior to the proposed Advance Date. Such notice (herein called the “Advance Request”) shall be in the form of Exhibit C-1 and shall include (among other things) the proposed Advance Date and amount of such proposed Advance. The amount of any Advance shall at least be equal to the least of (x) $500,000, (y) the (1) Borrowing Base on such day minus (2) the Advances outstanding on such day and (z) the (1) Facility Amount on such day minus (2) the Advances outstanding on such day before giving effect to the requested Advance as of such date. Any Advance Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower. The Facility Agent shall have no obligation to lend funds hereunder in its capacity as Facility Agent. Subject to receipt by the Collateral Agent of an Officer’s Certificate of the Borrower confirming the satisfaction of the conditions precedent set forth in Section 6.2, and the Collateral Agent’s receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Advances available to the Borrower by deposit to such account as may be designated by the Borrower in the Advance Request in same day funds no later than 3:00 p.m., New York City time, on such Advance Date.

(b) Unfunded Commitment Provisions. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) any acceleration of the maturity of Advances pursuant to Section 13.2 and (ii) the end of the Revolving Period, the Borrower shall request an Advance in the amount of the Aggregate Unfunded Amount minus the amount already on deposit in the Unfunded Exposure Account. Following receipt of such Advance Request, the Lenders shall fund such requested amount by transferring such amount directly to the Collateral Custodian to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 6.2).

Section 2.3 Notes. The Borrower shall, upon request of any Lender, on or after such Lender becomes a party hereto (whether on the Closing Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender. Each such Note shall be payable to such Lender in a face amount equal to the applicable Lender’s Commitment as of the Closing Date or the effective date on which such Lender becomes a party hereto, as applicable.

Section 2.4 Repayment and Prepayments. (a) The Borrower shall repay the Advances outstanding (i) on each Distribution Date to the extent required to be paid hereunder and funds are available therefor pursuant to Section 8.3 and (ii) in full on the Facility Termination Date.

(b) Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Advance using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided, that

(i) all such voluntary prepayments shall require prior written notice to the Facility Agent (with a copy to the Collateral Agent and the Loan Registrar) by 11:00 a.m. one (1) Business Day prior to such voluntary prepayment, which notice (herein called the “Prepayment Notice”) shall be in the form of Exhibit C-2 and shall include (among other things) the proposed date of such prepayment and the amount and allocation of such prepayment; and

(ii) each prepayment shall be applied on the Business Day received by the Facility Agent if received by 3:00 p.m., New York City time, on such day as Amount Available constituting Principal Collections pursuant to Section 8.3(a)(ii) as if (x) the date of such prepayment were a Distribution Date, (y) such prepayment occurred during the Collection Period to which such Distribution Date relates and (z) if such date is on any Business Day that would not otherwise be a Distribution Date, the amounts referred to in clauses (A) through (K) in Section 8.3(a)(i) have been paid in full.

Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) (if any) resulting from a prepayment or payment.

Section 2.5 Permanent Reduction of Facility Amount. (a) The Borrower may at any time upon ten (10) Business Days’ prior written notice to the Facility Agent (with a copy to the Loan Registrar), permanently reduce the Facility Amount (i) in whole or in part upon payment in full (in accordance with Section 2.4) of the aggregate outstanding principal amount of all Advances or (ii) in part by any pro rata amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Advances (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Commitment of each Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Lenders such that the sum of all Commitments will equal the newly reduced Facility Amount.

(b) As a condition precedent to any permanent reduction of the Facility Amount pursuant to Section 2.5(a), the Borrower shall pay to the Facility Agent, on behalf of each Lender any applicable Prepayment Fee; provided that no Prepayment Fee shall be payable (i) in the event that the Lenders fail to make an Advance in accordance with Section 2.2(a) following an Advance Request, (ii) if the Facility Agent has, prior to the date of such permanent reduction in whole or in part, declined a request for extension of the Revolving Period under Section 2.6 or (iii) as provided in Section 5.1(e).

Section 2.6 Extension of Revolving Period. The Borrower may, at any time after the Closing Date and prior to the last date of the Revolving Period, deliver a written notice to each Lender (with a copy to the Facility Agent) requesting an extension of the Revolving Period. In the respective sole discretion of each Lender, the Revolving Period shall be extended to a date mutually agreed upon by the Borrower and the Lenders and in accordance with the other terms and conditions as may be agreed to from time-to-time by the Borrower, the Lenders and the Facility Agent.

Section 2.7 Valuation.

(a) If a Revaluation Event occurs with respect to any Collateral Obligation, or as provided in Section 2.7(c), the Borrower (or the Servicer on its behalf) shall retain an Approved Valuation Firm to determine the Revaluation Value with respect to such Collateral Obligation within sixty (60) days of such Revaluation Event.

(b) Within sixty (60) days of the determination of the Revaluation Value pursuant to Section 2.7(a), the Facility Agent may, in its sole discretion, retain an Approved Valuation Firm (other than the Approved Valuation Firm selected by the Borrower pursuant to Section 2.7(a)) at the expense of the Facility Agent to re-determine the Revaluation Value with respect to such Collateral Obligation and once so redetermined, such Revaluation Value shall be the Revaluation Value with respect to such Collateral Obligation. Until the Approved Valuation Firm has re-determined the Revaluation Value, the Revaluation Value shall remain as determined pursuant to Section 2.7(a).

(c) If a Revaluation Event with respect to any Collateral Obligation is remedied or is otherwise no longer in existence, the Borrower shall have the right to request the Facility Agent re-determine the Assigned Value of such Collateral Obligation (either pursuant to the definition thereof or pursuant to this Section 2.7). Any re-determination of a Assigned Value pursuant to this Section 2.7(c) shall be at the sole discretion of the Facility Agent.

(d) To the extent a Responsible Officer of the Servicer has actual knowledge or has received written notice of any Revaluation Event with respect to any Collateral Obligation, the Servicer shall give prompt notice thereof to the Facility Agent.

Section 2.8 Increase in Facility Amount. The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the Commitment of the existing Lenders (pro rata) with the consent of such Lender agreeing to an increase in its sole discretion, (ii) add additional Lenders and/or (iii) increase the Commitment of any Lenders, in each case which shall increase the Facility Amount by the amount of the Commitment of each such existing or additional Lender up to an aggregate Facility Amount of $300,000,000. Each additional Lender shall become a party hereto by executing and delivering to the Facility Agent, the Collateral Agent, the Loan Registrar, the Servicer and the Borrower a Joinder Agreement.

Section 2.9 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) any payment of principal, interest, fees or other amounts received by the Collateral Custodian for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Facility Agent and advised to the Collateral Custodian in writing (with a copy to the Loan Registrar) as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Facility Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Borrower in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Facility Agent; third, if so determined by the Facility Agent or the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.9 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(ii) for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Undrawn Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Facility Agent and the Borrower determine in their respective sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of Advances outstanding of the other Lenders or take such other actions as the Facility

Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section  2.10 Conforming Changes. In connection with the use or administration of Adjusted Term SOFR, the Facility Agent and the Borrower will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Facility Agent will promptly notify the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Adjusted Term SOFR.

ARTICLE III

YIELD, UNDRAWN FEE, ETC.

Section 3.1 Yield and Undrawn Fee. (a) The Borrower hereby promises to pay, on the dates specified in Section 3.2, Yield on the outstanding amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum amount permitted by Applicable Law.

(b) The Borrower shall pay the Undrawn Fee on the dates specified in Section 3.2.

Section 3.2 Yield and Undrawn Fee Distribution Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield) and the Undrawn Fee (as applicable) shall be payable, without duplication:

(a) on the Facility Termination Date;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and

(c) on each Distribution Date.

Section 3.3 Yield Calculation. The Advances shall bear interest on each day during each Accrual Period at a rate per annum equal to the product of (a) the Interest Rate for such Accrual Period multiplied by (b) the outstanding amount of the Advances on such day. All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of 360 days.

Section 3.4 Computation of Yield, Fees, Etc. The Facility Agent shall determine the applicable Yield and all Fees to be paid by the Borrower on each Distribution Date for the related Accrual Period and shall advise the Collateral Agent thereof in writing (with a copy to the Loan Registrar) no later than the Determination Date immediately prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1.

ARTICLE IV

PAYMENTS; TAXES

Section 4.1 Making of Payments. Subject to, and in accordance with, the provisions hereof and Section 2.4 or Section 8.3(a), as applicable, all payments of principal of or Yield on the Advances and other amounts due to the Lenders shall be made pursuant to Section 8.3(a) no later than 3:00 p.m., New York City time, on the day when due in lawful money of the United States of America in immediately available funds. Payments received by any Lender after 3:00 p.m., New York City time, on any day will be deemed to have been received by such Lender on the next following Business Day. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with the Borrower. Payments of Yield and Undrawn Fee shall be allocated and applied to Lenders pro rata based upon the respective amounts of such Yield and Undrawn Fee due and payable to them.

Section 4.2 Due Date Extension. If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.

Section 4.3 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with Applicable Law, or at the option of the Facility Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Facility Agent), or by the Facility Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Facility Agent and the Collateral Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Facility Agent or the Collateral Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.9 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Facility Agent or the Collateral Agent, as applicable, in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Facility Agent or the Collateral Agent, as applicable, shall be conclusive absent manifest error. Each Lender hereby authorizes the Facility Agent and the Collateral Agent, as applicable, to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Facility Agent or the Collateral Agent, as applicable, to the Lender from any other source against any amount due to the Facility Agent or the Collateral Agent, as applicable, under this Section 4.3(d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 4.3, the Borrower shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Facility Agent and the Collateral Agent, at the time or times reasonably requested by the Borrower, the Facility Agent or the Collateral Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Facility Agent or the Collateral Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Facility Agent or the Collateral Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Facility Agent or the Collateral Agent as will enable the Borrower, the Facility Agent or the Collateral Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.3(f)(ii)(A), Section 4.3(f)(ii)(B) and Section 4.3(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Facility Agent (with a copy to the Collateral Agent) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Facility Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to (x) comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or (y) determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Facility Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.3(g) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.3(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 4.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Facility Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(i) Defined Terms. For the avoidance of doubt, for purposes of this Section 4.3, the term “Applicable Law” includes FATCA.

ARTICLE V

INCREASED COSTS, ETC.

Section 5.1 Increased Costs, Capital Adequacy. (a) Subject to subsection (e) below, if, due to either (i) the introduction of or any change following the date hereof (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application arising following the date hereof of any Applicable Law, in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Official Body (whether or not having the force of law), (A) there shall be any increase in the cost (other than Taxes) to the Facility Agent, any Lender, or any successor or assign thereof (each of which shall be an “Affected Person”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Person hereunder), as the case may be, (B) there shall be any reduction in the amount of any sum received or receivable by an Affected Person under this Agreement or under any other Transaction Document, or (C) any Recipient is subject to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then, in each case, the Borrower shall, from time to time, after written demand by the Facility Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Person, pay to the Facility Agent, on behalf of such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs or reduced payments on the next Distribution Date in accordance with the priorities set forth in Section 8.3; provided, that the amounts payable under this Section 5.1 shall be (i) without duplication of amounts payable under Section 4.3, and (ii) due and payable on any given date only to the extent there are amounts available therefor pursuant to Section 8.3.

(b) Subject to subsection (e) below, if either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application arising following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Person with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Official Body or agency, including, without limitation, compliance by an Affected Person with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Person, as a consequence of its obligations hereunder or any other Transaction Document or arising in connection herewith or therewith to a level below that which any such Affected Person could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Person with respect to capital adequacy), by an amount deemed by such Affected Person to be material, then, from time to time, after written demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Facility Agent on behalf of such Affected Person such additional amounts as will compensate such Affected Person for such reduction but only to the extent there are amounts available therefore pursuant to Section 8.3.

(c) Subject to subsection (e) below, if an Affected Person shall at any time suffer or incur any explicit or implicit charge, assessment, cost or expense by reason of the amount or type of assets, capital or supply of funding such Affected Person or any of its Affiliates is required or expected to maintain in connection with the transactions contemplated herein, without regard to (A) whether such charge, assessment, cost or expense is imposed or recognized internally, externally or inter-company or (B) whether it is determined in reference to a reduction in the rate of return on such Affected Person’s or Affiliate’s assets or capital, an inherent cost of the establishment or maintenance of a reserve of stable funding, a reduction in the amount of any sum received or receivable by such Affected Person or its Affiliates or otherwise, then upon demand by or on behalf of such Affected Person through the Facility Agent, the Borrower shall pay to the Facility Agent, for the benefit of such Affected Person, such amount as will, in the determination of such Affected Person, compensate such Affected Person therefor but only to the extent there are amounts available therefor on the next Distribution Date pursuant to Section 8.3. A certificate of the applicable Affected Person setting forth the amount or amounts necessary to compensate the Affected Person under this Section 5.1(c) shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d) In determining any amount provided for in this Section 5.1, the Affected Person may use any reasonable averaging and attribution methods. The Facility Agent, on behalf of any Affected Person making a claim under this Section 5.1, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(e) Any demand for compensation under this Section 5.1 must be made within 120 days of the date the related cost, damage, loss or expense is incurred by the applicable Affected Person and the Borrower shall not be required to pay such amounts unless such Affected Person is charging for similar costs, damages, losses or expenses at such time to similarly situated borrowers or customers (as certified in such demand). Following such demand for compensation, the Borrower shall not be subject to any applicable Prepayment Fee or other premium.

ARTICLE VI

EFFECTIVENESS; CONDITIONS TO ADVANCES

Section 6.1 Effectiveness. This Agreement shall become effective on the first day on which the Facility Agent, on behalf of the Lenders, shall have received the following, each in form and substance reasonably satisfactory to the Facility Agent:

(a) Transaction Documents. This Agreement and each other Transaction Document, in each case duly executed by each party thereto;

(b) Notes. For each Lender that has requested the same, a Note duly completed and executed by the Borrower and payable to such Lender;

(c) Establishment of Accounts. Evidence that each Account has been established;

(d) Resolutions. Certified copies of the resolutions of the board of managers (or similar items) of the Borrower, the Equityholder and the Servicer approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(e) Organizational Documents. The certificate of formation, articles of formation or similar organizational document of each of the Borrower, the Equityholder and the Servicer certified by the Secretary of State of its jurisdiction of organization; and a certified, executed copy of the Borrower’s, the Equityholder’s and the Servicer’s organizational documents;

(f) Good Standing Certificates. Good standing certificates (or similar certificates issued by the applicable Official Body) for each of the Borrower, the Equityholder and the Servicer issued by the applicable Official Body of its jurisdiction of organization;

(g) Incumbency. An Officer’s Certificate of each of the Borrower, the Equityholder and the Servicer certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it;

(h) Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Facility Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder;

(i) Opinions. Legal opinions of Dechert LLP, counsel for the Borrower, the Equityholder and the Servicer, Venable LLP, Maryland counsel to the Equityholder and Nixon Peabody LLP, counsel for the Collateral Agent, Collateral Custodian and Securities Intermediary, each in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request;

(j) No Event of Default, etc. Each of the Transaction Documents is in full force and effect and no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the issuance of the Notes and the borrowing hereunder;

(k) Liens. The Facility Agent shall have received (i) the results of a recent search by a Person satisfactory to the Facility Agent, of the UCC, judgment, security interest and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Facility Agent and (ii) filed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in any Collateral previously granted by the Borrower and any executed pay-off letters reasonably requested by the Facility Agent;

(l) Payment of Fees. The Facility Agent shall have received evidence, to its sole satisfaction, that all Fees due to the Lenders on the Closing Date have been paid in full;

(m) No Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing;

(n) Compliance. The Facility Agent and the Lenders shall have received sufficiently in advance of the Closing Date, all documents and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56;

(o) Equity Contribution. The Facility Agent shall have received satisfactory evidence that the Equityholder has contributed Eligible Collateral Obligations credited to the Principal Collection Account with an aggregate Principal Balance (minus the amount of each Collateral Obligation included in the Excess Concentration Amount) of at least $15,000,000; and

(p) Other. Such other approvals, documents, opinions, certificates and reports as the Facility Agent may reasonably request.

Section 6.2 Advances. The making of any Advance (including the initial Advance hereunder) is subject to the following further conditions precedent that:

(a) No Event of Default, Etc. Each of the Transaction Documents shall be in full force and effect (unless terminated in accordance with the terms of the Transaction Documents) and (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Advance (other than in connection with an Advance made pursuant to Section 2.2(b)), (ii) the representations and warranties of the Borrower and the Servicer contained herein and in the other Transaction Documents shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) as of the related Funding Date (or if such representation and warranty specifically refers to an earlier date, such earlier date), with the same effect as though made on the date of (and after giving effect to) such Advance (or, if applicable, such earlier specified date), and (iii) after giving effect to such Advance (and any purchase of Eligible Collateral Obligations in connection therewith), the aggregate principal balance of all Advances outstanding will not exceed the Maximum Availability or the Facility Amount;

(b) Requests. In connection with the funding of any Advance pursuant to Section 2.2(a), the Collateral Agent and the Facility Agent shall have received the Advance Request for such Advance in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith;

(c) Revolving Period. The Revolving Period shall not have ended;

(d) Borrowing Base Confirmation. The Collateral Agent and the Facility Agent shall have received an Officer’s Certificate of the Borrower or the Servicer (which may be included as part of the Advance Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that the aggregate principal amount of all Advances outstanding shall not exceed the lowest of (i) the Borrowing Base, (ii) the Maximum Availability and (iii) the Facility Amount, calculated as of the Funding Date as if the Collateral Obligations purchased by the Borrower on such Funding Date were owned by the Borrower;

(e) Tests. In connection with any Advance to be made following the Effective Date, the Collateral Agent and the Facility Agent shall have received an Officer’s Certificate (which may be included as part of the Advance Request) computed as of the date of such Advance Request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such Funding Date, demonstrating that all of the Collateral Quality Tests, the Collateral Portfolio Test and all of the Coverage Tests are satisfied, or shall be satisfied at the conclusion of a Trading Plan Period, or if any of the Collateral Quality Tests or Collateral Portfolio Test are not satisfied, such Collateral Quality Test~~,~~ or Collateral Portfolio Test ~~or Coverage Test~~ shall be maintained or improved;

(f) Hedging Agreements. The Facility Agent shall have received evidence, in form and substance satisfactory to the Required Lenders, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;

(g) Permitted Use. The proceeds of any Advance will be used solely by the Borrower (A) to acquire Collateral Obligations, (B) to satisfy any unfunded commitments in connection with any Variable Funding Asset or (C) to make a distribution pursuant to Section 10.16;

(h) Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent and the Facility Agent an Officer’s Certificate (which may be included as part of the Advance Request) dated the date of such requested Advance certifying that the conditions described in Sections 6.2(a) through (g) have been satisfied; and

(i) Borrowing Base Model. The Borrower, Servicer and Facility Agent shall have agreed to a form of Borrowing Base model (in Excel format).

Section 6.3 Transfer of Collateral Obligations and Permitted Investments. (a) The Collateral Custodian shall hold all Certificated Securities (whether Collateral Obligations or Permitted Investments) and Instruments delivered to it in physical form at the Corporate Trust Office.

(b) On the Closing Date (with respect to each Collateral Obligation and Permitted Investment owned by the Borrower on such date) and each time that the Borrower or the Servicer shall direct or cause the acquisition of any Collateral Obligation or Permitted Investment, the Borrower or the Servicer shall, if such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in Section 18.3(a), cause the delivery of such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation in accordance with the requirements set forth in Section 18.3(a) to the Collateral Custodian to be credited by the Collateral Custodian to the Collection Account in accordance with the terms of this Agreement.

(c) The Borrower or the Servicer shall cause all Collateral Obligations or Permitted Investments acquired by the Borrower to be transferred to the Collateral Custodian for credit by it to an Account, and shall cause all Collateral Obligations and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Collateral Obligation and Permitted Investment (in each case, whether now existing or hereafter acquired), which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower):

(i) in the case of an Instrument or a Certificated Security in registered form by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or registered in the name of the Collateral Custodian and by (A) delivering such Instrument or Certificated Security to the Collateral Custodian at the Corporate Trust Office and (B) causing the Collateral Custodian to maintain (on behalf of the Collateral Agent for the benefit of the Secured Parties) continuous possession of such Instrument or Certificated Security at the Corporate Trust Office;

(ii) in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;

(iii) in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to an Account in the name of the Borrower but pledged to the Collateral Agent for the benefit of the Secured Parties;

(iv) in the case of General Intangibles (including any Collateral Obligation or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Collateral Obligation or Permitted Investment (or a description of “all assets” of the Borrower) as the collateral at the filing office of the Secretary of State of Delaware; and

(v) in the case of the Collateral Obligation Files, by delivering each to the Collateral Custodian in accordance with the terms of Section 18.3.

Section 6.4 Reinvestments. (a) On any date during the Revolving Period, no Reinvestment may be made by the Borrower unless the Servicer reasonably believes each of the following conditions are satisfied as of the date it commits on behalf of the Borrower to make such Reinvestment or on the date of such Reinvestment:

(i) such obligation is an Eligible Collateral Obligation;

(ii) each Coverage Test shall be satisfied, or if not satisfied, such Coverage Test shall be maintained or improved;

(iii) either (A) each requirement or test, as the case may be, of the Collateral Portfolio Test and the Collateral Quality Test shall be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such reinvestment, such requirement or test shall be maintained or improved; and

(iv) no Event of Default has occurred and is ongoing.

(b) For purposes of calculating compliance with the requirements of Section 6.4(a), at the election of the Servicer in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Servicer as such at the time when compliance with the requirements of Section 6.4(a) is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within the 10 Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided that (1) no Trading Plan may result in the acquisition of Collateral Obligations having an aggregate Principal Balance that exceeds 5% of the aggregate Principal Balance of the Collateral Obligations owned by the Borrower as of the first day of the Trading Plan Period, (2) no more than one Trading Plan may be in effect at any time during a Trading Plan Period and (3) the Servicer may modify any Trading Plan during a Trading Plan Period if it determines that, but for the occurrence of an Intervening Event, the requirements of Section 6.4(a) would have been satisfied by the original Trading Plan (provided that the requirements of Section 6.4(a) are satisfied by the modified Trading Plan). The Servicer shall provide prior written notice to the Facility Agent and the Collateral Agent of any Trading Plan, which notice shall specify the proposed investments identified by the Servicer for acquisition as part of such Trading Plan.

ARTICLE VII

ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS

Section 7.1 Appointment of Servicer; Termination of the Servicer. The servicing, administering and collection of the Collateral Obligations shall be conducted by the Person designated as Servicer from time to time in accordance with this Section 7.1. Subject to early termination as otherwise provided below in this Article VII, the Borrower hereby designates AB Private Credit Investors LLC, and AB Private Credit Investors LLC hereby agrees to serve, as Servicer until the termination of this Agreement. For the avoidance of doubt, the Servicer is not an agent of the Facility Agent or any Lender.

Section 7.2 Appointment of Successor Servicer. (a) The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law.

(b) Any Person (i) into which the Servicer may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Servicer, (iv) succeeding to the business of the Servicer in any of the foregoing cases or (v) acquiring the Servicer’s rights and duties as Servicer hereunder by assignment as permitted by Section 15.1 shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

(c) Subject to the last sentence of this Section 7.2(c), until a successor Servicer has commenced servicing activities in the place of AB Private Credit Investors LLC, AB Private Credit Investors LLC shall continue to perform the obligations of the Servicer hereunder. On and after the termination or resignation of the Servicer pursuant to this Section 7.2, the successor servicer pursuant to Section 7.2(b) or, if none, the successor servicer appointed by the Facility Agent shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Servicer agrees to cooperate and use reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral Obligations, including the transfer to any successor servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Collateral Obligations and the delivery to any successor servicer in an orderly and timely fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Obligations containing all information necessary to enable the successor servicer to service the Collateral Obligations. Notwithstanding anything contained herein to the contrary and to the extent permitted by Applicable Law without causing the Servicer to have liability, the termination or resignation of the Servicer shall not become effective until an entity acceptable to the Facility Agent in its sole discretion shall have assumed the responsibilities and obligations of the Servicer.

Section 7.3 Duties of the Servicer. Subject in all instances to the Servicing Standards, the Servicer shall manage, service, administer and make collections on the Collateral Obligations and perform the other actions required to be taken by the Servicer in accordance with the terms and provisions of this Agreement.

(a) The Servicer may take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Servicing Standard. The Borrower hereby appoints the Servicer, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Obligations.

(b) The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall (i) instruct all Obligors (and related agents) to deposit Collections directly into the applicable Collection Account and (ii) deposit all Collections received directly by it into the applicable Collection Account within two (2) Business Days of receipt thereof. The Servicer shall identify all Collections as either Principal Collections or Interest Collections, as applicable. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer.

(c) The Servicer shall maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of an Event of Default, deliver to the Facility Agent copies of all Records in its possession which evidence or relate to the Collections.

(d) The Servicer shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that do not constitute Collections.

(e) On each Measurement Date, the Servicer shall provide to the Facility Agent the updated Borrowing Base model in the form agreed pursuant to Section 6.2(i).

(f) The Servicer may, without the prior written consent of the Facility Agent, execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties as if it performed such duties itself; provided, further that the prior written consent of the Facility Agent shall be required in the event that the Servicer shall execute any such duties by or through an unaffiliated third party.

(g) Notwithstanding anything to the contrary in this Section 7.3, none of the services performed by the Servicer shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Servicer acting repeatedly or continuously as an intermediary in securities for the Borrower, (ii) the Servicer providing investment banking services to the Borrower, (iii) the Servicer having direct contact with, or actively soliciting or finding, outside investors to invest in the Borrower or (iv) the Servicer authorizing or causing the disbursement of money or other assets of the Borrower, except in accordance with this Agreement or in connection with the acquisition, sale or disposal of the Collateral Obligations, it being understood that it is the intention of the parties that the Servicer not take any action that would cause the Servicer to have custody of the Borrower’s funds or securities within the meaning of Rule 206(4)-2 under the Advisers Act. Without limitation to the foregoing, in no event shall the Servicer have authority to cause a disbursement (except in connection with the acquisition, sale, investment or disposal of the Collateral Obligations) by the Borrower except upon the approval of the Equityholder and in accordance with the terms hereof.

(h) Notwithstanding anything in this Agreement and the other Transaction Documents applicable to it to the contrary, the Servicer shall have no authority to hold (directly or indirectly), or otherwise obtain possession of, any funds or securities of the Borrower. The Servicer agrees that any requests regarding the disbursement of any funds in any account must be made in accordance with this Agreement. Without limiting the foregoing, the Servicer shall have no authority to (i) sign checks on the Borrower’s behalf, (ii) deduct fees from any account, (iii) withdraw funds or securities from any account, or (iv) dispose of funds in any account for any purpose other than pursuant to transactions authorized by this Agreement. Nothing in this Section 7.3(h) shall prohibit the Servicer from issuing instructions to the Collateral Agent to effect or to settle any bills of sale, assignments, agreements or other instruments in connection with any acquisition, sale, investment or other disposition of any Collateral Obligations as permitted herein.

Section 7.4 Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of the Closing Date, each Funding Date and each other Measurement Date after the end of the Revolving Period as to itself:

(a) Organization and Good Standing. It has been duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;

(b) Due Qualification. It is duly qualified to do business as a limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a Material Adverse Effect;

(c) Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the Transaction Documents to which it is a party (in any capacity) and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly authorized by the Servicer by all necessary limited liability company action;

(d) Binding Obligations. This Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing;

(e) No Violation. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity), the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any material indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other material instrument (except as may be created pursuant to this Agreement or any other Transaction Document), or (C) violate in any material respect any Applicable Law except, in each case, to the extent that such conflict or violation would not reasonably be expected to have a Material Adverse Effect;

(f) No Proceedings. To the actual knowledge of the Servicer, there are no proceedings or investigations pending or threatened against it, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents or (C) that would reasonably be expected to have a Material Adverse Effect;

(g) No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Official Body having jurisdiction over it or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) or the consummation of the transactions contemplated thereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not have a Material Adverse Effect;

(h) Information True and Correct. All information (other than projections and forward-looking information) heretofore furnished by or on behalf of the Servicer in writing to any Lender, the Collateral Agent or the Facility Agent in connection with this Agreement or any transaction contemplated hereby (including, without limitation, prior to the Closing Date but after taking into account all updates, modifications and supplements to such information) is (when taken as a whole) true and correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein (when taken as a whole) not misleading; provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from a third party, such information need only be accurate in all material respects to the knowledge of the Servicer, after due inquiry;

(i) Collections. The Servicer acknowledges that all Collections received by it (other than any Excluded Amount) are held and shall be held in trust for the benefit of the Secured Parties until deposited into the applicable Collection Account;

(j) Solvency. The Servicer is not the subject of any Insolvency Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not solvent.

Section 7.5 Covenants of the Servicer. Until the date on or after the Facility Termination Date on which the Commitments have been terminated in full and the Obligations (other than contingent Obligations for which no claim has been made) shall have been repaid in full:

(a) Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all Applicable Laws, including those applicable to the Collateral Obligations and all Collections thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a limited liability company and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign limited liability company in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(c) Books and Records. The Servicer shall keep proper books of record and account in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of the Servicer in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations.

(d) Compliance with Collateral Obligations and Servicing Standard. The Servicer shall timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Collateral Obligations (except, in the case of a successor Servicer, such material provisions, covenants and other provisions shall only include those provisions relating to the collection and servicing of the Collateral Obligations to the extent such obligations are set forth in a document included in the related Collateral Obligation File) in accordance with the Servicing Standard.

(e) Maintain Records of Collateral Obligations. The Servicer shall maintain reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Servicer shall maintain its computer systems so that, from and after the time of sale of any Collateral Obligation to the Borrower, the Servicer’s master computer records (including any back-up archives) that refer to such Collateral Obligation shall indicate the interest of the Borrower and the Collateral Agent in such Collateral Obligation and that such Collateral Obligation is owned by the Borrower and has been pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.

(f) Mergers. The Servicer shall not directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person without the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, conditioned or delayed), except that the Servicer shall be allowed to merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire any Person so long as the Servicer remains the surviving entity. The Servicer shall give not less than ten (10) Business Days’ prior written notice of any merger to the Facility Agent.

(g) Servicing Obligations. The Servicer will not (i) agree or permit the Borrower to agree to a Material Modification with respect to any Collateral Obligation without the prior written consent of the Facility Agent or (ii) following an Event of Default, agree or permit the Borrower to agree to any amendments, waivers, votes and consents with respect to any Collateral Obligation without the prior written consent of the Facility Agent.

(h) Financial Reports. The Servicer shall furnish, or cause to be furnished, to the Facility Agent:

(i) as soon as reasonably available and in any event within 120 days after the end of each fiscal year, a balance sheet of the Borrower or, if the Borrower is consolidated with the balance sheet of the Equityholder, of the Equityholder as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year audited by independent public accountants of nationally recognized standing;

(ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year, a balance sheet of the Borrower or, if the Borrower is consolidated with the balance sheet of the Equityholder, of the Equityholder as of the end of such quarter and the related statements of operations for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter;

(iii) simultaneously with the delivery of the audited financial statements referenced in clause (i) above, a certification executed by a duly authorized officer of the Borrower, certifying that (x) neither the Borrower or any ERISA Affiliate thereof maintains, contributes to, has any obligation to contribute to, has any liability with respect to, or intends to become party to or to establish or incur any liability under, any Plan, (y) no ERISA Event has occurred, and (z) no event has occurred or is expected to occur that might result, directly or indirectly, in any Lien pursuant to Section 4068 of ERISA being imposed on the property of Equityholder or any ERISA Affiliate thereof; and

(iv) promptly after receipt thereof, notice that the Servicer has received any auditors’ management letters from its accountants that refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Servicer and an opportunity to discuss the contents of such letter with the Servicer’s management.

(i) Commingling. The Servicer shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into a Collection Account.

(j) Proceedings. The Servicer shall furnish to the Facility Agent, as soon as possible and in any event within five (5) Business Days after a Responsible Officer of the Servicer receives written notice or obtains actual knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect on the Collateral or the Servicer.

Section 7.6 Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee and any Servicer Expenses for the related Collection Period pursuant to Section 8.3(a). Except as otherwise set forth in this Agreement, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and each other Transaction Document.

Section 7.7 Collateral Reporting. The Servicer shall cooperate with the Collateral Agent in the performance of the Collateral Agent’s duties under Section 11.3. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any information maintained by it that the Collateral Agent may from time to time request with respect to the Collateral Obligations and reasonably necessary to complete the Monthly Report and any other reports and certificates that are required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.

Section 7.8 Notices. The Servicer shall deliver to the Facility Agent and the Collateral Agent, promptly after a Responsible Officer of the Servicer has obtained knowledge thereof, notice of any Event of Default or Material Modification. The Servicer shall deliver to the Facility Agent and the Collateral Agent, promptly after a Responsible Officer of the Servicer has obtained actual knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer’s Certificate of any Unmatured Event of Default.

Section 7.9 Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records. (a) Each of the Borrower and the Servicer shall permit representatives of the Facility Agent at any time and from time to time as the Facility Agent shall reasonably request, upon reasonable advance notice and during normal business hours, (x) to inspect and make copies of and abstracts from its records relating to the Collateral Obligations, including without limitation, any underwriting memos or materials relating thereto, and (y) to visit its properties in connection with the collection, processing or servicing of the Collateral Obligations for the purpose of examining such records, and to discuss matters relating to the Collateral Obligations or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters, in each case other than (x) material and affairs protected by the attorney-client privilege and (y) material which such Person may not disclose without violation of any Applicable Law or contract (including any confidentiality agreement). Each of the Borrower and the Servicer agrees to render to the Facility Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Servicer’s or the Borrower’s business and operations. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, such visits and inspections shall occur only no more than once in any calendar year. During the existence of an Unmatured Event of Default, one additional inspection shall be permitted. During the existence of an Event of Default, there shall be no limit on the number of such inspections.

(b) The Borrower and the Servicer, as applicable, shall provide to the Facility Agent access to the Collateral Obligations and all other documents regarding the Collateral Obligations included as part of the Collateral and the Related Security in each case, in its possession, in such cases where the Facility Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but subject to Section 7.9(d) and (i) upon at least five (5) Business Days’ prior written notice (so long as no Unmatured Event of Default or Event of Default has occurred and is continuing), (ii) during normal business hours and (iii) once per calendar year (so long as no Unmatured Event of Default or Event of Default has occurred and is continuing). From and after the Closing Date and periodically thereafter at the reasonable discretion of the Facility Agent, the Facility Agent may review the Borrower’s and the Servicer’s collection and administration of the Collateral Obligations in order to assess compliance by the Servicer with the Servicing Standard, as well as this Agreement and may, no more than twice in any calendar year, conduct an audit of the Collateral Obligations and Records in conjunction with such review, subject to the limits set forth in Section 7.9(d).

(c) Nothing in this Section 7.9 shall derogate from the obligation of the Borrower and the Servicer to observe any Applicable Law or contract prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this Section 7.9.

(d) The Borrower shall bear the reasonable out-of-pocket costs and expenses of all audits and inspections permitted by this Section 7.9 as well as Section 18.6 up to $25,000 unless an Event of Default or an Unmatured Event of Default shall have occurred and is continuing, in which case such cap shall not apply.

Section 7.10 Optional Sales. (a) So long as no Event of Default or Unmatured Event of Default (other than as provided below) shall have occurred and be continuing, the Borrower (or the Servicer on its behalf) shall have the right to sell any Collateral Obligation (each, an “Optional Sale”) subject to the provisions set forth in subsection (d) of this Section 7.10, as applicable.

(b) The Borrower (or the Servicer on its behalf) shall have the right to sell all or any a portion of any (i) Defaulted Collateral Obligation, (ii) Equity Security or (iii) any Collateral Obligations included in the Excess Concentration Amount subject to subsections (d) of this Section 7.10, as applicable.

(c) So long as no Event of Default or Unmatured Event of Default (other than as provided below) shall have occurred and be continuing, the Borrower (or the Servicer on its behalf) shall have the right to sell or otherwise transfer any Collateral Obligations to the Equityholder in connection with the Equityholder’s exercise of its right to optionally repurchase or substitute a Collateral Obligation in accordance with Section 6.2 of the Sale Agreement and shall have the right to acquire any such Substituted Collateral Obligation provided that, as certified to the Collateral Agent and the Facility Agent by a Responsible Officer of the Borrower or the Servicer, (A) any such Substituted Collateral Obligation meets the definition of an Eligible Collateral Obligation, (B) the aggregate outstanding principal balance of such Substituted Collateral Obligation(s) is greater than or equal to that of the replaced Collateral Obligation(s) and (C) such optional repurchase or substitution will not cause an Unmatured Event of Default or an Event of Default (unless, in the case of an Unmatured Event of Default, (1) such Unmatured Event of Default will be cured upon giving effect to such optional repurchase or substitution and the application of the proceeds thereof, (2) a Responsible Officer of the Borrower or the Servicer certifies to the Facility Agent that it is in the process of curing such Unmatured Event of Default or (3) the Facility Agent consents to such optional repurchase or substitution).

(d) In connection with any sale or substitution, as applicable (each a “Transfer”), pursuant to subsection (a), (b) or (c) of this Section 7.10 and except as otherwise expressly set forth below:

(i) at least two (2) Business Days prior to the date of any such Transfer, the Servicer, on behalf of the Borrower, shall give the Facility Agent, the Collateral Custodian and the Collateral Agent written notice of such Transfer, which notice shall identify the related Collateral subject to such Transfer and the expected proceeds therefrom and include a certificate of the Servicer substantially in the form of Exhibit E-3 requesting the release of the related Collateral Obligation File in connection with such Transfer;

(ii) such Transfer shall be made by the Servicer, on behalf of the Borrower (A) in accordance with the Servicing Standard, (B) for any such sale, such sale is made (i) for Cash or as otherwise permitted in connection with an optional repurchase or substitution pursuant to Section 6.2 of the Sale Agreement, (ii) on an arm’s length basis, (iii) for fair market value and (iv) in accordance with Applicable Law, (C) for any such Transfer no adverse selection procedures shall have been used by the Borrower (or the Servicer on its behalf) in selecting the Collateral Obligations to be released in connection with such Transfer and those that will remain as part of the Collateral after giving effect to such Transfer, (D) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided by special purpose entities in connection with the sale of assets of such type), and (E) in a transaction in which the applicable purchaser agrees to a standard bankruptcy non-petition covenant with respect to the Borrower (in form and substance satisfactory to the Facility Agent, in its reasonable discretion) and agrees to release and waive any and all claims against the Borrower arising out of or in any way related to such Transfer;

(iii) in connection with any such sale pursuant to subsection (a), (b) or (c) of this Section 7.10 to an Affiliate of the Borrower or the Servicer, the Facility Agent has given its prior written consent unless, as certified by the Servicer to the Facility Agent, such sale is made on an arms-length basis on terms and conditions no less favorable to the Borrower than terms and conditions that the Borrower would reasonably be expected to obtain in a comparable sale with a non-Affiliate, and if such sale is made pursuant to subsection (a) of this Section 7.10, such sale is made at a price at least equal to the Purchase Price minus all collections attributable to principal on such Collateral Obligation received by or on behalf of the Borrower since the applicable purchase date;

(iv) (A) on the date of any such sale, all proceeds from such sale will be deposited directly into the Collection Account and/or (B) on the date of any such substitution, the Document Checklist with respect to the substituted Eligible Collateral Obligation will be delivered to the Facility Agent and the Collateral Obligation Files identified thereon shall be delivered as required pursuant to Section 10.20 as if the date of such substitution was the Funding Date with respect thereto for purposes of Section 10.20; and

(v) in connection with any such sale pursuant to subsection (a) to any party that is not Affiliate of the Borrower or the Servicer, after giving effect to such sale, the aggregate Principal Balance of all Collateral Obligations sold as described in under subsection (a) (for the avoidance of doubt, excluding any sale that could be made pursuant to subsection (b) or (c)) to any party that is not Affiliate of the Borrower or the Servicer during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 25% of Total Capitalization as of the first day of such 12 calendar month period or, with respect to any period beginning on or prior to the Effective Date, as of the earlier of such date of determination and the Effective Date, as the case may be.

(e) Notwithstanding any other provision in this Agreement, the Borrower (or the Servicer on behalf of the Borrower) may sell (and may direct the Collateral Agent in writing to sell, assign, transfer and release) all or any portion of the Collateral in connection with the payment in full of all Obligations (other than contingent reimbursement and indemnification obligations which are unknown, unmatured and/or for which no claim has been made), termination of the Commitments and release of the Lien of the Collateral Agent for the benefit of the Secured Parties in the Collateral as provided in Section 12.3.

(f) In connection with any sale or substitution pursuant to this Section 7.10, the Collateral Agent shall release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral Obligation(s) and related Collateral subject to such sale or substitution and such portion of the Collateral so transferred shall be automatically released from the Lien of this Agreement as provided in Section 12.3.

(g) In connection with any sale pursuant to this Section 7.10, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such sale to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

Section 7.11 Servicer Default. Each of the following shall constitute a “Servicer Default” under this Agreement: (a) the Servicer shall fail to perform or observe any material term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after actual knowledge by a Responsible Officer of the Servicer thereof or after written notice thereof shall have been given by the Facility Agent to the Servicer;

(b) any representation or warranty of the Servicer made or deemed to have been made hereunder or any other writing or certificate furnished by or on behalf of the Servicer to the Facility Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (excluding any projections, forward-looking information, general economic data, industry information or information relating to third parties) shall prove to have been false or incorrect in any material respect when made or deemed to have been made and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer, and (ii) the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof;

(c) an Insolvency Event shall have occurred and be continuing with respect to the Servicer;

(d) (i) any Transaction Document shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Servicer; or (ii) the Servicer or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document;

(e) failure on the part of the Servicer to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents) required by the terms of any Transaction Document in accordance with Section 7.3(b) and Section 10.10 or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral provided that in any case under this clause (l), such failure continues unremedied for one (1) Business Day (or five (5) Business Days if such failure is due to any administrative or technical issue beyond the control of the Servicer);

(f) the Servicer makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the prior written consent of the Facility Agent, which consent may be withheld in the exercise of its sole and absolute discretion;

(g) any court shall render a final, non-appealable judgment against the Servicer in an amount in excess of $500,000 (net of any expected insurance proceeds or any payments made from a capital contribution to the Borrower) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 30 days of the making thereof; or

(h) at any time that AB Private Credit Investors LLC is the Servicer, a Change of Control shall have occurred and be continuing.

Section 7.12 Servicer Indemnification of Indemnified Parties. The initial Servicer shall indemnify and hold harmless the Collateral Agent (on behalf of the Secured Parties), the Collateral Custodian, the Securities Intermediary, the Facility Agent, the Lenders, any successor Servicer, the Borrower (together with their respective successors and permitted assigns) and each of their respective agents, officers, members and employees (collectively, the “Servicer Indemnified Parties”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any material breach by the initial Servicer of any of its representations and warranties contained in Section 7.4 or any negligence or willful misconduct by the initial Servicer in the performance of any duty or obligation of the initial Servicer contained in this Agreement or any other Transaction Document, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual action, proceeding or claim (including, without limitation, any legal fees or expenses incurred by the Collateral Agent (acting on behalf of the Secured Parties), the Collateral Custodian, the Securities Intermediary, the Facility Agent and the Lenders in connection with any action or proceeding initiated by the Collateral Agent to enforce the indemnification obligations of the initial Servicer against the initial Servicer hereunder or in connection with investigating, preparing or defending any legal action, commenced or threatened, in connection with the exercise or performance of any of the powers or duties of the Collateral Agent under this Agreement); provided, however, that the initial Servicer shall not indemnify a Servicer Indemnified Party amounts to the extent determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted from the gross negligence or willful misconduct on the part of such Servicer Indemnified Party. Any indemnification pursuant to this Section 7.11 shall be had only from the assets of the initial Servicer and shall not be payable from Collections, except to the extent such Collections are released to the initial Servicer in accordance with Section 8.3 (or any related provision describing the allocation of Collections) hereof in respect of the Servicing Fee. The provisions of such indemnity shall run directly to and be enforceable by such Servicer Indemnified

Parties. Each successor Servicer shall indemnify and hold harmless the Borrower, the Facility Agent, the Lenders, the Collateral Custodian, the Securities Intermediary and the Collateral Agent, on behalf of the Secured Parties (together with their respective successors and permitted assigns) (collectively, the “Successor Servicer Indemnified Parties”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any material breach by such successor Servicer of any of the representations and warranties contained in Section 7.4 or any negligence or willful misconduct, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual action, proceeding or claim (including, without limitation, any legal fees or expenses incurred by the Collateral Agent (acting on behalf of the Secured Parties), the Collateral Custodian, the Securities Intermediary, the Facility Agent or Lenders in connection with any action or proceeding initiated by the Collateral Agent against such successor Servicer hereunder or in connection with investigating, preparing or defending any legal action, commenced or threatened, in connection with the exercise or performance of any of the powers or duties of the Collateral Agent under this Agreement); provided, however, that no successor Servicer shall be required to indemnify the Successor Servicer Indemnified Parties to the extent determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted from the gross negligence or willful misconduct on the part of such Indemnified Party. Any indemnification pursuant to this Section 7.11 shall be had only from the assets of the successor Servicer and shall not be payable from Collections except to the extent such Collections are released to the successor Servicer in accordance with Section 8.3 hereof in respect of the Servicing Fee. The provisions of such indemnity shall run directly to and be enforceable by such Successor Servicer Indemnified Parties.

ARTICLE VIII

ACCOUNTS; PAYMENTS

Section 8.1 Accounts. (a) On or prior to the Closing Date, the Servicer shall establish each Account in the name of the Borrower and each Account shall be a segregated, non-interest bearing trust account established with the Securities Intermediary, who shall forward funds from the Collection Account to the Collateral Agent upon its request for application by the Collateral Agent pursuant to Section 8.3. If at any time a Responsible Officer of the Collateral Agent obtains actual knowledge that any Account ceases to be an Eligible Account (with notice to the Servicer and the Facility Agent), then the Servicer shall transfer such account to another institution such that such account shall meet the requirements of an Eligible Account.

Except as set forth below, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower (i) to fund any draw requests of the relevant Obligors under any Variable Funding Asset, or (ii) to make a deposit into the Collections Account as Principal Collections if, after giving effect to such withdrawal, the aggregate amount on deposit in the Unfunded Exposure Account is equal to or greater than the Aggregate Unfunded Amount.

Following the end of the Revolving Period, any draw request made by an Obligor under a Variable Funding Asset included in the Collateral, along with wiring instructions for the applicable Obligor, shall be forwarded by the Servicer to the Collateral Agent (with a copy to the Facility Agent) along with an instruction to the Collateral Agent to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Agent shall fund such draw request in accordance with such instructions from the Servicer.

Following the end of the Revolving Period, if the Borrower shall receive any Principal Collections from an Obligor with respect to a Variable Funding Asset included in the Collateral and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Amount (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Servicer shall direct the Collateral Agent to and the Collateral Agent shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall.

(b) All amounts held in any Account shall, to the extent permitted by Applicable Law, be invested by the Collateral Agent, as directed by the Servicer in writing (or, if the Servicer fails to provide such direction, such amounts shall remain uninvested), in Permitted Investments that mature (i) with respect to the Collection Account, not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate and (ii) with respect to the Unfunded Exposure Account, on the immediately following Business Day. Any such written direction shall certify that any such investment is authorized by this Section 8.1. Investments in Permitted Investments shall be made in the name of the Securities Intermediary, and, except as specifically required below, such investments shall not be sold or disposed of prior to their maturity. If any amounts are needed for disbursement from the Collection Account and sufficient uninvested funds are not available therein to make such disbursement, the Collateral Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement in accordance with and upon the written direction of the Servicer or, if the Servicer shall fail to give such direction, the Facility Agent. The Collateral Agent shall, upon written request, provide the Facility Agent, the Borrower and/or the Servicer, as applicable, with all information in its possession regarding transfer into and out of the Collection Account (including, but not limited to, the identity of the counterparty making or receiving such transfer). In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Servicer or the Facility Agent, as applicable, to timely provide investment instructions or disposition instructions, as applicable, to the Collateral Agent. The Collateral Agent or the Collateral Custodian and their respective Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s or the Collateral Custodian’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(c) Neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Account, except to the extent explicitly set forth herein (including the withdrawal rights for the Unfunded Exposure Account set forth in Section 8.1(a)).

Subject to the other provisions hereof and Applicable Law, the Collateral Agent shall have sole Control (within the meaning of the UCC) over each Account and each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Accounts shall be deposited or transferred to the Collection Account and distributed pursuant to Section 8.3(a).

(d) The Equityholder may, from time to time in its sole discretion (x) deposit amounts into the Principal Collection Account or the Unfunded Exposure Account and/or (y) transfer Eligible Collateral Obligations as equity contributions to the Borrower. All such amounts will be included in each applicable compliance calculation under this Agreement, including, without limitation, calculation of the Borrowing Base and the Maximum Availability.

Section 8.2 Excluded Amounts. The Servicer may direct the Collateral Agent and the Securities Intermediary to withdraw from the applicable Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Facility Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Facility Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice (provided such request is received by 12:00 p.m. (New York time) on such date (otherwise such request will be deemed made on the next succeeding Business Day)).

Section 8.3 Distributions, Reinvestment and Dividends. (a) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(i) From the Interest Collection Account, the Amount Available constituting Interest Collections for such Distribution Date in the following order of priority:

(A) FIRST, to the payment of taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $25,000 on any Distribution Date;

(B) SECOND, first (1) to the Collateral Agent, the Securities Intermediary and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related Collection Period and second (2) to the Servicer, any accrued and unpaid Servicer Expenses, which amounts under this clause (B) shall not exceed the Annual Expense Cap in any calendar year;

(C) THIRD, to the Servicer, any accrued and unpaid Servicing Fee for the related Collection Period;

(D) FOURTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(i)(D), (1) to the Lenders, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), (2) to the Facility Agent on behalf of the Lenders, all accrued and unpaid Fees and Indemnified Amounts due to the Lenders and the Facility Agent and (3) to the Hedge Counterparties, any amounts owed on the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(E) FIFTH, if either Coverage Test is not satisfied on such Distribution Date, to the Facility Agent on behalf of the Lenders to be distributed pro rata in accordance with the amount of the outstanding Advances to reduce the Advances outstanding in the amount necessary to satisfy the Coverage Tests;

(F) SIXTH, to any Affected Persons, any Increased Costs then due and owing;

(G) SEVENTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(i)(G), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(H) EIGHTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(A) above, to the payment of taxes and governmental fees owing by the Borrower, if any;

(I) NINTH, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;

(J) TENTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(B) above, to the Collateral Agent, the Securities Intermediary and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent, the Securities Intermediary and the Collateral Custodian;

(K) ELEVENTH, to pay any other amounts due and payable by the Borrower or otherwise under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a);

(L) TWELFTH, during the Revolving Period, at the election of the Borrower (or the Servicer on its behalf), the remaining Amount Available constituting Interest Collections to (x) the Borrower or (y) the Principal Collection Account for reinvestment in Collateral Obligations; and

(M) THIRTEENTH, after the Revolving Period, the remaining Amount Available, to the Borrower.

(ii) From the Principal Collection Account, the Amount Available constituting Principal Collections for such Distribution Date in the following order of priority:

(A) FIRST, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clauses (A) through (E), in that order, but, in each case, only to the extent not paid in full thereunder;

(B) SECOND, at any time in connection with any prepayment pursuant to Section 2.4(c) or on any other Distribution Date after the end of the Revolving Period to the Facility Agent on behalf of the Lenders to be distributed pro rata to repay the Advances outstanding;

(C) THIRD, at the election of the Borrower (or the Servicer on its behalf), the remaining Amount Available constituting Principal Collections to (x) the Principal Collection Account for reinvestment in Collateral Obligations or (y) to the Facility Agent on behalf of the Lenders to be distributed pro rata to repay the Advances outstanding;

(D) FOURTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clauses (F) and (G) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder;

(E) FIFTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (H) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder

(F) SIXTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (I) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;

(G) SEVENTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(B) or Section 8.3(a)(i)(J), to the Collateral Agent, the Securities Intermediary and the Collateral Custodian, any costs and expenses due to the Collateral Agent, the Securities Intermediary and the Collateral Custodian under the Transaction Documents (other than Increased Costs and Indemnified Amounts);

(H) EIGHTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (K) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;

(I) NINTH, during the Revolving Period, at the election of the Borrower (or the Servicer on its behalf), the remaining Amount Available constituting Principal Collections to the Principal Collection Account for reinvestment in Collateral Obligations; and

(J) TENTH, after the Revolving Period, the remaining Amount Available to the Borrower.

(iii) if the Advances and Obligations have been accelerated pursuant to Section 13.2 and such acceleration has not been rescinded or annulled, then notwithstanding the provisions of the foregoing Section 8.3(a)(i) and Section 8.3(a)(ii), from the Collection Account, the Amount Available for such Distribution Date in the following order of priority:

(A) FIRST, to the payment of taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $25,000 on any Distribution Date;

(B) SECOND, first (1) to the Collateral Agent, the Securities Intermediary and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related Collection Period and second (2) to the Servicer, any accrued and unpaid Servicer Expenses, which amounts under this clause (B) shall not exceed the Annual Expense Cap in any calendar year;

(C) THIRD, to the Servicer, any accrued and unpaid Servicing Fee for the related Collection Period;

(D) FOURTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(iii)(D), (1) to the Lenders, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), (2) to the Facility Agent on behalf of the Lenders, all accrued and unpaid Fees and Indemnified Amounts due to the Lenders and the Facility Agent and (3) to the Hedge Counterparties, any amounts owed on the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(E) FIFTH, to the Facility Agent on behalf of the Lenders to be distributed pro rata to repay the Advances outstanding;

(F) SIXTH, to any Affected Persons, any Increased Costs then due and owing;

(G) SEVENTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(iii)(G), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(H) EIGHTH, to the extent not previously paid pursuant to Section 8.3(a)(iii)(A) above, to the payment of taxes and governmental fees owing by the Borrower, if any;

(I) NINTH, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;

(J) TENTH, to the extent not previously paid pursuant to Section 8.3(a)(iii)(B) above, to the Collateral Agent, the Securities Intermediary and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent, the Securities Intermediary and the Collateral Custodian;

(K) ELEVENTH, to pay any other amounts due and payable by the Borrower or otherwise under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a);

(L) TWELFTH, the remaining Amount Available, to the Borrower.

(b) During the Revolving Period, the Borrower may withdraw from the Collection Account any Principal Collections and apply such Principal Collections to (A) prepay the Advances outstanding in accordance with Section 2.4 or (B) acquire additional Collateral Obligations (each such reinvestment of Principal Collections, a “Reinvestment”), subject to the conditions precedent set forth in Section 6.4.

Subject to the Collateral Agent’s receipt of an Officer’s Certificate of the Servicer as to the satisfaction of the conditions precedent set forth in Section 6.4 and this Section 8.3, the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount of Collections on deposit in the Collection Account.

(c) The Borrower may also make a withdrawal from the Collection Account to make a distribution of Interest Collections and/or Principal Collections as provided in Section 10.16.

(d) At any time, the Borrower may withdraw from the Principal Collection Account the proceeds of any Advance on deposit therein as may be needed to settle any pending acquisition of an Eligible Collateral Obligation.

Section 8.4 Fees. The Borrower shall pay the Undrawn Fee, the Prepayment Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated the date hereof (or dated the date any Lender becomes a party hereto pursuant to an assignment or otherwise), signed by the Borrower, the applicable Lender and the Facility Agent (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”).

Section 8.5 Monthly Report. The Collateral Agent shall prepare (based on information provided to it by the Servicer, the Facility Agent and the Lenders as set forth herein) a Monthly Report in the form of Exhibit D determined as of the close of business on each Determination Date and make available such Monthly Report to the Facility Agent, the Borrower and the Servicer on each Reporting Date starting with the Reporting Date in the first full calendar month after the Closing Date. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Agent and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Facility Agent) a copy of such notice and information to the Facility Agent and the Servicer (and if the Facility Agent provides such notice, with a copy of such notice and information to the Servicer). If the Collateral Agent agrees with any such correction and unless the Collateral Agent is otherwise timely directed by the Servicer (after consultation with the Facility Agent and so long as no Event of Default has occurred and is continuing) or, if an Event of Default has occurred and is continuing, by the Facility Agent, the Collateral Agent shall distribute a revised Monthly Report on the Business Day after it receives such information. If the Collateral Agent does not agree with any such correction or it is directed by the Servicer or by the Facility Agent, as applicable, that the Collateral Agent should not make such correction, the Collateral Agent shall (within one Business Day) contact the Facility Agent and the Servicer and request instructions on how to proceed. The reasonable determination of the Servicer (so long as no Event of Default has occurred and is continuing) or, if an Event of Default has occurred and is continuing, of the Facility Agent with regard to any disputed item in the Monthly Report shall be conclusive absent manifest error.

The Servicer shall cooperate with the Collateral Agent in connection with the preparation of the Monthly Reports and any supplement thereto. Without limiting the generality of the foregoing, the Servicer shall supply any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder. Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report, (i) the Servicer shall be responsible for providing the Collateral Agent the information required for parts (a) through (c) of Exhibit D for such Monthly Report and (ii) the Facility Agent and the Lenders shall be responsible for providing to the Collateral Agent the information required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Agent may conclusively rely. The Servicer shall review and confirm the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Servicer, the Collateral Agent shall send such reports, instructions, statements and certificates to the Borrower and the Servicer for execution.

Each Monthly Report shall identify each Collateral Obligation that was subject to an amendment, waiver or modification during the immediately preceding Collection Period and shall include a brief description of the nature and terms of such amendment, waiver or modification.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Facility Agent and the Lenders as to itself, as of the Closing Date, each Funding Date and each other Measurement Date after the end of the Revolving Period, as follows:

Section 9.1 Organization and Good Standing. It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Collateral Obligations and the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and the Related Security and the other Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 9.2 Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals and made all necessary filings and registrations in all jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 9.3 Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; it has full power, authority and legal right to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral Obligations and the other Collateral and has duly authorized such grant by all necessary action and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by it by all necessary action.

Section 9.4 Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by it and are enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

Section 9.5 Security Interest. This Agreement creates a valid and continuing Lien on the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Borrower; the Collateral is comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations as set forth herein; with respect to Collateral that constitute Security Entitlements (a) all of such Security Entitlements have been credited to the Accounts and the Securities Intermediary has agreed to treat all assets credited to the Accounts as Financial Assets, (b) the Borrower has taken all steps necessary to enable the Collateral Agent to obtain Control with respect to the Accounts and (c) the Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Borrower has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Borrower may, or may cause the Servicer to cause cash in the Accounts to be invested or distributed in accordance with this Agreement; all Accounts constitute Securities Accounts; the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens); the Borrower has received all consents and approvals required by the terms of any Collateral Obligation to the transfer and granting of a security interest in the Collateral Obligations hereunder to the Collateral Agent, on behalf of the Secured Parties; the Borrower has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the State of Delaware; all original executed copies of each underlying promissory note constituting or evidencing any Collateral Obligation have been or, subject to the delivery requirements contained herein and/or Section 18.3, will be delivered to the Collateral Custodian; the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties; with respect to Collateral that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Custodian and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian upon original issue or registration of transfer by the Borrower of such Certificated Security, in each case to be held by the Collateral Custodian on behalf of the Collateral Agent for the benefit of the Secured Parties; and in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

Section 9.6 No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any material breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its Constituent Documents, or any indenture, agreement, mortgage, deed of trust or other material instrument to which it is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate in any material respect any Applicable Law or in any way affect its ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party, in each case, that would be reasonably expected to have a Material Adverse Effect.

Section 9.7 No Proceedings. To its knowledge, there are no proceedings or investigations pending, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (D) that would reasonably be expected to have a Material Adverse Effect on any of the Collateral.

Section 9.8 No Consents. It is not required to obtain the material consent of any other Person or any material approval, authorization, consent, license, approval or authorization, or registration or declaration with, any Official Body having jurisdiction over it or its properties in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, in each case other than consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof.

Section 9.9 Solvency. It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, it will have an adequate amount of capital to conduct its business in the foreseeable future.

Section 9.10 Compliance with Laws. It has complied and will comply in all respects with all Applicable Laws, judgments, agreements with Official Bodies, decrees and orders with respect to its business and properties and all Collateral except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 9.11 Taxes. For U.S. federal income tax purposes, it is, and always has been, an entity disregarded as separate from the Equityholder and the Equityholder is a U.S. Person, assuming that each Advance is treated as indebtedness for U.S. federal income tax purposes. It has filed on a timely basis all federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and has paid all federal and other material Taxes due and payable by it and any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower). No Lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Collateral Obligation and the Related Security to the Borrower have been paid or shall have been paid if and when due at or prior to the Closing Date or the Advance Date, as applicable.

Section 9.12 Monthly Report. Each Monthly Report (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) is accurate in all material respects as of the date thereof; provided that, solely with respect to written or electronic information furnished by the Borrower (or the Servicer on its behalf) which was provided to the Borrower (or the Servicer on its behalf) from a third party, such information need only be accurate in all material respects to the actual knowledge of the Borrower.

Section 9.13 No Liens, Etc. The Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability (other than customary restrictions for property similar to such Collateral) and the Borrower has the full right, power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in each Collateral Obligation and the other Collateral, free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability (other than customary restrictions for property similar to such Collateral), to the extent (as to perfection and priority with respect to such other Collateral) that a security interest in such other Collateral may be perfected under the applicable UCC. The Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Borrower or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto or as necessary or advisable in connection with the Sale Agreement. There are no judgments or Liens for Taxes with respect to the Borrower and no claim has been asserted with respect to the Taxes of the Borrower.

Section 9.14 Information True and Correct. All information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of the Borrower in writing to any Lender, the Collateral Agent or the Facility Agent in connection with this Agreement or any transaction contemplated hereby (including, without limitation, prior to the Closing Date but after taking into account all updates, modifications and supplements to such information) is (when taken as a whole) true and correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein (when taken as a whole) not misleading; provided that, solely with respect to written or electronic information furnished by the Borrower (or the Servicer on its behalf) which was provided to the Borrower (or the Servicer on its behalf) from a third party, such information need only be accurate in all material respects to the knowledge of the Borrower, after due inquiry.

Section 9.15 Bulk Sales. The grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 9.16 Collateral. Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.

Section 9.17 Selection Procedures. In selecting the Collateral Obligations hereunder, no selection procedures were employed which are intended to be materially adverse to the interests of the Lenders.

Section 9.18 Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of, or permitted by, the Transaction Documents and (ii) Indebtedness incurred in the ordinary course of business pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 9.19 No Injunctions. No injunction, writ, restraining order or other order of any Official Body of any nature would have a Material Adverse Effect on the performance of its obligations under this Agreement or any Transaction Document to which it is a party.

Section 9.20 No Subsidiaries. The Borrower has no Subsidiaries.

Section 9.21 ERISA Matters.

(a) The Borrower does not sponsor, maintain, or contribute to, and has never sponsored, maintained, or contributed to, and, except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Affiliate sponsors, maintains, contributes to, or has any liability in respect of, or has ever sponsored, maintained, contributed to, or had any liability in respect of, a Plan.

(b) No ERISA Event has occurred on or prior to the date that this representation is made or deemed made that, whether alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(c) The Borrower is not, and will not become at any time while any Obligations are outstanding, a Benefit Plan Investor.

Section 9.22 Investment Company Status. The Borrower is not an “investment company” as such term is defined in the 1940 Act.

Section 9.23 Set-Off, Etc. From and after the Cut-Off Date with respect thereto, no Collateral Obligation included in the Borrowing Base has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or, to the knowledge of the Borrower, by the Obligor thereof, and no Collateral included in the Borrowing Base is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the Obligor with respect thereto, except, in each case, pursuant to the Transaction Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby and in accordance with the Servicing Standard.

Section 9.24 Collections. The Borrower acknowledges that (i) all Obligors (and related agents) have been directed to make all payments directly to the Collection Account and (ii) all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the applicable Collection Account in accordance with Section 10.10.

Section 9.25 Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Equityholder in exchange for the purchase of the Collateral Obligations (or any number of them). No such transfer has been made for or on account of an antecedent debt and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 9.26 Use of Proceeds. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the FRS Board from time to time.

Section 9.27 Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Equityholder, and the Borrower hereby acknowledges that the Facility Agent and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity. Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Equityholder (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

Section 9.28 Transaction Documents. The Transaction Documents delivered, together with the Constituent Documents of the Borrower, to the Facility Agent represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim (other than Permitted Liens). All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.29 Anti-Terrorism, Anti-Money Laundering. (a) Neither the Borrower nor, to the best of the Borrower’s knowledge, any Affiliate, officer, employee or director, or anyone acting on behalf of the Borrower (i) is (A) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Specially Designated Nationals and Blocked Persons List administered by the Office of Foreign Asset Control (“OFAC”), or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, Her Majesty’s Treasury in the United Kingdom, Germany, Canada, Australia, or any other country or multilateral organization (collectively, “Sanctions”), including but not limited to Cuba, Iran, Syria, North Korea, and the Crimea region in Ukraine (the “Sanctioned Countries”); (B) a Person that resides, is organized or located in any of the Sanctioned Countries or in a country which is designated as a “Non-Cooperative” or “High Risk” jurisdiction by the Financial Action Task Force, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries; or (C) owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person defined in either of the preceding clauses (A) or (B) (along with Persons defined in clauses (A) and (B), collectively, a “Sanction Target”); (ii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iii) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is and each Affiliate, officer, employee or director, acting on behalf of the Borrower is (and is taking no action which would result in any such Person not being) in compliance with (a) all OFAC rules and regulations, (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions to which the Borrower or any of its Affiliates is subject and (c) the Anti-Money Laundering Laws. In addition, the Advances will not be used or accessed, directly or indirectly, in connection with any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) or in connection with commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by or in a Sanctioned Country, or financed or subsidized by any of the foregoing.

(b) The Borrower has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws, or, to the knowledge of the Borrower, threatened.

Section 9.30 Reimbursement of Servicer Expenses. The Borrower agrees to reimburse the Servicer in accordance with the provisions of Section 8.3 for all reasonable expenses, disbursements and advances incurred or made by the Servicer in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision of any Transaction Document, including in connection with servicing, administering and enforcing any Collateral Obligation. The Borrower agrees to pay to the Servicer in accordance with the provisions of Section 8.3 any indemnification payments to which it is entitled under any of the Transaction Documents.

Section 9.31 Anti-Bribery and Corruption. (a) Neither the Borrower nor, to the best of the Borrower’s knowledge, any director, officer, employee, or anyone acting on behalf of the Borrower has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the US Foreign Corrupt Practices Act of 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).

(b) The Borrower and its Affiliates have each conducted their businesses in compliance with Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery and Corruption Laws and with the representation and warranty contained herein.

(c) No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws, or, to the knowledge of the Borrower, threatened.

(d) The Borrower will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

Section 9.32 Volcker Rule. To the best of the Borrower’s knowledge and belief, the Advances do not constitute an “ownership interest” in the Borrower for purposes of the Volcker Rule.

ARTICLE X

COVENANTS

From the date hereof until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed (other than as expressly survive the termination of this Agreement), the Borrower hereby covenants and agrees with the Lenders and the Facility Agent that:

Section 10.1 Protection of Security Interest of the Secured Parties. (a) At or prior to the Closing Date, the Borrower shall have filed or caused to be filed a UCC-1 financing statement, naming the Borrower as debtor and the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the Collateral, with the office of the Secretary of State of the State of Delaware. From time to time thereafter, the Borrower shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by Applicable Law fully to preserve, maintain and protect the interest of the Collateral Agent in favor of the Secured Parties under this Agreement in the Collateral and in the proceeds thereof. The Borrower shall deliver (or cause to be delivered) to the Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Borrower fails to perform its obligations under this subsection, the Collateral Agent or the Facility Agent may (but shall have no obligation to) do so, in each case at the expense of the Borrower, however neither the Collateral Agent nor the Facility Agent shall have any liability in connection therewith.

(b) The Borrower shall not change its name, jurisdiction of organization, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by or on behalf of the Borrower in accordance with subsection (a) above seriously misleading or change its jurisdiction of organization, unless the Borrower shall have given the Facility Agent and the Collateral Agent at least 30 days’ prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Facility Agent together with an Officer’s Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).

(c) The Borrower shall maintain its computer systems, if any, so that, from and after the time of the first Advance under this Agreement, the Borrower’s master computer records (including archives) that shall refer to the Collateral indicate clearly that such Collateral is subject to the first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties. Indication of the Collateral Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower’s computer systems when, and only when, the Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, upon such Collateral Obligation becoming a Repurchased Collateral Obligation or Substituted Collateral Obligation, or otherwise as expressly permitted by this Agreement.

Section 10.2 Other Liens or Interests. Except for the security interest granted hereunder and as otherwise permitted pursuant to Sections 7.10 and 10.16 and Section 6.1 and Section 6.2 of the Sale Agreement, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Borrower (other than Permitted Liens).

Section 10.3 Costs and Expenses. The Borrower shall pay (or cause to be paid) all of its reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Section 10.4 Reporting Requirements. The Borrower shall furnish, or cause to be furnished, to the Facility Agent, the Collateral Agent and each Lender:

(a) as soon as possible and in any event within two (2) Business Days after a Responsible Officer of the Borrower shall have actual knowledge of the occurrence of an Event of Default or Unmatured Event of Default the statement of a Responsible Officer of the Borrower setting forth details of such event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

(b) promptly, from time to time, such other information, documents, records or reports respecting the Collateral Obligations or the Related Security, the other Collateral or the condition or operations, financial or otherwise, of the Borrower as such Person may, from time to time, reasonably request, so long as such information, documents, records or reports are within the possession of the Borrower or may be obtained without undue burden or expense;

(c) promptly, in reasonable detail, any new or updated information reasonably requested by a Lender in connection with “know your customer” laws or any similar regulations.

Section 10.5 Separate Existence. (a) The Borrower shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Borrower are available to pay the creditors of any of its equityholders or any Affiliate thereof.

(b) It shall maintain records and books of account separate from those of any other Person.

(c) It shall pay its own operating expenses and liabilities from its own funds.

(d) It shall ensure that the annual financial statements of the Borrower and the Equityholder shall disclose the effects of the transactions contemplated hereby in accordance with GAAP.

(e) It shall not hold itself out as being liable for the debts of any other Person. It shall not pledge its assets to secure the obligations of any other Person. It shall not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to pay the obligations of any other Person.

(f) It shall keep its assets and liabilities separate from those of all other entities. Except as expressly contemplated herein with respect to Excluded Amounts, it shall not commingle its assets with assets of any other Person.

(g) It shall maintain bank accounts or other depository accounts separate from any other person or entity, including any Affiliate.

(h) It shall not (A) amend, supplement or otherwise modify its Constituent Documents, except in accordance therewith and with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, delayed or conditioned) or (B) divide or permit any division of itself.

(i) Except for income tax and consolidated accounting purposes, it shall at all times hold itself out to the public and all other Persons as a legal entity separate from its Affiliates and from any other Person.

(j) It shall file its own tax returns separate from those of any other Person, except to the extent that it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Applicable Law.

(k) It shall conduct its business only in its own name and comply with all organizational formalities necessary to maintain its separate existence.

(l) It shall maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, that its assets may be included in a consolidated financial statement of its Affiliate so long as (i) appropriate notation shall be made on such consolidated financial statements (if any) to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on its own separate balance sheet.

(m) It shall not, except for capital contributions or capital distributions permitted under the terms and conditions of its Constituent Documents and properly reflected on its books and records and as otherwise expressly required or permitted by the Transaction Documents, enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction.

(n) It shall maintain a sufficient number of employees (which number may be zero) in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds.

(o) It shall use separate invoices bearing its own name.

(p) It shall correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person.

(q) It shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require its equityholders to make additional capital contributions.

(r) It shall not acquire any obligation or securities of its members or of any Affiliate other than the Collateral in compliance with the Transaction Documents.

(s) It shall not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that it may invest in those investments permitted under the Transaction Documents.

(t) It shall not, to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or transfer of all or substantially all of its assets other than such activities as are expressly permitted pursuant to the Transaction Documents.

(u) It shall not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities), except as expressly contemplated by the Transaction Documents.

(v) Except as expressly permitted by the Transaction Documents, it shall not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or, except for Equity Securities acquired in connection with the acquisition of a Collateral Obligation or an offer, exchange, workout, restructuring or exercise of remedies with respect thereto, own any equity interest in any other entity.

(w) It shall not own any asset or property other than Collateral and such other financial assets as permitted by the Transaction Documents.

(x) It shall not engage, directly or indirectly, in any business other than as required or permitted to be performed by the Transaction Documents.

(y) It shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, including for shared office space and for services performed by an employee of any Affiliate.

(z) Neither the Borrower nor the Equityholder shall take any action contrary to the “Assumptions and Facts” section in the opinion or opinions of Dechert LLP, dated the date hereof, relating to certain nonconsolidation and true sale matters.

(aa) Neither the Servicer nor any other person shall be authorized or empowered, nor shall they permit the Borrower to take any Material Action without the prior written consent of one Independent Manager. The Constituent Documents of the Borrower shall include the following provisions: (a) at all times there shall be, and Borrower shall cause there to be, at least one Independent Manager; (b) the Borrower shall not, without the prior written consent of such Independent Manager, on behalf of itself or Borrower, take any Material Action or any action that might cause such entity to become insolvent, and when voting with respect to such matters, the Independent Manager shall consider only the interests of the Borrower, including its creditors; and (c) no Independent Manager of the Borrower may be removed or replaced unless the Borrower provides Lender with not less than five (5) Business Days’ prior written notice of (i) any proposed removal of an Independent Manager, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements set forth in the organizational documents of the Borrower for an Independent Manager. No resignation or removal of an Independent Manager shall be effective until a successor Independent Manager is appointed and has accepted his or her appointment. No Independent Manager may be removed other than for Cause.

Section 10.6 Hedging Agreements. (a) With respect to any Fixed Rate Collateral Obligation, the Borrower may, at its sole cost and expense, obtain and deliver to the Collateral Agent (with a copy to the Facility Agent) one or more Hedging Agreements from qualified Hedge Counterparties having, singly or in the aggregate, an Aggregate Notional Amount not less than the amount determined by the Facility Agent in its reasonable discretion, which (1) shall each have a notional principal amount equal to or greater than $1,000,000, (2) may provide for reductions of the Aggregate Notional Amount on each Distribution Date on an amortization schedule for such Aggregate Notional Amount assuming a 0.0 ABS prepayment speed (or such other ABS prepayment speed as may be approved in writing by the Facility Agent) and zero losses, and (3) shall have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Facility Agent in its reasonable discretion.

(b) In the event that any Hedge Counterparty defaults in its obligation to make a payment to the Borrower under one or more Hedging Agreements on any date on which payments are due pursuant to a Hedging Agreement, the Borrower shall make a demand no later than the Business Day following such default on such Hedge Counterparty, or any guarantor, if applicable, demanding payment under the applicable Hedging Agreement in accordance with the terms of such Hedging Agreement. The Borrower shall give notice to the Facility Agent upon the continuing failure by any Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Borrower on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed by the Facility Agent.

(c) [Reserved].

(d) [Reserved].

(e) The Servicer or the Borrower shall notify the Facility Agent and the Collateral Agent within five Business Days after a Responsible Officer of such Person shall obtain knowledge that the senior unsecured debt rating of a Hedge Counterparty has been withdrawn, reduced or placed on negative credit watch by any Rating Agency.

(f) The Borrower may, at its sole cost and expense, at any time obtain a Replacement Hedging Agreement with the consent (in its sole discretion) of the Facility Agent.

(g) The Borrower shall not agree to any material amendment to any Hedging Agreement without the consent (in its sole discretion) of the Facility Agent.

(h) The Borrower shall notify the Facility Agent and the Collateral Agent after a Responsible Officer of the Borrower shall obtain actual knowledge of the transfer by the related Hedge Counterparty of any Hedging Agreement, or any interest or obligation thereunder.

(i) The Borrower, with the consent of the Facility Agent in its sole discretion, may sell all or a portion of the Hedging Agreements. The Borrower shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Facility Agent and the Collateral Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. The Borrower and, at the Borrower’s request, the Collateral Agent, upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Facility Agent, execute all documentation necessary to release the Lien of the Collateral Agent on such Hedging Agreement and proceeds thereof.

Section 10.7 [Reserved].

Section 10.8 Taxes. For U.S. federal income tax purposes, the Borrower will be an entity disregarded as separate from the Equityholder and the Equityholder will be a U.S. Person, assuming that the Advances will be treated as indebtedness for U.S. federal income tax purposes. The Borrower will file on a timely basis all federal and other material Tax returns (including foreign, federal, state, local and otherwise) required to be filed, if any, and will pay all federal and other material Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).

Section 10.9 Merger, Consolidation, Etc. Except in connection with a permanent reduction and payment in full (in accordance with Section 2.4) of the aggregate principal amount of all Advances, the Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Facility Agent in its sole discretion.

Section 10.10 Deposit of Collections. The Borrower shall transfer, or cause to be transferred, all Collections to the applicable Collection Account by no later than the close of business on the Business Day following the date such Collections are received by the Borrower, the Equityholder, the Servicer or any of their respective Affiliates.

Section 10.11 Indebtedness; Guarantees. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents. The Borrower shall incur no Indebtedness secured by the Collateral other than the Obligations. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.

Section 10.12 Limitation on Purchases from Affiliates. Other than pursuant to the Sale Agreement or otherwise permitted under this Agreement, the Borrower shall not purchase any asset from the Equityholder or the Servicer or any Affiliate of the Borrower, the Equityholder or the Servicer.

Section 10.13 Transaction Documents. Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Facility Agent shall have given its prior written consent thereto in its sole discretion.

Section 10.14 Preservation of Existence. The Borrower shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a Material Adverse Effect.

Section 10.15 Limitation on Investments. The Borrower shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Transaction Documents.

Section 10.16 Distributions. (a) The Borrower shall not declare or make (i) payment of any distribution on or in respect of any equity interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such equity interests; provided that no more frequently than once per Collection Period, the Borrower may make one or more distributions of (A)(1) Interest Collections, (2) Principal Collections and (3) any Collateral Obligations or other assets of the Borrower, in each case, with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and if after giving effect to such distribution, (v) as certified in writing by the Borrower and Servicer to the Facility Agent, sufficient proceeds remain for all payments to be made pursuant to Section 8.3(a)(i) (other than clause (L) or (M) thereof) and Section 8.3(a)(ii) (other than clause (J) thereof) on the next Distribution Date, (w) no Unmatured Event of Default or Event of Default shall have occurred and be continuing, (x) each Collateral Quality Test and the Collateral Portfolio Test is satisfied, (y) each Coverage Test is satisfied and (z) the Advances outstanding do not exceed the Borrowing Base, and (B) any amounts paid to it pursuant to Section 8.3(a) on the applicable Distribution Date.

(b) Prior to foreclosure by the Facility Agent upon any Collateral pursuant to Section 13.3(c), nothing in this Section 10.16 or otherwise in this Agreement shall restrict the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower by the Equityholder.

Section 10.17 Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents (including each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Facility Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 10.18 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Facility Agent’s request) may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Facility Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b) The Borrower and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.

(c) It shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral as the Collateral Agent (acting solely at the Facility Agent’s request) or the Facility Agent may reasonably request, all in reasonable detail.

Section 10.19 Obligor Payment Instructions. The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Facility Agent’s written direction after the occurrence and during the continuance of an Event of Default) Obligor notification forms to give notice to the Obligors or loan agents, as applicable, of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent (at the written direction of the Facility Agent). The Borrower further agrees that it shall (or it shall cause the Servicer to) provide prompt notice to the Facility Agent of any misdirected or errant payments made by any Obligor with respect to any Collateral Obligation and direct such Obligor or loan agent, as applicable, to make payments as required hereunder.

Section 10.20 Delivery of Collateral Obligation Files. The Borrower (or the Servicer on behalf of the Borrower) shall deliver to the Collateral Custodian (with a copy to the Facility Agent) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days prior to the related Funding Date; provided that any file-stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days prior to the related Funding Date). In addition, promptly following the occurrence of an Event of Default, the Borrower shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the email addresses set forth above) a fully executed assignment in blank for each Collateral Obligation for which the Servicer, the Equityholder or any of their respective Affiliates is the loan agent. The Borrower shall maintain (or cause to be maintained) for the Secured Parties in accordance with their respective interests all other Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of an Event of Default, deliver to the Facility Agent copies of all such Records which evidence or relate to the Collections.

Section 10.21 Collateral Obligation Schedule. (a) No later than the Reporting Date after the end of each March, June, September and December of each year, the Borrower shall deliver an update of the Collateral Obligation Schedule to the Facility Agent (with a copy to the Collateral Agent), certified true and correct in all material respects by each of the Borrower and the Servicer.

Section 10.22 Notice to Specified Obligors. (a) With respect to any Collateral Obligation where the related Obligor is also an obligor in respect of a Variable Funding Asset on which the Equityholder or any Affiliate thereof is a lender, the Borrower shall, or shall cause the Servicer to, deliver notice to each such Obligor or loan agent, as applicable, within ten Business Days of the related Cut-Off Date that the related Collateral Obligation has been assigned to the Borrower.

Section 10.23 ERISA.

(a) The Borrower will not become a Benefit Plan Investor at any time while any Obligations are outstanding.

(b) The Borrower will not take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code that would subject any Lender to any tax, penalty, damages, or any other claim for relief under ERISA or the Code.

(c) The Borrower shall not sponsor, maintain, or contribute to, any Plan. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower shall not, and shall not permit any ERISA Affiliate to, permit to exist any occurrence of any ERISA Event, and (ii) the Borrower shall not permit any ERISA Affiliate to sponsor, maintain, contribute to, or incur any liability in respect of, any Plan.

Section 10.24 Proceedings. (a) As soon as possible and in any event within five (5) Business Days after a Responsible Officer of the Borrower receives notice or obtains actual knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral (taken as a whole), the Transaction Documents, the Collateral Agent’s interest in the Collateral, or the Borrower; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral (taken as a whole), the Transaction Documents, the Collateral Agent’s interest in the Collateral, or the Borrower in excess of $100,000 (after any expected insurance proceeds) shall be deemed to be material for purposes of this Section 10.24.

Section 10.25 Policies and Procedures for Sanctions. The Borrower has instituted and maintained policies and procedures reasonably designed to promote and ensure continued compliance with Sanctions.

Section 10.26 Compliance with Sanctions. The Borrower shall not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any Sanction Target, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any Person of Sanctions.

Section 10.27 Compliance with Anti-Money Laundering. The Borrower shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Facility Agent, within five (5) Business Days, of the Borrower’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Borrower. The Borrower and its Affiliates have instituted and shall maintain policies and procedures reasonably designed to promote and ensure compliance with the Anti-Money Laundering Laws.

Section 10.28 Ineligible Collateral. At the direction of the Facility Agent (in its sole discretion), the Borrower shall promptly divest any asset that does not satisfy the definition of “Eligible Collateral Obligation” or “Permitted Investment” if (a) any Lender determines that such asset is reasonably likely to result in any reputational harm to such Lender (in such Lender’s sole discretion) or (b) the Facility Agent determines that the Borrower’s ownership of such asset is reasonably likely to (x) have materially adverse regulatory consequences for any Lender (in such Lender’s sole discretion) or (y) result in unfavorable capital treatment for any Lender (in such Lender’s sole discretion). The Facility Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture and acknowledges that it does not have any discretion with respect to selecting the purchaser of any asset divested pursuant to this Section 10.28.

ARTICLE XI

THE COLLATERAL AGENT

Section 11.1 Appointment of Collateral Agent. U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is hereby appointed as Collateral Agent pursuant to the terms hereof. The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent or Collateral Custodian pursuant to the terms hereof.

Section 11.2 Monthly Reports. The Collateral Agent shall prepare and deliver the Monthly Report in accordance with Section 8.5 and distribute funds in accordance with such Monthly Report in accordance with Section 8.3.

Section 11.3 Collateral Administration. The Collateral Agent shall make available a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer and the Facility Agent certain reports, schedules and calculations, all as more particularly described in this Section 11.3, based upon information and data received from the Servicer pursuant to Section 7.7.

(a) In connection therewith, the Collateral Agent shall:

(i) within 15 days after the Closing Date, create a database with respect to the Collateral that has been pledged to the Collateral Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Obligations credited to the Accounts from time to time and Permitted Investments in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);

(ii) update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Agent by the Facility Agent, the Borrower or the Servicer as may be reasonably required by the Collateral Agent from time to time or based upon notices received by the Collateral Agent from the issuer, or trustee or agent bank under an underlying instrument, or similar source;

(iii) track the receipt and allocation to the Collection Account of Principal Collections and Interest Collections and any withdrawals therefrom and, on each Business Day, provide to the Servicer and Facility Agent daily reports reflecting such actions to the accounts as of the close of business on the preceding Business Day and the Collateral Agent shall provide any such report to the Facility Agent or the Servicer, as applicable, upon its request therefor;

(iv) distribute funds in accordance with such Monthly Report in accordance with Section 8.3;

(v) prepare and deliver to the Facility Agent, the Borrower and the Servicer on each Reporting Date, the Monthly Report and any update pursuant to Section 8.5 when requested by the Servicer, the Borrower or the Facility Agent, on the basis of the information contained in the Collateral Database as of the applicable Determination Date, the information provided by each Lender and the Facility Agent pursuant to Section 3.4 and such other information as may be provided to the Collateral Agent by the Borrower, the Servicer, the Facility Agent or any Lender;

(vi) provide other such information with respect to the Collateral as may be routinely maintained by the Collateral Agent in performing its ordinary Collateral Agent function pursuant hereunder, as the Borrower, the Servicer, the Facility Agent or any Lender may reasonably request from time to time;

(vii) upon the written request of the Servicer on any Business Day and within four hours after the Collateral Agent’s receipt of such request (provided such request is received by 12:00 p.m. (New York time) on such date (otherwise such request will be deemed made on the next succeeding Business Day)) and the Collateral Agent maintains or has received any information reasonably needed and requested by it, the Collateral Agent shall perform the following functions: as of the date the Servicer commits on behalf of the Borrower to purchase Collateral Obligations to be included in the Collateral, perform a pro forma calculation of the tests and other requirements set forth in Sections 6.2(d) and (e), in each case, based upon information contained in the Collateral Database and report the results thereof to the Servicer in a mutually agreed format;

(viii) upon the Collateral Agent’s receipt on any Business Day of written notification from the Servicer of its intent to sell (in accordance with Section 7.10) Collateral Obligations and the Collateral Agent maintains or has received any information reasonably needed and requested by it, the Collateral Agent shall perform, within four hours after the Collateral Agent’s receipt of such request (provided such request is received by no later than 12:00 p.m. (New York time) on such date, otherwise such request will be deemed made on the next succeeding Business Day) a pro forma calculation of the tests and other requirements set forth in Section 7.10(d)(v) and based upon information contained in the Collateral Database and information furnished by the Servicer, compare the results thereof and report the results to the Servicer in a mutually agreed format; and

(ix) track the Principal Balance of each Collateral Obligation and report such balances to the Facility Agent and the Servicer no later than 12:00 Noon (New York City time) on each Business Day as of the close of business on the preceding Business Day.

(b) The Collateral Agent shall provide to the Servicer and the Facility Agent a copy of all written notices and communications received by it identified as being sent to it in connection with the Collateral Obligations and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer or the Facility Agent in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default or the Facility Agent, after the occurrence and during the continuation of an Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(c) In addition to the above:

(i) The Facility Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Facility Agent) as its agent to execute and deliver all further instruments and documents, and take all further action (at the written direction of the Facility Agent) necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution or filing by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral Obligations now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 11.3(c)(i) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 10.1. It is understood and agreed that any and all actions performed by the Collateral Agent in connection with this Section 11.3(c)(i) shall be at the written direction of the Facility Agent, and the Collateral Agent shall have no responsibility or liability in connection with determining any actions necessary or desirable to perfect, protect or more fully secure the security interest granted by the Borrower hereunder or to enable any Person to exercise or enforce any of their respective rights hereunder.

(ii) The Facility Agent may direct the Collateral Agent in writing to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Facility Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Facility Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Facility Agent within ten (10) Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

(iii) Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Facility Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent.

(d) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Facility Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e) Concurrently herewith, the Facility Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Account Control Agreement and any other related agreements in the form delivered to the Collateral Agent. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent in its capacity as Loan Registrar and for any actions taken or omitted to be taken under the Account Control Agreement and any other related agreements in such capacity.

Section 11.4 Removal or Resignation of Collateral Agent. After the expiration of the 180 day period commencing on the date hereof, the Collateral Agent may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Servicer, the Borrower and the Facility Agent; provided, that no resignation or removal of the Collateral Agent will be permitted unless a successor Collateral Agent has been appointed which successor Collateral Agent, so long as no Event of Default has occurred and is continuing, is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Collateral Agent’s resignation, the Facility Agent shall promptly appoint a successor Collateral Agent by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, the resigning Collateral Agent and to the successor Collateral Agent. In the event no successor Collateral Agent shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Agent may petition any court of competent jurisdiction to appoint a successor Collateral Agent. The Facility Agent upon at least 60 days’ prior written notice to the Collateral Agent, may with or without cause (with the consent of the Servicer, such consent not to be unreasonably withheld, delayed or conditioned), remove and discharge the Collateral Agent or any successor Collateral Agent thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of the Collateral Agent, the Facility Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Agent. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Agent and the successor Collateral Agent, with a copy delivered to the Borrower and the Servicer.

Section 11.5 Representations and Warranties. The Collateral Agent represents and warrants to the Borrower, the Facility Agent, the Lenders and Servicer that:

(a) the Collateral Agent has the corporate power and authority and the legal rights to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Official Body and no consent of any other Person (including any stockholder or creditor of the Collateral Agent) is required in connection with the execution, delivery performance, validity or enforceability of this Agreement; and

(c) this Agreement has been duly executed and delivered on behalf of the Collateral Agent and constitutes a legal, valid and binding obligation of the Collateral Agent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).

Section 11.6 No Adverse Interest of Collateral Agent. By execution of this Agreement, the Collateral Agent represents and warrants that it currently holds and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Collateral Obligation or any document in the Collateral Obligation Files. Neither the Collateral Obligations nor any documents in the Collateral Obligation Files shall be subject to any security interest, lien or right of set-off by the Collateral Agent or any third party claiming through the Collateral Agent, and the Collateral Agent shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Collateral Obligations or documents in the Collateral Obligation Files, except that the preceding clause shall not apply to the Collateral Agent or the Collateral Custodian with respect to (i) the Collateral Agent Fees and Expenses or the Collateral Custodian Fees and Expenses, and (ii) in the case of any accounts, with respect to (x) returned or charged-back items, (y) reversals or cancellations of payment orders and other electronic fund transfers, or (z) overdrafts in the Collection Account.

Section 11.7 Reliance of Collateral Agent. In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Collateral Agent, reasonably believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform to the form required by such provision. For avoidance of doubt, Collateral Agent may rely conclusively on Borrowing Base Certificates and Officer’s Certificates delivered by the Servicer. The Collateral Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

Section 11.8 Limitation of Liability and Collateral Agent Rights. (a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (i) the written instructions of any designated officer of the Facility Agent or (ii) the verbal instructions of the Facility Agent.

(b) The Collateral Agent may consult counsel satisfactory to it with a national reputation in the applicable matter and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.

(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) In case any reasonable question arises as to its duties hereunder or under any other Transaction Document, the Collateral Agent may, so long as no Event of Default has occurred and is continuing, request instructions from the Servicer and may, after the occurrence and during the continuance of an Event of Default, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received written instructions from the Servicer or the Facility Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent. In no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) In the event that the Collateral Custodian is not the same entity as the Collateral Agent, the Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian.

(j) Without limiting the generality of any terms of this section, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Facility Agent or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(k) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a

Responsible Officer of the Collateral Agent. It is expressly acknowledged by the Borrower, the Servicer and the Facility Agent that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Facility Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Obligation, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time. For purposes of tracking changes in ratings, the Collateral Agent shall be entitled to use and rely (in good faith) exclusively upon a single reputable electronic financial information reporting service (which for ratings by Standard & Poor’s shall be www.standardpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, of other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.

(l) The Collateral Agent may exercise any of its rights or powers hereunder or perform any of its duties hereunder (or under any other Transaction Document) either directly or, by or through agents or attorneys, and the Collateral Agent shall not be liable for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, the Borrower, the Facility Agent or any other Person, except by reason of acts or omissions by the Collateral Agent constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Agent’s duties hereunder. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Servicer, the Facility Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Servicer, the Facility Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Servicer, the Facility Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent.

(m) The Collateral Agent shall be under no obligation to exercise or honor any of the rights or powers vested in it by this Agreement or other Transaction Document at the request or direction of the Facility Agent (or any other Person authorized or permitted to direct the Collateral Agent hereunder) pursuant to this Agreement or other Transaction Document, unless the Facility Agent (or such other Person) shall have offered the Collateral Agent security or indemnity reasonably acceptable to the Collateral Agent against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.

Section 11.9 Tax Reports. The Collateral Agent shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Collateral Agent’s compensation or for reimbursement of expenses.

Section 11.10 Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that ~~may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of~~succeeds to all or substantially all of the corporate trust business of the Collateral Agent ~~hereunder~~, which Person, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 11.11 Collateral Agent Compensation. As compensation for its activities hereunder, the Collateral Agent (in each of its capacities hereunder and as Securities Intermediary under the Account Control Agreement) shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Agent and the Securities Intermediary under the Transaction Documents (including, without limitation, Indemnified Amounts payable under Article XVI) (collectively, the “Collateral Agent Fees and Expenses”). The Borrower agrees to reimburse the Collateral Agent in accordance with the provisions of Section 8.3 for all reasonable, out-of-pocket, documented expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Collateral Agent’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of (i) its removal as Collateral Agent and appointment and acceptance by the successor Collateral Agent pursuant to Section 11.4 or (ii) the termination of this Agreement.

Section 11.12 Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with Applicable Banking Law, the Collateral Agent and the Collateral Custodian are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent and the Collateral Custodian. Accordingly, each of the parties agrees to provide to the Collateral Agent and the Collateral Custodian, upon their reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent and the Collateral Custodian to comply with Applicable Banking Law.

Section 11.13 Electronic Communications and Signatures. (a) The Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement and the other Transaction Documents sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided that any Person providing such instructions or directions shall provide to the Collateral Agent an incumbency certificate listing authorized Persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Collateral Agent email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Agent in its discretion elects to act upon such instructions, the Collateral Agent’s reasonable understanding of such instructions shall be deemed controlling. The Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any Person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent, including the risk of the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(b) By executing this Agreement, the parties hereto hereby acknowledge and agree, and direct the Collateral Agent to acknowledge and agree and the Collateral Agent does hereby acknowledge and agree, that execution of this Agreement, any instruction, direction, notice, form or other document executed by the any party to this Agreement or the Transaction Documents in connection with this Agreement or such other Transaction Documents, by electronic signatures (whether by Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by such party and reasonably available at no undue burden or expense to the Collateral Agent) shall be permitted hereunder notwithstanding anything to the contrary herein and such electronic signatures shall be legally binding as if such electronic signatures were handwritten signatures. Any electronically signed document delivered via email from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on such party’s behalf. The parties hereto also hereby acknowledge and agree that the Collateral Agent shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

ARTICLE XII

GRANT OF SECURITY INTEREST

Section 12.1 Borrower’s Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including Advances, Yield, all Fees and other amounts at any time owing hereunder), the Borrower hereby assigns and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and lien upon the following (other than Retained Interests and Excluded Amounts), in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”):

(a) all Collateral Obligations;

(b) all Related Security;

(c) this Agreement, the Sale Agreement and all other documents now or hereafter in effect to which the Borrower is a party (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (iv) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Borrower Assigned Agreements; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower shall be entitled to exercise any such rights and make any such claims;

(d) all of the following (the “Account Collateral”):

(i) each Account, all funds held in any Account (other than Excluded Amounts), and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds,

(ii) all investments from time to time of amounts in the Accounts and all certificates and instruments, if any, from time to time representing or evidencing such investments,

(iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Account Collateral, and

(iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral;

(e) all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement;

(f) all Accounts, all Certificated Securities, all Chattel Paper, all Documents, all Equipment, all Financial Assets, all General Intangibles, all Instruments, all Investment Property, all Inventory, all Securities Accounts, all Security Certificates, all Security Entitlements and all Uncertificated Securities of the Borrower;

(g) each Hedging Agreement, including all rights of the Borrower to receive moneys due and to become due thereunder;

(h) all of the Borrower’s other personal property; and

(i) all ~~Proceeds~~proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in clauses (a) through (h) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or a Secured Party or any assignee or agent on behalf of the Collateral Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Section 12.2 Borrower Remains Liable. Notwithstanding anything in this Agreement, (a) except to the extent of the Servicer’s duties under the Transaction Documents, the Borrower shall remain liable under the Collateral Obligations, Borrower Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by a Secured Party or the Collateral Agent of any of its rights under this Agreement shall not release the Borrower or the Servicer from any of their respective duties or obligations under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral, (c) the Secured Parties and the Collateral Agent shall not have any obligation or liability under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral by reason of this Agreement, and (d) neither the Collateral Agent nor any of the Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower or the Servicer under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Section 12.3 Release of Collateral. In connection with (i) any Collateral Obligations sold pursuant to Section 7.10, (ii) any Collateral Obligations or other assets distributed in accordance with Section 10.16 or (iii) any Repurchased Collateral Obligations or Substituted Collateral Obligations repurchased or substituted, as applicable, pursuant to the Sale Agreement and, in each case, on the applicable date of substitution or deposit into the Collection Account of all required amounts (if any) specified in the applicable provision of this Agreement or the Sale Agreement, the Collateral Agent, on behalf of the Secured Parties, shall, automatically and without further action be deemed to, and hereby does, transfer, assign and set-over to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under such Collateral Obligation and all future monies due or to become due with respect thereto, the Related Security, all Collections of such Collateral Obligation, all rights to security for any such Collateral Obligation, and all Collections and products of the foregoing. In addition, the Collateral Agent, at the expense of the Borrower, will (i) execute such instruments of release with respect to the portion of the Collateral to be so replaced, retransferred, repurchased or sold, in recordable form if necessary, in favor of the Borrower or its designee as the Borrower or the Servicer may reasonably request, (ii) deliver to the Borrower or its designee any portion of the Collateral (including the related Underlying Instruments) to be so replaced, retransferred, repurchased or sold in its possession as identified to it by the Servicer and (iii) otherwise take such actions as requested by the Borrower or the Servicer as are necessary and appropriate to release the Lien of the Collateral Agent for the benefit of the Secured Parties on the portion of the Collateral to be so replaced, retransferred, repurchased or sold.

ARTICLE XIII

EVENTS OF DEFAULT

Section 13.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a) the Borrower shall fail to pay any amount of interest or principal on the Advances, for the avoidance of doubt, excluding Increased Costs, (x) on the Facility Termination Date or (y) as otherwise provided for in any Transaction Document when due (in all cases, whether on any Distribution Date, on the Facility Termination Date, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise) and such failure continues for seven (7) Business Days; provided, if such failure results solely from an administrative error or omission by the Facility Agent, the Securities Intermediary or any paying agent, such default continues for a period of ten (10) Business Days after the Facility Agent or the Securities Intermediary receives written notice or a Responsible Officer of such party has actual knowledge of such administrative error or omission;

(b) the Borrower shall fail to perform or observe any material term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after actual knowledge by a Responsible Officer of the Borrower thereof or after written notice thereof shall have been given by the Facility Agent to the Borrower;

(c) any representation or warranty of the Borrower made or deemed to have been made hereunder or any other writing or certificate furnished by or on behalf of the Borrower to the Facility Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (excluding any projections, forward-looking information, general economic data, industry information or information relating to third parties) shall prove to have been false or incorrect in any material respect when made or deemed to have been made and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower, and (ii) the date on which a Responsible Officer of the Borrower acquires actual knowledge thereof; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to any Collateral Obligation if the Borrower complies with its obligations in Section 6.1 of the Sale Agreement with respect to such Collateral Obligation;

(d) an Insolvency Event shall have occurred and be continuing with respect to the Borrower or the Equityholder;

(e) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6321 of the Code with regard to any of the assets of the Borrower;

(f) (i) any Transaction Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the Equityholder; or (ii) the Borrower or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens), and, in each case, such failure continues unremedied for five (5) Business Days;

(g) the Borrower shall incur any indebtedness except as otherwise permitted by the Transaction Documents;

(h) the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act and such requirement continues for a period of 20 days;

(i) failure on the part of the Borrower or the Equityholder to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents) required by the terms of any Transaction Document in accordance with Section 7.3(b) and Section 10.10 or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral provided that in any case under this clause (l), such failure continues unremedied for one (1) Business Day (or five (5) Business Days if such failure is due to any administrative or technical issue beyond the control of the Borrower, the Equityholder or the Servicer, as applicable);

(j) (i) failure of the Borrower to maintain at least one Independent Manager or (ii) the removal of any Independent Manager without Cause or prior written notice to the Facility Agent (in each case as required by the Constituent Documents of the Borrower); provided that the Borrower shall have seven (7) Business Days to replace any Independent Manager upon a Responsible Officer of the Borrower receiving written notice of the death, incapacitation or resignation of the current Independent Manager;

(k) the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the prior written consent of the Facility Agent, which consent may be withheld in the exercise of its sole and absolute discretion;

(l) any court shall render a final, non-appealable judgment against the Borrower or the Equityholder in an amount in excess of $500,000 (in the case of the Borrower) or $5,000,000 (in the case of the Equityholder) (in each case exclusive of judgment amounts to the extent covered by applicable insurance or any payments made from a capital contribution to the Borrower) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 30 days of the making thereof;

(m) the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that Dechert LLP or any other reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Borrower;

(n) for any reason Overcollateralization Ratio is less than 105% as of any Measurement Date and remains so for seven (7) days after such Measurement Date; or

(o) the occurrence of a Servicer Default.

Section 13.2 Effect of Event of Default.

(a) Optional Termination. Upon notice by the Collateral Agent or the Facility Agent that an Event of Default (other than an Event of Default described in Section 13.1(d) or an Event of Default that has been waived in accordance with Section 17.2) has occurred, the Revolving Period will automatically terminate and no Advances will thereafter be made, and the Collateral Agent (at the direction of the Facility Agent or the Required Lenders) may declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable together with any Prepayment Fee in respect of such Advances, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.

(b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Advances under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable together with any Prepayment Fee in respect of such Advances, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).

Section 13.3 Rights upon Event of Default. If an Event of Default shall have occurred and be continuing, the Facility Agent may, in its sole discretion, or shall at the direction of the Required Lenders, exercise or direct the Collateral Agent to exercise any of the remedies specified herein in respect of the Collateral including (subject to Section 13.9 and Section 13.11):

(a) to require the Servicer to obtain the prior written consent of the Facility Agent before (i) agreeing to any modification or waiver of any Collateral Obligation, (ii) taking any discretionary action with respect to any Collateral Obligation or (iii) causing the Borrower to sell or otherwise dispose of any Collateral Obligation;

(b) institute proceedings in its own name and on behalf of the Secured Parties as Collateral Agent for the collection of all Obligations, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor with respect thereto moneys adjudged due, for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by Applicable Law or any Transaction Document;

(c) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the right and remedies of the Collateral Agent and the Secured Parties which rights and remedies shall be cumulative; and

(d) require the Borrower and the Servicer, at the Servicer’s expense, to (1) assemble all or any part of the Collateral as directed by the Collateral Agent (at the direction of the Facility Agent) and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent (at the direction of the Facility Agent) that is reasonably convenient to such parties and (2) without notice except as specified below, sell the Collateral (at the direction of the Facility Agent) or any part thereof in one or more parcels at a public or private sale, at any of the Collateral Agent’s or the Facility Agent’s offices or elsewhere in accordance with Applicable Law. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten Business Days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent (at the direction of the Facility Agent) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the applicable Collection Account and to be applied against the outstanding Obligations pursuant to Section 4.1. For the avoidance of doubt, the Servicer, the Lenders and any of their respective Affiliates shall be permitted to participate in any such sale.

Section 13.4 Collateral Agent May Enforce Claims Without Possession of Notes. All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Collateral Agent (at the direction of the Facility Agent) without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Collateral Agent shall be brought in its own name as Collateral Agent and any recovery of judgment, subject to the payment of the reasonable, out-of-pocket and documented expenses, disbursements and compensation of the Collateral Agent, each predecessor Collateral Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.

Section 13.5 Collective Proceedings. In any proceedings brought by the Collateral Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Collateral Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.

Section 13.6 Insolvency Proceedings. In case there shall be pending, relative to the Borrower or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors of property of the Borrower or such other obligor, the Collateral Agent, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section 13.6, shall be entitled and empowered but without any obligation, subject to Section 13.9(a), by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and Yield owing and unpaid in respect of the Notes, all other amounts owing to the Lenders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for reimbursement of all reasonable and documented out-of-pocket expenses (including the reasonable fees and expenses of outside counsel) and liabilities incurred, and all advances, if any, made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;

(b) unless prohibited by Applicable Law and regulations, to vote (at the direction of the Facility Agent) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(c) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and

(d) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower, its creditors and its property;

and any trustee, receiver, liquidator, collateral agent or trustee or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Collateral Agent and, in the event that the Collateral Agent shall consent (at the direction of the Facility Agent) to the making of payments directly to such Secured Parties, to pay to the Collateral Agent such amounts as shall be sufficient to cover all reasonable and documented out-of-pocket expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct.

Section 13.7 Delay or Omission Not Waiver. No delay or omission of the Collateral Agent or of any other Secured Party to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article XIII or by law to the Collateral Agent or to the other Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the other Secured Parties, as the case may be.

Section 13.8 Waiver of Stay or Extension Laws. The Borrower waives and covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter

11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 13.9 Limitation on Duty of Collateral Agent in Respect of Collateral. (a) Beyond the safekeeping of the Collateral Obligation Files in accordance with Article XVIII, neither the Collateral Agent nor the Collateral Custodian shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Collateral Agent nor the Collateral Custodian shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Neither the Collateral Agent nor the Collateral Custodian shall be liable or responsible for any misconduct, negligence or loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent, attorney or bailee selected by the Collateral Agent or the Collateral Custodian in good faith and with due care hereunder.

(b) Neither the Collateral Agent nor the Collateral Custodian shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, or for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) Neither the Collateral Agent nor the Collateral Custodian shall have any duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.

Section 13.10 Power of Attorney. (a) Each of the Borrower and the Servicer hereby irrevocably appoints the Collateral Agent as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense (at the direction of the Facility Agent), in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(b) No person to whom this power of attorney is presented as authority for the Collateral Agent to take any action or actions contemplated by clause (a) shall inquire into or seek confirmation from the Borrower or the Servicer as to the authority of the Collateral Agent to take any action described below, or as to the existence of or fulfillment of any condition to the power of attorney described in clause (a), which is intended to grant to the Collateral Agent unconditionally the authority to take and perform the actions contemplated herein, and each of the Borrower and the Servicer irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this power of attorney. The power of attorney granted in clause (a) is coupled with an interest and may not be revoked or canceled by the Borrower or the Servicer until all obligations of each of the Borrower and the Servicer under the Transaction Documents have been paid in full (other than any contingent obligations that is not then due and payable).

(c) Notwithstanding anything to the contrary herein, the power of attorney granted pursuant to this Section 13.10 shall only be effective after the occurrence and during the continuance of an Event of Default.

Section 13.11 Standstill Period. In the event that the Facility Termination Date shall occur and the outstanding Advances and all other Obligations are immediately due and payable pursuant to Section 13.2(a) or (b), the Equityholder may notify the Facility Agent no later than two (2) Business Days after the date on which such acceleration has occurred that it will deposit into the Principal Collection Account an amount equal to the amount necessary to repay the Obligations in full, then the Facility Agent shall not direct the Collateral Agent to sell such Collateral until the earlier to occur of (A) twelve (12) Business Days after the date on which the Equityholder provides such notice to the Facility Agent and (B) the date on which such proceeds are deposited into the Principal Collection Account (in which case such proceeds shall be applied to repay the Obligations in full (other than contingent Obligations for which no claim has been made) and the Collateral Agent shall release and transfer to the Equityholder without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral and such Collateral shall be automatically released from the Lien of this Agreement as provided in Section 12.3).

ARTICLE XIV

THE FACILITY AGENT

Section 14.1 Appointment. Each Lender hereby irrevocably designates and appoints Synovus as Facility Agent hereunder and under the other Transaction Documents, and authorizes the Facility Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Facility Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Facility Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Facility Agent. The appointment and authority of the Facility Agent hereunder shall terminate on the Facility Termination Date.

Section 14.2 Delegation of Duties. The Facility Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys-in-fact for the facility and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Facility Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 14.3 Exculpatory Provisions. Neither the Facility Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 14.2 under or in connection with this Agreement or the other Transaction Documents or (b) responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document. Except as otherwise expressly provided in this Agreement, the Facility Agent shall not be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower or the Servicer.

Section 14.4 Reliance by Facility Agent. The Facility Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to each of the Lenders), Independent Accountants and other experts selected by the Facility Agent. The Facility Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all current and future Lenders.

Section 14.5 Notices. The Facility Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default unless it has received notice from the Servicer, the Borrower or any Secured Party, referring to this Agreement and describing such event. In the event the Facility Agent receives such a notice, it shall promptly give notice thereof to the Secured Parties. The Facility Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Required Lenders; provided, that unless and until the Facility Agent shall have received such directions, the Facility Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders, as applicable.

Section 14.6 Non-Reliance on Facility Agent. The Lenders expressly acknowledge that neither the Facility Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Facility Agent hereafter taken, including any review of the affairs of the Borrower or the Servicer, shall be deemed to constitute any representation or warranty by the Facility Agent to any Lender. Each Lender represents to the Facility Agent that it has, independently and without reliance upon the Facility Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Facility Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations. Except as expressly provided herein, the Facility Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, the Servicer or the Lenders which may come into the possession of the Facility Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

In no event shall the Facility Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Facility Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Facility Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Section 14.7 Indemnification. The Lenders agree to indemnify the Facility Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Servicer under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Advances (or their Commitments, if no Advances are outstanding) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever

(including the reasonable fees and disbursements of counsel for the Facility Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Facility Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Facility Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith. The provisions of this Section shall survive the payment of the obligations under this Agreement, including the Advances, the termination of this Agreement, and any resignation or removal of the Facility Agent.

Section 14.8 Successor Facility Agent. If the Facility Agent shall resign as Facility Agent under this Agreement, then the Required Lenders shall appoint a successor agent, with the consent of the Borrower so long as no Event of Default has occurred and is continuing, whereupon such successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term “Facility Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Facility Agent’s rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement. In addition, prior to any assignment or participation by Synovus or any of its Affiliates of any interest in its Commitment which, in either case, after giving effect to such assignment or participation would result in Synovus and its Affiliates holding (unparticipated) less than 25% of the Facility Amount in aggregate Commitments, Synovus shall provide notice of such event to the Borrower, the Servicer and the Lenders (with the consent of the Required Lenders and, unless an Event of Default has occurred and is continuing, the Servicer) shall be permitted to appoint a new Facility Agent. After the Facility Agent’s resignation hereunder, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement. No resignation of the Facility Agent shall become effective until a successor Facility Agent shall have assumed the responsibilities and obligations of the Facility Agent hereunder; provided, that in the event a successor Facility Agent is not appointed within 60 days after such notice of its resignation is given as permitted by this Section 14.8, the Borrower or the Servicer may petition a court for its removal.

Section 14.9 Facility Agent in its Individual Capacity. The Facility Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Servicer as though the Facility Agent were not an agent hereunder. The Facility Agent may act as Facility Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity. None of the provisions to this Agreement shall require the Facility Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section 14.10 Borrower Audit. The Facility Agent shall, at the Borrower’s expense, retain a nationally recognized audit firm acceptable to the Facility Agent in its sole discretion to conduct and complete a procedural review of the Collateral Obligations in compliance with the standards set forth on Exhibit B hereto, (i) within 120 days after the Closing Date and (ii) annually at the request of the Facility Agent thereafter; provided that there shall be no limits on the Facility Agent’s right to conduct audits (at the Borrower’s expense) during the occurrence of an Event of Default. The Facility Agent shall promptly forward the results of such audit to the Servicer.

Section 14.11 Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with Applicable Banking Law, the Facility Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Facility Agent. Accordingly, each of the parties agree to provide to the Facility Agent, upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Facility Agent to comply with Applicable Banking Law.

ARTICLE XV

ASSIGNMENTS

Section 15.1 Restrictions on Assignments by the Borrower and the Servicer. Except as specifically provided herein, neither the Borrower nor the Servicer may assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Facility Agent and the Required Lenders in their respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void. Notwithstanding the foregoing, the Servicer may assign any of its rights or obligations under this Agreement (A) without the consent of any other Person, but with prior written notice to the Facility Agent and the Collateral Agent, to an Affiliate provided that such Affiliate (i) is directly or indirectly wholly owned by, and under the voting control of, AllianceBernstein, L.P., (ii) is duly qualified, (iii) has the ability to professionally and competently perform duties similar to those imposed upon the Servicer pursuant to this Agreement and the other Transaction Documents, (iv) has the legal right and capacity to act as Servicer under this Agreement and the other Transaction Documents, (v) shall not cause the Borrower or the pool of Collateral to become required to register under the provisions of the 1940 Act, and (vi) immediately after the assignment, employs or otherwise has the benefit of the services of substantially the same personnel performing the duties required under this Agreement who would have performed the duties had the assignment not occurred and (B) in connection with a change of control transaction that is deemed to be an assignment within the meaning of Section 202(a)(1) of the Investment Advisers Act; provided that the Servicer obtains consent thereto in a manner consistent with SEC Staff interpretations of Section 205(a)(2) of the Investment Advisers Act. In connection with any such permitted assignment, the Servicer shall deliver to the Facility Agent an assignment and assumption agreement in form and substance reasonably satisfactory to the Facility Agent pursuant to which the assignee agrees to assume and perform the duties of the Servicer under this Agreement, and the Servicer shall promptly execute and deliver all further instruments and documents, and take all further action, that the Facility Agent may reasonably request, in order to perfect, protect or more fully evidence the assignee’s assumption of such obligations, and to enable the Facility Agent to exercise or enforce the terms of this Agreement against such assignee.

Section 15.2 Documentation. In connection with any assignment permitted pursuant to Section 15.4, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance. In the case of an assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof) the assignee shall execute and deliver to the Servicer, the Borrower, the Facility Agent, the Loan Registrar and the Collateral Agent a fully executed assignment thereof or a Joinder Agreement substantially in the form of Exhibit G hereto. If the assignee is not an existing Lender it shall deliver to the Collateral Agent any tax forms and other information requested by the Collateral Agent for purposes of conducting its customary “know your customer” inquiries.

Section 15.3 Rights of Assignee. Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee.

Section 15.4 Assignment by Lenders. Any Lender may assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment (or any portion thereof) pursuant to any one of the following clauses (a) through (~~e); provided that the Lenders shall not assign any interest in, or sell a participation in any Advance (or portion thereof) or its Commitment (or any portion thereof), to the Equityholder or any Affiliate of the Equityholder~~d):

~~(a) to any person other than a Competitor, if an Event of Default has occurred and is continuing;~~

(a) ~~(b)~~ to an Affiliate of such Lender;

(b) ~~(c)~~ to another Lender;

(c) ~~(d)~~ to any Person that is not a ~~Competitor~~Disqualified Institution if such Lender makes a determination that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule); or

(d) ~~(e)~~ to any Person with the prior written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed);

provided, that, (i) unless an Event of Default has occurred and is continuing, each Lender shall first offer to sell such interest(s) to each remaining Lender (pro rata) for a period of 10 Business Days prior to offering to any Person that is not an existing Lender~~.~~; (ii) the Lenders shall not assign any interest in, or sell a participation in any Advance (or portion thereof) or its Commitment (or any portion thereof), to the Equityholder or any Affiliate of the Equityholder; and (iii) unless an Event of Default has occurred and is continuing, the Lenders shall not assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment (or any portion thereof) to a Disqualified Institution.

Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.

Section 15.5 Registration; Registration of Transfer and Exchange. (a) The Collateral Agent, acting solely for this purpose as agent for the Borrower (and, in such capacity, the “Loan Registrar”), shall maintain a register for the recordation of the name and address of each Lender (including any assignees), and the principal amounts (and stated interest) owing to such Lender pursuant to the terms hereof from time to time (the “Loan Register”). The entries in the Loan Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent, the Facility Agent and each Lender shall treat each Person whose name is recorded in the Loan Register pursuant to the terms hereof as a Lender hereunder. The Loan Register shall be available for inspection by any Lender, the Borrower or the Servicer at any reasonable time and from time to time upon reasonable prior notice.

(b) Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Article 15. A Note may be exchanged (in accordance with Section 15.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 15.1 and Section 15.4) (or its agent or nominee) of all or a portion of the Advances. The Loan Registrar shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Loan Registrar either (i) an Opinion of Counsel that the transfer of such Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (ii) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 15.5 and the restrictions noted on the face of such Note.

(c) At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Loan Registrar) the new Note which the holder making the exchange is entitled to receive at the Loan Registrar’s office, located at the address set forth in Annex A hereto.

(d) Upon surrender for registration of transfer of any Note at an office or agency of the Borrower, the Borrower shall execute and deliver (through the Loan Registrar), in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like class and aggregate principal amount.

(e) All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.

(f) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Loan Registrar) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Loan Registrar, duly executed by the holder thereof or his attorney duly authorized in writing.

(g) No service charge shall be made for any registration of transfer or exchange of a Note, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any Taxes that may be imposed in connection with any registration of transfer of exchange of a Note.

(h) The holders of the Notes shall be bound by the terms and conditions of this Agreement.

Section 15.6 Mutilated, Destroyed, Lost and Stolen Notes. (a) If any mutilated Note is surrendered to the Loan Registrar, the Borrower shall execute and deliver (through the Loan Registrar) in exchange therefor a new Note of like class and tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Borrower and the Loan Registrar prior to the payment of the Notes (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the Loan Registrar that such Note has been acquired by a bona fide Lender, the Borrower shall execute and deliver (through the Loan Registrar), in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) Upon the issuance of any new Note under this Section 15.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any Taxes that may be imposed in relation thereto and any other expenses connected therewith.

(d) Every new Note issued pursuant to this Section 15.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 15.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.

Section 15.7 Persons Deemed Owners. The Borrower, the Servicer, the Facility Agent, the Collateral Agent and any agent for any of the foregoing may treat the holder of any Note identified as such in the Loan Register as the owner of such Note for all purposes whatsoever, whether or not such Note may be overdue, and none of Borrower, the Servicer, the Facility Agent, the Collateral Agent and any such agent shall be affected by notice to the contrary.

Section 15.8 Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be promptly canceled. The Borrower shall promptly cancel and deliver to the Loan Registrar any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Borrower. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 15.8, except as expressly permitted by this Agreement.

Section 15.9 Participations; Pledge. (a) At any time and from time to time, each Lender may, in accordance with Applicable Law, grant participations in all or a portion of its Note and/or its interest in the Advances and other payments due to it under this Agreement to any Person other than a ~~Competitor~~Disqualified Institution (each, a “Participant”) or to a Disqualified Institution, if an Event of Default has occurred and is continuing. Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) none of the Borrower, the Servicer, the Facility Agent, any Lender, the Collateral Agent nor the Servicer shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.3 and Section 5.1 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Article XV; provided that such Participant (A) agrees to be subject to the provisions of Section 17.16 as if it were an assignee under this Article XV and makes the representations set forth in Section 17.19; and (B) shall not be entitled to receive any greater payment under Section 4.3 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in any Applicable Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 17.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender.

(b) Notwithstanding anything in Section 15.9(a) to the contrary, each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.

(c) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Transaction Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Facility Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.

Section 15.10 Reallocation of Advances. Any reallocation of Advances among Lenders pursuant to an assignment executed by such Lender and its assignee(s) and delivered pursuant to Article XV or pursuant to a Joinder Agreement executed and delivered pursuant to Article XV in each case shall be wired by the applicable purchasing Lender(s) to the Collateral Agent pursuant to the wiring instructions provided by the Collateral Agent; provided that the Collateral Agent shall not wire such amounts to the applicable selling Lender(s) until it has received an executed assignment agreement or Joinder Agreement, as applicable.

ARTICLE XVI

INDEMNIFICATION

Section 16.1 Borrower Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower agrees to indemnify the Facility Agent, the Lenders, the Servicer, the Loan Registrar, the Collateral Custodian, the Securities Intermediary and the Collateral Agent and each of their Affiliates, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ and accountants’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any other Transaction Document, any Underlying Instrument or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach of any representation, warranty or covenant by the Borrower, the Equityholder or the Servicer contained in any Transaction Document; (iii) any representation or warranty made or deemed made by the Borrower, the Equityholder or the Servicer contained in any Transaction Document or in any certificate, statement or report delivered in connection therewith is false or incorrect; (iv) any failure by the Borrower, the Equityholder or the Servicer to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Collateral Agent (for the benefit of the Secured Parties) a perfected security interest in all of the Collateral free and clear of all Liens (other than Permitted Liens); (vi) any action or omission, not expressly authorized by the Transaction Documents, by the Borrower or any Affiliate of the Borrower which has the effect of impairing the validity or enforceability of the Collateral or the rights of the Collateral Agent or the other Secured Parties with respect thereto; (vii) the failure to file, or any delay in filing, financing statements, continuation statements or the equivalent thereof in any foreign jurisdiction or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; (viii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) of an Obligor to the payment with respect to any Collateral (including a defense based on any Collateral Obligation (or the Underlying Instruments evidencing such Collateral Obligation) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, except to the extent such unenforceability is due to the bankruptcy of such Obligor), or any other claim resulting from any related property securing such Collateral Obligation; (ix) the commingling of Collections on the Collateral at any time with other funds; (x) any failure by the Borrower to give reasonably equivalent value to the applicable seller, in consideration for the transfer by such seller to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; (xi) the failure of the Borrower, the Servicer or any of their respective agents or representatives to remit to the Collection Account, within two (2) Business Day of receipt, Collections on the Collateral Obligations remitted to the Borrower, the Servicer or any such agent or representative as provided in this Agreement; and (xii) any Event of Default; in each case excluding any Indemnified Amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party and (b) resulting from the performance of the Collateral Obligations. This Section 16.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

In the event that the Borrower makes any payment pursuant to this Section 16.1 and the Indemnified Party subsequently receives the benefit of any payment from a third party, such Indemnified Party shall return the amount of such payment to the Borrower.

Notwithstanding anything to the contrary herein, in no event shall the Borrower be liable to an Indemnified Party for any special, indirect, consequential, remote, speculative or punitive damages (as opposed to direct or actual damages), even if the Borrower or the Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action, and each Indemnified Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected; provided that this sentence shall in no way limit or vitiate any obligations of the Borrower to indemnify an Indemnified Party hereunder with respect to any claims brought by third parties for special, indirect, consequential, remote, speculative or punitive damages whatsoever.

Indemnification under this Section 16.1 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable and documented fees and out-of-pocket expenses of counsel and reasonable and documented out-of-pocket expenses of litigation. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the Borrower will be obligated to pay any Indemnified Amount on any given day only to the extent there are amounts available therefor pursuant to Section 8.3.

Section 16.2 Contribution. If for any reason (other than the exclusions set forth in the first paragraph of Section 16.1) the indemnification provided above in Section 16.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, as well as any other relevant equitable considerations.

Section 16.3 After-Tax Basis. Indemnification under Section 16.1 and Section 16.2 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder (or of the incurrence of the underlying damage, cost or expense), including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party (and the effect of any deduction or loss realized by the Indemnified Party).

ARTICLE XVII

MISCELLANEOUS

Section 17.1 No Waiver; Remedies. No failure on the part of any Lender, the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns. Without limiting the foregoing, each Lender is hereby authorized by the Servicer during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Servicer to the amounts owed by the Servicer under this Agreement, to the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns.

Section 17.2 Amendments, Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2.

The Borrower, the Servicer, the Facility Agent and the Required Lenders may, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the Collateral Agent, (iv) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian, (v) constitute a Fundamental Amendment without the prior written consent of the ~~Required~~all Lenders (other than a Fundamental Amendment described in clause (a) of the definition thereof, which shall only require the consent of each Lender affected by such Fundamental Amendment) ~~and~~, (vi) amend this Agreement in any manner that would violate the agreements set forth in Section 12(a) of the Account Control Agreement and (vii) amend, modify or waive any provision relating to Undrawn Fees and Prepayment Fees without the prior written consent of all Lenders. Upon execution of any amendments by the Borrower, the Servicer and the Facility Agent as provided herein, the Servicer shall deliver a copy of such amendment to the Collateral Agent. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement; provided that after the Collateral Agent (acting at the direction of the Facility Agent) has given a Notice of Exclusive Control (as defined in the Account Control Agreement) any waiver or rescission of an Events of Default shall include a direction by the Facility Agent to the Collateral Agent to rescind such Notice of Exclusive Control.

Notwithstanding the foregoing, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to change the base rate in respect of the Advances from the then current ~~Reference Rate~~Benchmark to a Benchmark Replacement Rate on the occurrence of a Benchmark Transition Event ~~or to a Fallback Rate~~ and make such other amendments as are necessary or advisable in the sole discretion of the Servicer to facilitate such change (any amendment described in this paragraph, a “Reference Rate Amendment”) or, with the consent of the Required Lenders, to modify the definition of the ~~terms~~term “Benchmark Replacement ~~Rate” and/or “Fallback~~ Rate” set forth herein.

Notwithstanding the foregoing, upon the reasonable determination by any Lender that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule), each of the Borrower, the Servicer, each Lender, the Collateral Agent, the Collateral Custodian and the Facility Agent hereby agree to work in good faith to amend or amend and restate the commercial terms of this Agreement (including, if necessary, to re-document under a note purchase agreement or indenture) to ensure future compliance with such Applicable Law.

The Borrower and the Servicer each acknowledge that the Facility Agent may be communicating with other Lenders or potential lenders in connection with an amendment or syndication of this Agreement.

Section 17.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Annex A or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

Section 17.4 Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary and the Lenders in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Servicer and the Facility Agent or the Collateral Agent and Collateral Custodian Fee Letter, as applicable, and the Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Facility Agent and the Lenders in connection with any amendments, waivers or consents executed in connection with this Agreement, including the reasonable fees and reasonable and documented out-of-pocket expenses of counsel to the Facility Agent and any related Lender, the Collateral Agent, the Collateral Custodian and the Securities Intermediary with respect thereto and with respect to advising the Facility Agent and the Lenders as to its rights and remedies under this Agreement, and to pay all reasonable, documented and out-of-pocket costs and expenses, if any (including reasonable outside counsel fees and expenses), of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary and the Lenders, in connection with the enforcement against the Servicer or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided that in the case of reimbursement of counsel, such reimbursement shall be limited to (i) one outside counsel to the Facility Agent and any related Lender and (ii) one outside counsel to the Collateral Agent, the Collateral Custodian and the Securities Intermediary.

Section 17.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Facility Agent, the Servicer, the Collateral Agent, the Collateral Custodian and their respective successors and assigns, and the provisions of Section 4.3, Article V, and Article XVI shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; provided, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until (subject to the immediately following sentence) such time when all Obligations have been finally and fully paid in cash and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V. Article XVI and the provisions of Section 17.10, Section 17.11 and Section 17.11(b) shall be continuing and shall survive any termination of this Agreement and any termination of any Person’s rights to act as Servicer hereunder or under any other Transaction Document.

Section 17.6 Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 17.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 17.9 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

Section 17.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE EQUITYHOLDER, THE BORROWER, THE SERVICER, THE FACILITY AGENT, THE AGENTS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 17.11 No Proceedings.

(a) Notwithstanding any other provision of this Agreement, each of the Servicer, the Collateral Agent, the Collateral Custodian each Lender and the Facility Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

(b) The provisions of this Section 17.11 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 17.11 and the Facility Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws. The provisions of this paragraph shall survive the termination of this Agreement.

Section 17.12 Limited Recourse. No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 17.13 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 17.14 ~~Article XVIII~~ Confidentiality. (a) The Borrower, the Servicer, the Collateral Custodian and the Collateral Agent shall hold in confidence, and not disclose to any Person, the identity of any Lender or the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors, prospective lenders, equity investors or representatives, (ii) with the consent of such Lender, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Person, or (iv) to the extent the Borrower, the Servicer, the Collateral Custodian or the Collateral Agent or any Affiliate of any of them should be required by any law or regulation applicable to it (including securities laws) or requested by any Official Body to disclose such information.

(b) ~~(a)~~ The Facility Agent, the Collateral Agent, the Collateral Custodian and each Lender, severally and with respect to itself only, covenants and agrees that any information about the Borrower, the Equityholder, the Servicer or their respective Affiliates or the Obligors, the Collateral Obligations, the Related Security or otherwise obtained by the Facility Agent, the Collateral Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Facility Agent hereunder may in all cases be distributed by the Facility Agent to the Lenders and their successors) except that the Facility Agent, the Collateral Agent, the Collateral Custodian or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives who shall (x) be informed of the confidentiality of such information and (y) agree to keep such information confidential in accordance with the terms of this Section 17.14, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Facility Agent, the Collateral Agent, the Collateral Custodian or such Lender, (iii) to the extent such information was available to the Facility Agent or such Lender on a non-confidential basis prior to its disclosure to the Facility Agent or such Lender hereunder, (iv) with the consent of the Servicer, (v) to the extent permitted by Article XV, or (vi) to the extent the Facility Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information; provided, that in the case of clause (vi) above, the Facility Agent or such Lender, as applicable, will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Servicer of its intention to make any such disclosure prior to making any such disclosure.

Section 17.15 ~~Section 18.2~~ Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 17.15 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 17.16 Section 18.3 Replacement of Lenders.

(a) If any Lender requests compensation under Section 5.1, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or Official Body for the account of any Lender pursuant to Section 4.3 then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Obligations or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.3 or Section 5.1, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender, except (i) the Facility Agent or (ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent, that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.16(a) and such alternate lending office obviates the need for the Borrower to make payments of additional amounts pursuant to Section 4.3 or Section 5.1 or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver requiring all Lenders or all affected Lender consent for which Required Lender consent has been obtained, each pursuant to Section 17.2 or (d) becomes a Defaulting Lender; provided, that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement and reallocation of such Advances between the replacement financial institution and such replaced Lender shall be made in accordance with Section 15.10, (iii) during the Revolving Period, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 15.4(a), (v) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender, and (vii) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.17 ~~Section 18.4~~ Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section  17.18 ~~Section 18.5~~ Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the requesting Lender) may, at any time and in its sole discretion, obtain a public rating for this loan facility. The Borrower and the Servicer hereby agree to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating.

Section 17.19 ~~Section 18.6~~ Lender and Participant Representations. Each Lender represents (and each Lender that sells a participation in its Commitment or Advances pursuant hereto agrees that it will obtain a similar representation from each Participant) that it is a Qualified Purchaser for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended, and that it intends that such Commitment and the Advances it makes hereunder constitute loans, not securities.

Section  17.20 ~~Section 18.7~~ Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE XVIII~~ARTICLE XIX~~

COLLATERAL CUSTODIAN

Section 18.1 ~~Section 19.1~~ Designation of Collateral Custodian. The role of Collateral Custodian with respect to the Collateral Obligation Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 18.1. U.S. Bank National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

Section  18.2 ~~Section 19.2~~ Duties of the Collateral Custodian.

(a) Duties. The Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Custodian, as the duly appointed agent of the Secured Parties, shall take and retain custody of the Collateral Obligation Files delivered to it by, or on behalf of, the Borrower for each Collateral Obligation. The Collateral Custodian acknowledges additional Collateral Obligation Files (specified on an accompanying Schedule of Collateral Obligations supplement) may be delivered to the Collateral Custodian from time to time. Promptly upon the receipt of any such delivery of Collateral Obligation Files and without any review, the Collateral Custodian shall send notice of such receipt to the Servicer, the Borrower and the Facility Agent.

(ii) With respect to each Collateral Obligation File which has been or will be delivered to the Collateral Custodian, the Collateral Custodian shall act exclusively as the custodian of the Secured Parties, and has no instructions to hold any Collateral Obligation File for the benefit of any Person other than the Secured Parties and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Collateral Obligation Files, the Collateral Custodian shall be deemed to be acting for the purpose of perfecting the Collateral Agent’s security interest therein under the UCC. Except as permitted by Section 18.5, no Collateral Obligation File or other document constituting a part of a Collateral Obligation File shall be released from the possession of the Collateral Custodian.

(iii) The Collateral Custodian shall maintain continuous custody of all Collateral Obligation Files in its possession in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Secured Parties therein. Each Collateral Obligation File which comes into the possession of the Collateral Agent (other than documents delivered electronically) shall be maintained in fire-resistant vaults or cabinets at the office of the Collateral Custodian specified in Annex A or at such other offices as shall be specified to the Facility Agent and the Servicer in a written notice at least thirty (30) days prior to such change. Each Collateral Obligation File shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Collateral Custodian and the Facility Agent. The Collateral Custodian shall keep the Collateral Obligation Files clearly segregated from any other documents or instruments in its files.

(iv) With respect to the documents comprising each Collateral Obligation File, the Collateral Custodian shall (i) act exclusively as Collateral Custodian for the Secured Parties, (ii) hold all documents constituting such Collateral Obligation File received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Facility Agent; provided, that in the event of a conflict between the terms of this Agreement and the written instructions of the Facility Agent, the Facility Agent’s written instructions shall control.

(v) The Collateral Custodian shall accept only written instructions of a Responsible Officer of the Borrower, the Servicer or the Facility Agent, as applicable, concerning the use, handling and disposition of the Collateral Obligation Files.

(vi) In the event that (i) the Borrower, the Facility Agent, the Servicer, the Collateral Custodian or the Collateral Agent shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Obligation File or a document included within a Collateral Obligation File or (ii) a third party shall institute any court proceeding by which any Collateral Obligation File or a document included within a Collateral Obligation File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Collateral Custodian shall, to the extent permitted by law, continue to hold and maintain all the Collateral Obligation Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Collateral Custodian shall dispose of such Collateral Obligation File or a document included within such Collateral Obligation File as directed by the Facility Agent, which shall give a direction consistent with such determination. Expenses of the Collateral Custodian incurred as a result of such proceedings shall be borne by the Borrower.

(vii) The Facility Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Facility Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Facility Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Facility Agent within ten (10) Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

(viii) The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Facility Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.

Section 18.3 Delivery of Collateral Obligation Files. (a) The Servicer (on behalf of the Borrower) shall deliver, on or prior to the applicable Funding Date (but no more than five (5) Business Days after such Funding Date) the Collateral Obligation Files for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Purchase Notice. In connection with each delivery of a Collateral Obligation File to the Collateral Custodian, the Servicer shall represent and warrant that the Collateral Obligation Files delivered to the Collateral Custodian include all of the documents listed in the related Document Checklist and all of such documents and the information contained in the Schedule of Collateral Obligations are complete in all material respects pursuant to a certification in the form of Exhibit H executed by a Responsible Officer of the Servicer.

(b) From time to time, the Servicer, promptly following receipt, shall forward to the Collateral Custodian (as identified on an accompanying Schedule of Collateral Obligations) additional documents evidencing any assumption, modification, consolidation or extension of a Collateral Obligation, and upon receipt of any such other documents, the Collateral Custodian shall hold such other documents as the Servicer shall deliver in writing from time to time.

(c) With respect to any documents comprising the Collateral Obligation File that have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower or the Servicer in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower or the Servicer shall indicate such on a Schedule of Collateral Obligations supplement and deliver to the Collateral Custodian a true copy thereof. The Borrower or the Servicer shall deliver such original documents to the Collateral Custodian promptly when they are received.

Section 18.4 Collateral Obligation File Certification. (a) On or prior to each Funding Date, the Servicer shall provide a Schedule of Collateral Obligations and related Document Checklist dated as of such Funding Date to the Collateral Custodian, the Collateral Agent and the Facility Agent (such information contained in the Schedule of Collateral Obligations shall also be delivered in Microsoft Excel format or another format reasonably acceptable to the Collateral Custodian) with respect to the Collateral Obligations to be delivered to the Collateral Agent on such Funding Date.

(b) In connection with (and as part of) each Monthly Report, with respect to the Collateral Obligation Files delivered at least three (3) Business Days’ prior to the related Reporting Date, the Collateral Custodian shall prepare a report (to be included as a part of each Monthly Report) in respect of each of the Collateral Obligations, to the effect that, as to each Collateral Obligation listed on the Schedule of Collateral Obligations, based on the Collateral Custodian’s examination of the Collateral Obligation File for each Collateral Obligation and the related Document Checklist, except for variances from the documents identified in the

Document Checklist with respect to the related Collateral Obligation Files, (i) all documents required to be delivered in respect of such Collateral Obligations pursuant to the Document Checklist have been delivered and are in the possession of the Collateral Custodian as part of the Collateral Obligation File for such Collateral Obligation (other than those released pursuant to Section 18.5), and (ii) all such documents have been reviewed by the Collateral Custodian and appear on their face to be regular and to relate to such Collateral Obligation. The Collateral Custodian shall also maintain records of the total number of Collateral Obligation Files that do not have the documents provided on the Document Checklist and will include such total in each Monthly Report.

(c) Notwithstanding any language to the contrary herein, the Collateral Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Obligation File or (ii) the collectibility, insurability, effectiveness or suitability of any such Collateral Obligation.

Section 18.5 Release of Collateral Obligation Files. (a) Upon satisfaction of any of the conditions set forth in Section 12.3, the Servicer will provide an Officer’s Certificate to such effect to the Collateral Custodian (with a copy to the Collateral Agent and the Facility Agent) and shall deliver to the Collateral Custodian a Request for Release and Receipt substantially in the form of Exhibit E-2 of the Collateral Obligation File and a copy thereof shall be sent concurrently by the Servicer to the Facility Agent. Upon receipt of such certification and request, unless it receives notice to the contrary from the Facility Agent, the Collateral Custodian shall within three days release the related Collateral Obligation File to the Servicer and the Servicer will not be required to return the related Collateral Obligation File to the Collateral Custodian.

(b) From time to time and as appropriate for the servicing or foreclosure of any of the Collateral Obligations, including, for this purpose, collection under any insurance policy relating to the Collateral Obligations, the Collateral Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit E-2 from an authorized representative of the Servicer (as listed on Exhibit E-1, as such exhibit may be amended from time to time by the Servicer with notice to the Collateral Custodian and the Facility Agent), release the related Collateral Obligation File or the documents set forth in such Request for Release and Receipt to the Servicer. In the event an Unmatured Event of Default or an Event of Default has occurred and is continuing, the Servicer shall not make any such request with respect to any original documents unless the Facility Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). The Servicer shall return each and every original document previously requested from the Collateral Obligation File to the Collateral Custodian when (x) the need therefor by the Servicer no longer exists or (y) the Collateral Obligation File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Related Security either judicially or non-judicially, the Servicer shall deliver to the Collateral Custodian a certificate executed by a Responsible Officer certifying as to the name and address of the Person to which such Collateral Obligation File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of the Servicer substantially in the form of Exhibit

E-3, with a copy to the Facility Agent, stating that such Collateral Obligation was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, or (y) sold or substituted in accordance with Section 7.10, the Collateral Custodian shall within three (3) Business Days (provided that the Collateral Custodian has received such request by 12:00 p.m., New York City time, and if received after 12:00 p.m., New York City time, four (4) Business Days) of receipt of the Request for Release and Receipt, release the requested Collateral Obligation File, and the Servicer will not be required to return the related Collateral Obligation File to the Collateral Custodian.

(c) Notwithstanding anything to the contrary set forth herein, the Servicer shall not, without the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, conditioned or delayed), request any documents (other than copies thereof) held by the Collateral Custodian if the sum of the unpaid Principal Balances of all Collateral Obligations for which the Servicer is then in possession of the related Collateral Obligation File or any document comprising such Collateral Obligation File (other than for Collateral Obligations then held by the Servicer which have been sold, repurchased, paid off or liquidated in accordance with this Agreement) (including the documents to be requested) exceeds 7.5% of the aggregate sum of the Assigned Values of all Eligible Collateral Obligations. The Servicer may hold, and hereby acknowledges that it shall hold, any documents and all other property included in the Collateral that it may from time to time receive hereunder as custodian for the Secured Parties solely at the will of the Collateral Custodian and the Secured Parties for the sole purpose of facilitating the servicing of the Collateral Obligations and such retention and possession shall be in a custodial capacity only. To the extent the Servicer, as agent of the Collateral Custodian and the Borrower, holds any Collateral, the Servicer shall do so in accordance with the Servicing Standard as such standard applies to servicers acting as custodial agent. The Servicer shall promptly report to the Collateral Custodian and the Facility Agent the loss by it of all or part of any Collateral Obligation File previously provided to it by the Collateral Custodian and shall promptly take appropriate action to remedy any such loss. The Servicer shall hold (in accordance with Section 9-313(C) of the UCC) all documents comprising the Collateral Obligation Files in its possession as agent of the Collateral Agent. In such custodial capacity, the Servicer shall have and perform the following powers and duties:

(i) hold the Collateral Obligation Files and any document comprising a Collateral Obligation File that it may from time to time have in its possession for the benefit of the Collateral Custodian, on behalf of the Secured Parties, maintain accurate records pertaining to each Collateral Obligation to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

(ii) implement policies and procedures consistent with the Servicing Standard and requirements of this Agreement so that the integrity and physical possession of such Collateral Obligation Files will be maintained; and

(iii) take all other actions, in accordance with the Servicing Standard, in connection with maintaining custody of such Collateral Obligation Files on behalf of the Collateral Agent.

Acting as custodian of the Collateral Obligation Files pursuant to this Section 18.5, the Servicer agrees that it does not and will not have or assert any beneficial ownership interest in the Collateral Obligations or the Collateral Obligation Files.

Section  18.6 ~~Section 19.6~~ Examination of Collateral Obligation Files. Upon reasonable prior notice to the Collateral Custodian, the Borrower, the Servicer, the Facility Agent and their respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Collateral Obligation Files, documents, records and other papers in the possession of or under the control of the Collateral Custodian relating to any or all of the Collateral Obligations. Prior to the occurrence of an Unmatured Event of Default or an Event of Default, upon the request of the Facility Agent and at the cost and expense of the Servicer, the Collateral Custodian shall promptly provide the Facility Agent with the Collateral Obligation Files or copies, as designated by the Facility Agent, subject to the cap on costs and expenses and other terms and conditions set forth in Section 7.9(d); provided, the Collateral Custodian shall not be required to provide such copies if it does not receive adequate assurance of payment.

Section  18.7 ~~Section 19.7~~ Lost Note Affidavit. In the event that the Collateral Custodian fails to produce any original promissory note delivered to it related to a Collateral Obligation that was in its possession pursuant to Section 10.22 within five (5) Business Days after required or requested by the Facility Agent and provided that (a) the Collateral Custodian previously certified in writing to the Facility Agent that it had received such original promissory note and (b) such original promissory note is not outstanding pursuant to a Request for Release and Receipt, then the Collateral Custodian shall with respect to any missing original promissory note, promptly deliver to the Facility Agent upon request a lost note affidavit in form and substance reasonably satisfactory to the Facility Agent.

Section  18.8 ~~Section 19.8~~ Transmission of Collateral Obligation Files. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Collateral Obligation Files in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Facility Agent or the Servicer to the Collateral Custodian prior to any shipment of any Collateral Obligation Files hereunder. In the event the Collateral Custodian does not receive such written instruction from the Facility Agent or the Servicer (as applicable), the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Servicer shall arrange for the provision of such services at its sole cost and expense (or, at the Collateral Custodian’s option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Collateral Obligation Files as the Servicer deems appropriate.

Section 18.9 ~~Section 19.9~~ Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that ~~may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of~~succeeds to all or substantially all of the collateral custodian business of the Collateral Custodian ~~hereunder,~~, which Person shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section  18.10 ~~Section 19.10~~ Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Custodian (including Indemnified Amounts under Article XVI) under the Transaction Documents (collectively, the “Collateral Custodian Fees and Expenses”). The Borrower agrees to reimburse the Collateral Custodian in accordance with the provisions of Section 8.3 for all reasonable expenses, disbursements and advances incurred or made by the Collateral Custodian in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Collateral Custodian’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of: (i) its removal as Collateral Custodian and appointment and acceptance by the successor Collateral Custodian pursuant to Section 18.11 and the Collateral Custodian has ceased to hold any Collateral Obligation Files or (ii) the termination of this Agreement.

Section 18.11 Removal or Resignation of Collateral Custodian. (a) After the expiration of the 180-day period commencing on the date hereof, the Collateral Custodian may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Servicer, the Borrower and the Facility Agent; provided, that no resignation or removal of the Collateral Custodian will be permitted unless a successor Collateral Custodian has been appointed which successor Collateral Custodian is reasonably acceptable to the Servicer (so long as no Event of Default has occurred and is continuing) and the Facility Agent. Promptly after receipt of notice of the Collateral Custodian’s resignation, the Facility Agent shall promptly appoint a successor Collateral Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, the Facility Agent, the resigning Collateral Custodian and to the successor Collateral Custodian.

(b) The Facility Agent upon at least 60 days’ prior written notice to the Collateral Custodian, may remove and discharge the Collateral Custodian or any successor Collateral Custodian thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Custodian, the Facility Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Custodian. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Custodian and the successor Collateral Custodian, with a copy delivered to the Borrower and the Servicer.

(c) In the event of any such resignation or removal, the Collateral Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Collateral Custodian, transfer to the successor Collateral Custodian, as directed in writing by the Facility Agent, all the Collateral Obligation Files being administered under this Agreement. The cost of the shipment of Collateral Obligation Files arising out of the resignation of the Collateral Custodian pursuant to Section 18.11(a), or the termination for cause of the Collateral Custodian pursuant to Section 18.11(b), shall be at the expense of the Collateral Custodian. Any cost of shipment arising out of the removal or discharge of the Collateral Custodian without cause pursuant to Section 18.11(b) shall be at the expense of the Borrower.

Section 18.12 Limitations on Liability. (a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Facility Agent or (b) the verbal instructions of the Facility Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties and in the case of the grossly negligent performance of its duties in taking and retaining custody of the Collateral Obligation Files.

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability for which it reasonably believes it will not receive reimbursement or payment as Collateral Custodian Fees and Expenses pursuant to Section 8.3.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, unless an Event of Default has occurred or is continuing or prior to the Facility Termination Date, request instructions from the Servicer and may, after the occurrence and during the continuance of an Event of Default or after the Facility Termination Date, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Facility Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) Each of the protections, reliances, indemnities and immunities offered to the Collateral Agent in Section 11.3(c), Section 11.7 and Section 11.8 shall be afforded to the Collateral Custodian.

Section 18.13 ~~Section 19.13~~ Collateral Custodian as Agent of Collateral Agent. The Collateral Custodian agrees that, with respect to any Collateral Obligation File at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. For so long as the Collateral Custodian is the same entity as the Collateral Agent, the Collateral Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ABPCIC FUNDING II LLC, as Borrower

By: AB Private Credit Investors Corporation, its sole member

By:
Name:
Title:

AB Private Credit Investors LLC, as Servicer

By:
Name:
Title:

AB PRIVATE CREDIT INVESTORS CORPORATION, as Equityholder

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:
Name:
Title:

SYNOVUS BANK, SPECIALTY FINANCE DIVISION, as Facility Agent

By:
Name:
Title:

SYNOVUS BANK, SPECIALTY FINANCE DIVISION, as a Lender

By:
Name:
Title:

ANNEX A

ABPCIC FUNDING II LLC,

as Borrower

c/o AllianceBernstein

1345 Avenue of the Americas

New York, New York 10105

Attn: Emerson Lee

Telephone No.: (212) 969-6751

Facsimile No.: (512) 721-2925

Email: Wesley.raper@abglobal.com /

emerson.lee@alliancebernstein.com

AB Private Credit Investors LLC,

as Servicer

c/o AllianceBernstein

1345 Avenue of the Americas

New York, New York 10105

Attn: Emerson Lee

Telephone No.: (212) 969-6751

Facsimile No.: (512) 721-2925

Email: Wesley.raper@abglobal.com /

emerson.lee@alliancebernstein.com

AB PRIVATE CREDIT INVESTORS CORPORATION,

as Equityholder

c/o AllianceBernstein

1345 Avenue of the Americas

New York, New York 10105

Attn: Emerson Lee

Telephone No.: (212) 969-6751

Facsimile No.: (512) 721-2925

Email: Wesley.raper@abglobal.com /

emerson.lee@alliancebernstein.com

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent~~,~~

For communications to the Loan Registrar

S-1

U.S. Bank Trust Company, National Association

214 North Tryon Street, 27th Floor

Charlotte, NC 28202

Attn: Agency Services

Telephone No.: 302-485-4191

Email: James.Hanley1@usbank.com

Ref: ABPCIC Funding II LLC

For all other communications:

U.S. Bank Trust Company, National Association

214 North Tryon Street, 26th Floor

Charlotte, NC 28202

Attn: Global Corporate Trust Services

Telephone No.: (704) 335-4573

Facsimile No.: (713) 335-4678

Email: christopher.simanic@usbank.com

Ref: ABPCIC Funding II LLC

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Custodian and Securities Intermediary

For delivery of Collateral Obligation files:

U.S. Bank National Association

Global Corporate Trust Services

1719 Otis Way

Florence, South Carolina 29501

Attn: Document Custody Services/ABPCI Direct Lending Funding VI

Facsimile: (843) 673-0162

Telephone: (843) 676-8901

Email: ~~steven.garrett@usbank.com~~steven.garrett@usbank.com

~~For communications to the Loan Registrar~~

~~U.S. Bank National Association~~

~~214 North Tryon Street, 27th Floor~~

~~Charlotte, NC 28202~~

~~Attn: Agency Services~~

~~Telephone No.: 302-485-4191~~

~~Email: James.Hanley1@usbank.com~~

~~Ref: ABPCIC Funding II LLC~~

S-2

For all other communications:

U.S. Bank National Association

214 North Tryon Street, 26th Floor

Charlotte, NC 28202

Attn: Global Corporate Trust Services

Telephone No.: (704) 335-4573

Facsimile No.: (713) 335-4678

Email: christopher.simanic@usbank.com

Ref: ABPCIC Funding II LLC

SYNOVUS BANK, SPECIALTY FINANCE DIVISION,

as Facility Agent

Ref ABPCIC Funding II, LLC

Synovus Bank

1200 Ashwood Parkway, Suite 150

Atlanta, GA 30338

Attn: Salvatore Carvo, Managing Director, Structured Lending Division

Telephone No: 678-218-1266

Email : salvatorecarvo@synovus.com

With Copy to:

Synovus Bank

1200 Ashwood Parkway, Suite 150

Atlanta, GA 30338

Attn: Roman Mazo, Managing Director, Structured Lending Division

Telephone No: 678-218-1169

Email : romanmanzo@synovus.com

SYNOVUS BANK, SPECIALTY FINANCE DIVISION,

as a Lender

Synovus Bank

1200 Ashwood Parkway, Suite 150

Atlanta, GA 30338

Attn: Mary Brown, ABL Ops Manager

Telephone No: 678-784-7155

Primary Email : abl@synovus.com

Secondary Email: marybrown@synovus.com

With copy to:

S-3

Synovus Bank

1200 Ashwood Parkway, Suite 150

Atlanta, GA 30338

Attn: Shawneen Carson-Johnson, Sr. Collateral Analyst

Telephone No: 404-364-2729

Primary Email : abl@synovus.com

Secondary Email: shawneencarson-johnson@synovus.com

Ref: ABPCIC Funding II, LLC

S-4

Annex B

Lender	Commitment

Synovus Bank, Specialty Finance Division	$100,000,000

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SCHEDULES AND EXHIBITS

TO

LOAN FINANCING AND SERVICING AGREEMENT

Dated as of October 15, 2020

(ABPCIC Funding II LLC)

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Prepayment Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E-1	Authorized Representatives of Servicer
EXHIBIT E-2	Request for Release and Receipt
EXHIBIT E-3	Request for Release of Request for Release and Receipt
EXHIBIT F-1	U.S. Tax Compliance Certificate (Foreign Lender—non-Partnerships)
EXHIBIT F-2	U.S. Tax Compliance Certificate (Foreign Participant—non-Partnerships)
EXHIBIT F-3	U.S. Tax Compliance Certificate (Foreign Participants—Partnerships)
EXHIBIT F-4	U.S. Tax Compliance Certificate (Foreign Lenders—Partnerships)
EXHIBIT G	Form of Joinder Agreement

SCHEDULES

SCHEDULE 1	S&P Industry Classification Group List
SCHEDULE 2	Collateral Obligations
SCHEDULE 3	S&P Recovery Rate Tables
SCHEDULE 4	DBRS Recovery Rate Tables
SCHEDULE 5	Disqualified Institutions

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EXHIBIT A

NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE OWNER HEREOF UNLESS (1) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, (2) THE TRANSFEREE IS EITHER (A) A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT) OR (B) NOT A U.S. PERSON AND (3) SUCH TRANSACTION WILL NOT BE A “PROHIBITED TRANSACTION” UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”). BY ACCEPTANCE OF THIS NOTE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS OF THE LOAN FINANCING AGREEMENT (AS DEFINED BELOW).

$[__]	[__], 20[__]

FOR VALUE RECEIVED, the undersigned, ABPCIC Funding II LLC, a Delaware limited liability company (the “Borrower”), promises to pay Synovus Bank, Specialty Finance Division, as Facility Agent the (“Facility Agent”) the principal sum of [__] ($[__]) or, if less, the aggregate unpaid principal amount of all Advances shown on the schedule attached hereto (and any continuation thereof) and/or in the records of the Agent made by the Lenders in the related Lender Group pursuant to that certain Loan Financing and Servicing Agreement, dated as of October 15, 2020 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Loan Financing Agreement”), among the Borrower, AB Private Credit Investors Corporation, as Equityholder, AB Private Credit Investors LLC, as Servicer, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Collateral Agent, U.S. Bank National Association, as Collateral ~~Agent, as Collateral~~ Custodian and as Securities Intermediary, the Lenders from time to time parties thereto, and Synovus Bank, Specialty Finance Division, as Facility Agent, with the unpaid balance hereof due and payable in full on the Facility Termination Date. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Borrower also promises to pay Yield on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Financing Agreement.

Payments of both principal and Yield are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent to the Facility Agent pursuant to the Loan Financing Agreement.

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This Note is one of the Notes referred to in, and evidences indebtedness incurred under, the Loan Financing Agreement, and the holder hereof is entitled to the benefits of the Loan Financing Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor except as expressly set forth in the Loan Financing Agreement.

As provided in the Loan Financing Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Loan Register, upon surrender of this Note for registration of transfer at the office or agency of the Facility Agent in New York City, New York, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Loan Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Loan Financing Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Borrower may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Borrower, any agent of the Borrower and the Facility Agent may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note may be overdue, and neither the Borrower nor any such agent shall be affected by notice to the contrary.

The holder hereof hereby agrees, and any assignee of such holder, by accepting such assignment, shall be deemed to have agreed, that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower under the Loan Financing Agreement shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person. The agreement set forth in this paragraph shall survive payment of this Note.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

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ABPCIC FUNDING II LLC

By:
Name:
Title:

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Form of Assignment

ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint _______________________, agent to transfer this Note on the books of the Borrower. The agent may substitute another to act for him.

Dated:

Signed:

(sign exactly as the name appears on the

other side of this Note)

Signature Guarantee

Important Notice: When you sign your name to this Assignment Form without filling in the name of your “Assignee” or “Attorney”, this Note becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed Note, it is recommended that you fill in the name of the new owner in the “Assignee” blank. Alternatively, instead of using this Assignment Form, you may sign a separate “power of attorney” form and then mail the unsigned Note and the signed “power of attorney” in separate envelopes. For added protection, use certified or registered mail for a Note.

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Schedule attached to Note dated __ of _______, payable to [__________] as Agent.

Date of Advance or Repayment	Amount of Advance	Amount of Repayment

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EXHIBIT B

AUDIT STANDARDS

1.	Collateral Monitoring

a.

On an annual basis, select a random sample size of 15 credit files from the three most recent month-end loan tapes supporting the three most recent Monthly Reports. Attempt to select items not previously tested. Test that the data reported on the loan tape agrees to the following source documentation: public information (i.e. Bloomberg), information included within the credit files (i.e. contracts) and, the system of record. This data should at a minimum include:

•	Loan balance

•	Eligible Jurisdiction

•	Ownership %

•	Tranche size

•	Purchase price of assets if lower than par

•	Confirm each loan is current on interest and principal

•	Note any covenant breaches

•	Loan type and Lien position

•	Maturity date

•	Pricing (floating / fixed)

•	LIBOR / Prime floor

•	Current Cash Pay %

•	Date of Financials used for financial metrics

•	Last 12 months EBITDA

•	Debt/EBITDA

•	Leverage Multiple

•	Haircuts (if any)

•	Revaluation Events

•	Moody’s rating or S&P rating, if any

•	Industry

•	Settlement date

b.	Review the most recent support on file for pricing.

c.	Document each position that has been added to the facility as of the date of your report for which the position has not yet settled.

2.	Cash Procedures

a.

Request each Securities Intermediary to provide cash reports and the Servicer to (i) summarize the cash collection for receipts of principal and interest and reconciliation process and (ii) identify the bank accounts currently utilized, account signatories, flows and reconciliations. Note the account number and name on key bank accounts and review a recent bank statement/GL reconciliation on each account, recording any large or unreconciled variances. Compare number of and name on bank accounts to those in the transaction documents and to those accounts subject to a control agreement that is part of the security package for such transaction. Document in your report if the accounts utilized are in compliance with those outlined in the transaction documents.

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b.	Include in the report a summary of the process whereby the Borrower/Servicer receives payments (noting various types).

c.	For each of the loans tested in Scope Step 1 above, obtain support for the most recent payment (i.e. check copy, wire copy, etc.).

a.	From each of the Collateral Agent and the Collateral Custodian, as applicable, obtain a list of the documents they received prior to wire disbursement.

3.	Collateral Custodian Reconciliation

a.

Request the Collateral Custodian to prepare a custodian report that contains the following information (for the avoidance of doubt, the Collateral Custodian’s reporting obligations in this regard shall be limited to providing the below information):

•	Advances outstanding

•	Lien position (seniority)

•	Borrower/issuer name

•	Interest rate (if applicable)

b.

Using the data tape referenced above (which is tied to the detailed data in the Monthly Report), compare the information contained in the data tape to the information on the custodian report, documenting any exceptions.

4.	Monthly Report

a.

Request each Monthly Report as prepared by the Servicer and delivered to the Facility Agent, each Lender, the Borrower, the Collateral Custodian and the Collateral Agent. Confirm that the calculations are correct and cut-off and reporting dates of the information recorded in the Monthly Reports are in accordance with the Agreement. Determine if the Borrowing Base is calculated pursuant to the terms of the Agreement.

b.	Tie out of the most recent previous 2 months Monthly Reports inputs to appropriate source documentation.

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EXHIBIT C-1

FORM OF ADVANCE REQUEST

Synovus Bank, Specialty Finance Division Synovus Bank

1200 Ashwood Parkway, Suite 150

Atlanta, GA 30338

Attn:	Salvatore Carvo, Managing Director, Structured Lending Division;

Roman Mazo, Managing Director, Structured Lending Division

Telephone No: 678-218-1266

Email : salvatorecarvo@synovus.com; romanmanzo@synovus.com

U.S. Bank Trust Company, National Association

as Collateral Agent

214 North Tryon Street, 26th Floor

Charlotte, NC 28202

Attn: Global Corporate Trust Services

Telephone No.: (704) 335-4573

Facsimile No.: (713) 335-4678

Email: christopher.simanic@usbank.com

Ref: ABPCIC Funding II LLC

U.S. Bank National Association

214 North Tryon Street, 27th Floor

Charlotte, NC 28202

Attn: Agency Services

Telephone No.: 302-485-4191

Email: James.Hanley1@usbank.com

Ref: ABPCIC Funding II LLC

_______, 201_

RE:    Advance Request: [$__________]

Gentlemen and Ladies:

This Advance Request is delivered to you pursuant to Section 2.2 of the Loan Financing and Servicing Agreement, dated as of October 15, 2020, (together with all amendments or any other modifications, if any, from time to time made thereto, the “Loan Financing Agreement”), among ABPCIC Funding II LLC, as Borrower (the “Borrower”), AB Private Credit Investors Corporation, as Equityholder, AB Private Credit Investors LLC, as Servicer, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as

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~~C-1-1~~

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Collateral Agent, U.S. Bank National Association, as Collateral ~~Agent, as Collateral~~ Custodian and as Securities Intermediary, the Lenders from time to time parties thereto, and Synovus Bank, Specialty Finance Division, as Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Borrower hereby requests that:

1.	An Advance be made in the aggregate amount of $______, and by each Lender in the following amounts:

Lender	Advances
Synovus Bank, Specialty Finance Division	$_______

Total	$_______

2.	The Advance be made to the Borrower on [_______], 20[__] (the “Advance Date”); and

3.	The proceeds of the Advance be wired to the Collateral Agent for distribution to (or on behalf of) the Borrower on the Advance Date pursuant to the following wiring instructions:

Bank: [_________]

ABA #: [_________]

Account Name: [_________]

Account Number: [_________]

Reference: [_________]

After giving effect to the Advance and the Collateral Obligation(s) to be purchased by the Borrower with the proceeds of the Advance, as calculated as of the Advance Date, the aggregate principal balance of all Advances outstanding shall not exceed the lowest of (a) the Facility Amount, (b) the Borrowing Base and (c) the Maximum Availability.

[As demonstrated on Schedule I attached hereto, the Borrower hereby certifies pursuant to Section 6.2(e) of the Loan Financing Agreement that all of the Collateral Quality Tests, the Collateral Portfolio Test and all of the Coverage Tests are satisfied, or shall be satisfied at the conclusion of a Trading Plan Period, or if not satisfied, such Collateral Quality Test, Collateral Portfolio Test or Coverage Test shall be maintained or improved.]1

[1]	To be included for Advances after the Effective Date.

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~~C-1-2~~

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By its acceptance of the Advance, the Borrower represents that the conditions described in Section 6.2 of the Loan Financing Agreement have been satisfied with respect to such Advance.

The Borrower agrees that if prior to the Advance Date any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will promptly so notify the Facility Agent. Except to the extent, if any, that prior to the time of the Advance requested hereby, the Facility Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Advance as if then made.

The Borrower has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer on the date first set forth above.

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~~C-1-3~~

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ABPCIC FUNDING II LLC

By:
Name:
Title:

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EXHIBIT C-2

FORM OF PREPAYMENT NOTICE

Synovus Bank, Specialty Finance Division Synovus Bank

1200 Ashwood Parkway, Suite 150

Atlanta, GA 30338

Attn:	Salvatore Carvo, Managing Director, Structured Lending Division;

Roman Mazo, Managing Director, Structured Lending Division

Telephone No: 678-218-1266

Email : salvatorecarvo@synovus.com; romanmanzo@synovus.com

U.S. Bank Trust Company, National Association

as Collateral Agent

214 North Tryon Street, 26th Floor

Charlotte, NC 28202

Attn: Global Corporate Trust Services

Telephone No.: (704) 335-4573

Facsimile No.: (713) 335-4678

Email: christopher.simanic@usbank.com

Ref: ABPCIC Funding II LLC

U.S. Bank Trust Company, National Association

214 North Tryon Street, 27th Floor

Charlotte, NC 28202

Attn: Agency Services

Telephone No.: 302-485-4191

Email: James.Hanley1@usbank.com

Ref: ABPCIC Funding II LLC

_______, 201_

RE:    Prepayment Notice: [$__________]

Gentlemen and Ladies:

This Prepayment Notice is delivered to you pursuant to Section 2.4 of the Loan Financing and Servicing Agreement, dated as of October 15, 2020, (together with all amendments or any other modifications, if any, from time to time made thereto, the “Loan Financing Agreement”), among ABPCIC Funding II LLC, as Borrower (the “Borrower”), AB Private Credit Investors LLC, as Servicer, AB Private Credit Investors Corporation, as Equityholder, U.S. Bank Trust Company,

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~~C-4-1~~

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National Association (as successor in interest to U.S. Bank National Association), as Collateral Agent, U.S. Bank National Association, as Collateral ~~Agent, as Collateral~~ Custodian and as Securities Intermediary, the Lenders from time to time parties thereto, and Synovus Bank, Specialty Finance Division, as Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Borrower hereby notifies the addressee hereto that:

1.	A prepayment shall be made by the Borrower in an aggregate amount equal to $[______] of Advances, which shall be allocated as follows:

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Lender	Current Commitment	Current Advances Outstanding	Advances to be Prepaid	Advances After Prepayment
Synovus Bank, Specialty Finance Division	$_______	$_______	$_______	$_______
Total	$_______	$_______	$_______	$_______

2.	The prepayment shall be made by the Borrower on [_______], 20[__] (the “Prepayment Date”); and

3.	The amount of such prepayment shall be wired to the Collateral Agent for distribution to (or on behalf of) the Lenders on the Prepayment Date.

The Borrower represents that the conditions described in Section 2.4 of the Loan Financing Agreement have been satisfied with respect to such prepayment.

The Borrower has caused this Prepayment Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer on the date first set forth above.

It is understood and acknowledged that the undersigned is executing this Prepayment Notice not in an individual capacity but solely as a Responsible Officer of the Borrower and is without any personal liability as to the matters contained in this Prepayment Notice.

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ABPCIC FUNDING II LLC

By:
Name:
Title:

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EXHIBIT D

FORM OF MONTHLY REPORT

On each Reporting Date, the Collateral Agent shall furnish to the Facility Agent, each Lender, the Borrower and the Servicer a written report, certified by the Borrower and the Servicer (and, with respect to clause (e) below, certified by the Equityholder), in each case as of the immediately preceding Determination Date, which shall include the following (to the extent applicable):

(a) Portfolio Information

(i)	the aggregate Principal Balance of all Collateral Obligations and the aggregate amount of Permitted Investments owned by the Borrower;

(ii)	the Aggregate Eligible Collateral Obligation Amount;

(iii)	the Borrowing Base;

(iv)	the Maximum Availability;

(v)	for each of the tests specified in the definition of Collateral Quality Test, (A) the calculation, (B) the result and (C) a determination as to whether such result satisfies the related test;

(vi)	for the Concentration Limitations (A) the calculation and (B) the calculation of each portion of such measure;

(vii)	the Aggregate Notional Amount;

(viii)	the Aggregate Unfunded Amount;

(ix)	the aggregate Commitments minus Advances outstanding;

(x)	the Excess Concentration Amount.

(b) A list of Collateral Obligations, including, with respect to each Collateral Obligation, the following detailed information:

(i)	the Obligor thereon, its full, legal name and its jurisdiction of organization;

(ii)	the CUSIP or security identifier thereof, if any;

(iii)	the Principal Balance thereof;

(iv)	the Assigned Value thereof, the Advance Rate and the Leverage Multiple with respect thereto;

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(v)	the related interest rate or spread (including details on any currently deferring interest, any interest rate floor and the index referenced by such Collateral Obligation);

(vi)	the stated maturity thereof;

(vii)

the date that the last financial statements for such Obligor were delivered, the date the next financial statements for such Obligor are expected and how often financial statements are delivered for such Obligor;

(viii)

an indication as to whether each such Collateral Obligation is (A) an Eligible Collateral Obligation, (B) a First Lien Loan, (C) a Variable Funding Asset, (D) a Recurring Revenue Loan, (E) a Hybrid Asset-Based Recurring Revenue Loan, (F) a DIP Loan or (G) a Deferrable Collateral Obligation;

(ix)	the revenue, enterprise value and the EBITDA of the related Obligor as of the date that the last financial statements for such Obligor were delivered;

(x)	the date of the last Material Modification, if any, and a brief description thereof;

(xi)	if such loan is an Recurring Revenue Loan, the Recurring Revenue Multiple;

(xii)	whether a Revaluation Event has occurred with respect to such Collateral Obligation during the relevant Collection Period or is otherwise outstanding;

(xiii)	if such Collateral Obligation is a broadly syndicated loan, the initial market value and current market value thereof; and

(xiv)

whether such Collateral Obligation was subject to an amendment, waiver or modification during the immediately preceding Collection Period and a brief description of the nature and terms of such amendment, waiver or modification..

(c) Other Borrower Collateral Information

(i)	whether the Revolving Period has ended;

(ii)

a schedule showing the balance in the Collection Account on the immediately prior Determination Date (showing also the balance in each of the Principal Collection Account and the Interest Collection Account), each credit or debit since such date specifying the nature, source, amount and identifying as Principal Collection or Interest Collection, and the ending balance in the Collection Account (showing also the balance in each of the Principal Collection Account and the Interest Collection Account);

(iii)

an itemized list and brief description of any Collections received during the related Collection Period from or on behalf of the related Obligor and not credited to the Collections Account by the close of business on the second Business Day following such receipt;

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(iv)	an itemized list of all Excluded Amounts withdrawn from the Collections Account during the related Collection Period;

(v)	the identity of each Defaulted Collateral Obligation, and date such Collateral Obligation became a Defaulted Collateral Obligation;

(vi)

an itemized list of each Collateral Obligation that would have become a Defaulted Collateral Obligation (and the related date of such event) but for the cure period in clause (a) of the definition of “Defaulted Collateral Obligation”, including a brief description detailing the nature and cause of the missed payment (to the extent available);

(vii)

a list of all Collateral Obligations that were acquired, disposed of, substituted for or otherwise refinanced in such Collection Period and indicating, for each such Collateral Obligation, whether such Collateral Obligation is an Eligible Collateral Obligation, the price paid by the Borrower for such Collateral Obligation and, with respect to any Collateral Obligation disposed of, the price received by the Borrower for such Collateral Obligation;

(viii)	a list of all Collateral Obligations that ceased to be Eligible Collateral Obligations during such Collection Period; and

(ix)	such other information maintained by the Servicer as the Collateral Custodian may reasonably request with respect to the Collateral Obligation and reasonably needs to complete the Monthly Report.

(d) [Distribution Information

(i)	the Amount Available constituting each of the Interest Collections and Principal Collections;

(ii)	the aggregate Advances outstanding; and

(iii)	an itemization of the amounts to be disbursed or paid pursuant to each clause of Section 8.3(a) and (b).][2]

(e) Collateral Obligation Files

All other information required to be provided pursuant to Section 18.4(b).

[2]	To be inserted if the Monthly Report is delivered in connection with a Distribution Date.

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Each Monthly Report delivered in connection with a Distribution Date shall constitute instructions to the Collateral Agent to withdraw funds from the Collection Account and pay or transfer such amounts set forth in clause (d) of such Monthly Report in the manner specified and in accordance with the priorities established in Section 8.3(a) and (b).

Reviewed and approved by:

SYNOVUS BANK, SPECIALTY FINANCE DIVISION, as Facility Agent

By:_____________________________
Name:
Title:

AB PRIVATE CREDIT INVESTORS LLC, as Servicer

By:_____________________________
Name:
Title:

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Certified by (with respect to clause (e) above only):

AB PRIVATE CREDIT INVESTORS CORPORATION, as Equityholder

By:
Name:
Title:

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EXHIBIT E-1

AUTHORIZED REPRESENTATIVES OF SERVICER

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EXHIBIT E-2

REQUEST FOR RELEASE AND RECEIPT

[For Servicing, Collection and Liquidation]

Collateral Obligation Files

LOAN INFORMATION

Name of Obligor:

Loan No.:

This Request for Release and Receipt is made in accordance with the Loan Financing and Servicing Agreement dated as of October 15, 2020, among ABPCIC Funding II LLC, as Borrower, AB Private Credit Investors Corporation, as Equityholder, AB Private Credit Investors LLC, as Servicer, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Collateral Agent, ~~as~~U.S. Bank National Association, as Collateral Custodian and as Securities Intermediary, the Lenders from time to time parties thereto, and Synovus Bank, Specialty Finance Division, as Facility Agent (together with all amendments or any other modifications, if any, from time to time made thereto, the “Loan Financing Agreement”). All capitalized terms not otherwise defined in this Request for Release and Receipt shall have the meanings ascribed to them in the Loan Financing Agreement.

The undersigned hereby acknowledges that it has received, from Collateral Custodian, the documents listed on Schedule 1 attached hereto (the “Documents”).

The undersigned hereby acknowledges and agrees as follows:

(1)

The undersigned shall hold and retain possession of the Documents in trust for the benefit of the Collateral Agent, solely for the purposes provided in the Loan Financing Agreement, unless the Collateral Obligation related to the Documents has been liquidated or unless the Document (or asset related thereto) was disposed of by the related Obligor;

(2)

The undersigned represents that no Unmatured Event of Default or Event of Default has occurred and is continuing, or if such has occurred and is continuing, the consent of the Facility Agent has been obtained (which may be evidenced by the Facility Agent’s signature hereto) with respect to this request, unless the Collateral Obligation related to the Documents has been liquidated or unless the Document (or asset related thereto) was disposed of by the related Obligor.

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It is understood and acknowledged that the undersigned is executing this Request for Release and Receipt not in an individual capacity but solely as a Responsible Officer of the Servicer on behalf of the Borrower and is without any personal liability as to the matters contained in this Request for Release and Receipt.

Date:______________

AB PRIVATE CREDIT INVESTORS LLC, as Servicer

By:
Name:
Title:

[During the continuation of an Unmatured Event of Default or Event of Default:

ACKNOWLEDGED AND AGREED:

SYNOVUS BANK, SPECIALTY FINANCE DIVISION, as Facility Agent

By:
Name:
Title:]

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SCHEDULE 1

Request for Release and Receipt

DOCUMENTS RECEIVED

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EXHIBIT E-3

REQUEST FOR RELEASE OF REQUEST FOR RELEASE AND RECEIPT

[Liquidated Collateral Obligations, Optional Sales, Repurchase and Substitution]

Collateral Obligation Files

This Request For Release of Request For Release and Receipt is made pursuant to the Loan Financing and Servicing Agreement, dated as of October 15, 2020 among ABPCIC Funding II LLC, as Borrower, AB Private Credit Investors Corporation, as Equityholder, AB Private Credit Investors LLC, as Servicer, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Collateral Agent, ~~as~~U.S. Bank National Association, as Collateral Custodian and as Securities Intermediary, the Lenders from time to time parties thereto, and Synovus Bank, Specialty Finance Division, as Facility Agent (together with all amendments or any other modifications, if any, from time to time made thereto, the “Loan Financing Agreement”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

With respect to the Collateral Obligation(s) described in Schedule 1 attached hereto:

1.

[Such Collateral Obligation(s) has or have been liquidated or paid off and all amounts received or to be received in connection with such liquidation or repayment that are required to be deposited have been or will be so deposited as required by the Loan Financing Agreement][Such Collateral Obligation(s) has or have been Transferred in accordance with Section 7.10 of the Loan Financing Agreement] [Such Collateral Obligation(s) has or have been repurchased or substituted in accordance with the Sale Agreement]; and

It is understood and acknowledged that the undersigned is executing this Request For Release of Request For Release and Receipt not in an individual capacity but solely as a Responsible Officer of the Servicer on behalf of the Borrower and is without any personal liability as to the matters contained in this Request For Release of Request For Release and Receipt.

Dated: _______________

cc: SYNOVUS BANK, SPECIALTY FINANCE DIVISION, as Facility Agent

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AB PRIVATE CREDIT INVESTORS LLC, as Servicer

By:
Name:
Title:

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SCHEDULE 1

Request for Release of Request

for Release and Receipt

LIQUIDATED, REPAID, SOLD, REPURCHASED OR SUBSTITUTED LOAN(S)

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EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan Financing and Servicing Agreement, made and entered into as of October 15, 2020 (as amended restated, supplemented, or otherwise modified from time to time, the “Agreement”), among ABPCIC Funding II LLC, a Delaware limited liability company (the “Borrower”), AB Private Credit Investors Corporation, as Equityholder, AB Private Credit Investors LLC, as Servicer, each Lender from time to time a party thereto, U.S. Bank National Association, as Collateral Agent, Collateral Custodian and Securities Intermediary, and Synovus Bank, Specialty Finance Division, as Facility Agent.

Pursuant to the provisions of Section 4.3 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Obligations (as well as any Note evidencing such Obligations) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Facility Agent and the Borrower with a certificate of its non-U.S. Person status on the applicable IRS Form W-8. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Facility Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

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EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan Financing and Servicing Agreement, made and entered into as of October 15, 2020 (as amended restated, supplemented, or otherwise modified from time to time, the “Agreement”), among ABPCIC Funding II LLC, a Delaware limited liability company (the “Borrower”), AB Private Credit Investors Corporation, as Equityholder, AB Private Credit Investors LLC, as Servicer, each Lender from time to time a party thereto, U.S. Bank National Association, as Collateral Agent, Collateral Custodian and Securities Intermediary, and Synovus Bank, Specialty Finance Division, as Facility Agent.

Pursuant to the provisions of Section 4.3 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on the applicable IRS Form W-8. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

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EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan Financing and Servicing Agreement, made and entered into as of October 15, 2020 (as amended restated, supplemented, or otherwise modified from time to time, the “Agreement”), among ABPCIC Funding II LLC, a Delaware limited liability company (the “Borrower”), AB Private Credit Investors Corporation, as Equityholder, AB Private Credit Investors LLC, as Servicer, each Lender from time to time a party thereto, U.S. Bank National Association, as Collateral Agent, Collateral Custodian and Securities Intermediary, and Synovus Bank, Specialty Finance Division, as Facility Agent.

Pursuant to the provisions of Section 4.3 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

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EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan Financing and Servicing Agreement, made and entered into as of October 15, 2020 (as amended restated, supplemented, or otherwise modified from time to time, the “Agreement”), among ABPCIC Funding II LLC, a Delaware limited liability company (the “Borrower”), AB Private Credit Investors Corporation, as Equityholder, AB Private Credit Investors LLC, as Servicer, each Lender from time to time a party thereto, U.S. Bank National Association, as Collateral Agent, Collateral Custodian and Securities Intermediary, and Synovus Bank, Specialty Finance Division, as Facility Agent.

Pursuant to the provisions of Section 4.3 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Obligations (as well as any Note evidencing such Obligations) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Obligations (as well as any Note evidencing such Obligations), (iii) with respect to the extension of credit pursuant to this Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Facility Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Facility Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

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EXHIBIT G

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto, ABPCIC Funding II LLC, as the borrower (the “Borrower”) and Synovus Bank, Specialty Finance Division, as the facility agent (the “Facility Agent”).

W I T N E S S E T H:

WHEREAS, this Joinder Agreement is being executed and delivered under Section 15.2 of the Loan Financing and Servicing Agreement, dated as of October 15, 2020 (together with all amendments or any other modifications, if any, from time to time made thereto, the “Loan Financing and Servicing Agreement”), among ABPCIC Funding II LLC, as Borrower (the “Borrower”), AB Private Credit Investors Corporation, as Equityholder, AB Private Credit Investors LLC, as Servicer, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Collateral Agent, U.S. Bank National Association, as Collateral ~~Agent, as Collateral~~ Custodian and as Securities Intermediary, the Lenders from time to time parties thereto, and Synovus Bank, Specialty Finance Division, as Facility Agent. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Financing and Servicing Agreement; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Proposed Lender”) wishes to become a Lender party to the Loan Financing and Servicing Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Facility Agent of an executed counterpart of this Joinder Agreement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower and the Facility Agent, the Facility Agent will transmit to the Proposed Lender and the Borrower a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Agreement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Facility Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Agreement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be a Lender party to the Loan Financing and Servicing Agreement for all purposes thereof.

(b) Each of the parties to this Joinder Agreement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Agreement.

(c) By executing and delivering this Joinder Agreement, the Proposed Lender confirms to and agrees with the Facility Agent and the other Lender(s) as follows: (i) none of the Facility Agent and the other Lender(s) makes any representation or warranty or assumes any responsibility with

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respect to any statements, warranties or representations made in or in connection with the Loan Financing and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Financing and Servicing Agreement or any other instrument or document furnished pursuant thereto, or the Collateral or the financial condition of the Servicer or the Borrower, or the performance or observance by the Servicer or the Borrower of any of their respective obligations under the Loan Financing and Servicing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (iii) the Proposed Lender will, independently and without reliance upon the Facility Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Financing and Servicing Agreement; (iv) the Proposed Lender appoints and authorizes the Facility Agent, the Collateral Custodian and the Collateral Agent, as applicable, to take such action as agent on its behalf and to exercise such powers under the Loan Financing and Servicing Agreement as are delegated to the Facility Agent, the Collateral Custodian and Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan Financing and Servicing Agreement; and (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lender(s)) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Financing and Servicing Agreement are required to be performed by it as a Lender.

(d) Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(e) This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

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SCHEDULE I TO

JOINDER AGREEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER AGREEMENT

Re:

Loan Financing and Servicing Agreement, dated as of October 15, 2020, among ABPCIC Funding II LLC, as Borrower (the “Borrower”), AB Private Credit Investors Corporation, as Equityholder, AB Private Credit Investors LLC, as Servicer, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Collateral Agent, U.S. Bank National Association, as Collateral ~~Agent, as Collateral~~ Custodian and as Securities Intermediary, the Lenders from time to time parties thereto, and Synovus Bank, Specialty Finance Division, as Facility Agent.

Item 1: Date of Joinder Agreement:

Item 2: Proposed Lender:

Item 3: Commitment:

Item 4: Signatures of Parties to Agreement:

___________________________,
as Proposed Lender

By:
Name:
Title:

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ABPCIC FUNDING II LLC,
as the Borrower

By:
Name:
Title:

(signatures continue on the next page)

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SYNOVUS BANK, SPECIALTY FINANCE DIVISION, as Facility Agent

By:
Name:
Title:

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SCHEDULE II TO

JOINDER AGREEMENT

ADDRESS FOR NOTICES

AND

WIRE INSTRUCTIONS

Address for Notices: _______________________________________________
_______________________________________________
_______________________________________________
_______________________________________________
Telephone: ______________________________________
Facsimile: _______________________________________
email: __________________________________________

With a copy to:
_______________________________________________
_______________________________________________
_______________________________________________
Telephone: ______________________________________
Facsimile: _______________________________________
email: __________________________________________

Wire Instructions:
Name of Bank: ___________________________________
A/C No.: ________________________________________
ABA No. ________________________________________
Reference: _______________________________________

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SCHEDULE III TO

JOINDER AGREEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

To:	[Name and address of the Borrower, Collateral Agent, Loan Registrar and Proposed Lender]

The undersigned, as Facility Agent under the Loan Financing and Servicing Agreement, dated as of October 15, 2020 (together with all amendments or any other modifications, if any, from time to time made thereto, the “Loan Financing and Servicing Agreement”), among ABPCIC Funding II LLC, as Borrower (the “Borrower”), AB Private Credit Investors Corporation, as Equityholder, AB Private Credit Investors LLC, as Servicer (the “Servicer”), U.S. Bank Trust Company, National Association~~, as~~ (as successor in interest to U.S. Bank National Association), as Collateral Agent (in such capacity, the “Collateral Agent”), ~~as~~U.S. Bank National Association, as Collateral Custodian (in such capacity, the “Collateral Custodian”) and as Securities Intermediary (in such capacity, the “Securities Intermediary”), the Lenders from time to time parties thereto, and Synovus Bank, Specialty Finance Division, as Facility Agent (the “Facility Agent”) acknowledges receipt of an executed counterpart of a completed Joinder Agreement. [Note: attach copies of Schedules I and II from such Joinder Agreement.] Terms defined in such Joinder Agreement are used herein as therein defined.

Pursuant to such Joinder Agreement, you are advised that the Joinder Effective Date for [Name of Proposed Lender] will be _____________ with a Commitment of _____________ and, from the Joinder Effective Date, such Proposed Lender will be a Lender.

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Very truly yours,

SYNOVUS BANK, SPECIALTY FINANCE DIVISION,
as Facility Agent

By:
Name:
Title:

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SCHEDULE 1

S&P INDUSTRY CLASSIFICATION GROUP LIST

Asset Type Code	Description
1020000	Energy Equipment and Services
1030000	Oil, Gas and Consumable Fuels
1033403	Mortgage Real Estate Investment Trusts (REITs)
2020000	Chemicals
2030000	Construction Materials
2040000	Containers and Packaging
2050000	Metals and Mining
2060000	Paper and Forest Products
3020000	Aerospace and Defense
3030000	Building Products
3040000	Construction & Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies and Distributors
3110000	Commercial Services and Supplies
9612010	Professional Services
3210000	Air Freight and Logistics
3220000	Airlines
3230000	Marine
3240000	Road and Rail
3250000	Transportation Infrastructure
4011000	Auto Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel and Luxury Goods
4210000	Hotels, Restaurants and Leisure
9551701	Diversified Consumer Services
4300001	Entertainment
4300002	Interactive Media & Services

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~~Sch. 1 - 1~~

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4310000	Media
4410000	Distributors
4420000	Internet and Catalog Retail
4430000	Multiline Retail
4440000	Specialty Retail
5020000	Food and Staples Retailing
5110000	Beverages
5120000	Food Products
5130000	Tobacco
5210000	Household Products
5220000	Personal Products
6020000	Healthcare Equipment and Supplies
6030000	Healthcare Providers and Services
9551729	Health Care Technology
6110000	Biotechnology
6120000	Pharmaceuticals
9551727	Life Sciences Tools & Services
7011000	Banks
7020000	Thrifts and Mortgage Finance
7110000	Diversified Financial Services
7120000	Consumer Finance
7130000	Capital Markets
7210000	Insurance
7310000	Real Estate Management and Development
7311000	Equity REITs
8020000	Internet Software and Services
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage and Peripherals
8130000	Electronic Equipment, Instruments and Components
8210000	Semiconductors and Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities

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9550000	Water Utilities
9551702	Independent Power and Renewable Electricity Producers
1000-1099	Reserved

PROJECT FINANCE

Asset Type	Description
PF1	Project finance: Industrial equipment
PF2	Project finance: Leisure and gaming
PF3	Project finance: Natural resources and mining
PF4	Project finance: Oil and gas
PF5	Project finance: Power
PF6	Project finance: Public finance and real estate
PF7	Project finance: Telecommunications
PF8	Project finance: Transport
PF1000-PF1099	Reserved

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~~Sch. 1 - 3~~

SCHEDULE 2

COLLATERAL OBLIGATIONS

Provided Separately

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SCHEDULE 3

S&P RECOVERY RATE TABLES

(i)

If a Collateral Obligation has an S&P Recovery Rating and an S&P Recovery Indicator, the S&P Recovery Rate for such Collateral Obligation corresponding to such S&P Recovery Indicator shall be determined as follows:

For Collateral Obligations with S&P Recovery Indicators (%)

S&P Recovery Rating of a Collateral Obligation	S&P Recovery Indicator of a Collateral Obligation	Initial Liability Rating
		“AAA”	“AA”	“A”	“BBB”	“BB”	“B”	“CCC”
1+	1+ (100)	75.00	85.00	88.00	90.00	92.00	95.00	95.00
1	1 (95)	70.00	80.00	84.00	87.50	91.00	95.00	95.00
1	1 (90)	65.00	75.00	80.00	85.00	90.00	95.00	95.00
2	2 (85)	62.50	72.50	77.50	83.00	88.00	92.00	92.00
2	2 (80)	60.00	70.00	75.00	81.00	86.00	89.00	89.00
2	2 (75)	55.00	65.00	70.50	77.00	82.50	84.00	84.00
2	2 (70)	50.00	60.00	66.00	73.00	79.00	79.00	79.00
3	3 (65)	45.00	55.00	61.00	68.00	73.00	74.00	74.00
3	3 (60)	40.00	50.00	56.00	63.00	67.00	69.00	69.00
3	3 (55)	35.00	45.00	51.00	58.00	63.00	64.00	64.00
3	3 (50)	30.00	40.00	46.00	53.00	59.00	59.00	59.00
4	4 (45)	28.50	37.50	44.00	49.50	53.50	54.00	54.00
4	4 (40)	27.00	35.00	42.00	46.00	48.00	49.00	49.00
4	4 (35)	23.50	30.50	37.50	42.50	43.50	44.00	44.00
4	4 (30)	20.00	26.00	33.00	39.00	39.00	39.00	39.00
5	5 (25)	17.50	23.00	28.50	32.50	33.50	34.00	34.00
5	5 (20)	15.00	20.00	24.00	26.00	28.00	29.00	29.00
5	5 (15)	10.00	15.00	19.50	22.50	23.50	24.00	24.00
5	5 (10)	5.00	10.00	15.00	19.00	19.00	19.00	19.00
6	6 (5)	3.50	7.00	10.50	13.50	14.00	14.00	14.00
6	6 (0)	2.00	4.00	6.00	8.00	9.00	9.00	9.00
		Recovery rate

(ii)

If a Collateral Obligation has only an S&P Recovery Rating, then the S&P Recovery Rate for such Collateral Obligation shall be determined by the lower S&P Recovery Indicator corresponding to such S&P Recovery Rating in the above table.

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SCHEDULE 4

DBRS RECOVERY RATE TABLES

Table 1: DBRS Corporate Recovery Rates for Tier 1 Countries

Initial Liability Rating	First Lien Loan	Senior Secured Bond	Second Lien Loan Asset and Senior Unsecured	Subordinate
A(sf)	60.05%	56.75%	31.25%	13.50%

Numbers in italics correspond to the recovery rates for First Lien Loans that are Cov-Lite and Recurring Revenue Loans

Table 2: DBRS Corporate Recovery Rates for Tier 2 Countries

Initial Liability Rating	First Lien Loan	Senior Secured Bond	Second Lien Loan Asset and Senior Unsecured	Subordinate
A(sf)	55.50%	51.75%	46.25%	8.50%

Numbers in italics correspond to the recovery rates for First Lien Loans that are Cov-Lite and Recurring Revenue Loans

Table 3: DBRS Corporate Recovery Rates for Tier 3 Countries

Initial Liability Rating	First Lien Loan	Senior Secured Bond	Second Lien Loan Asset and Senior Unsecured	Subordinate
A(sf)	50.50%	46.75%	21.25%	3.50%

Numbers in italics correspond to the recovery rates for First Lien Loans that are Cov-Lite and Recurring Revenue Loans

Table 4: DBRS Corporate Recovery Rates for Tier 4 Countries

Initial Liability Rating	First Lien Loan	Senior Secured Bond	Second Lien Loan Asset and Senior Unsecured	Subordinate
A(sf)	45.50%	41.75%	16.25%	0.00%

Numbers in italics correspond to the recovery rates for First Lien Loans that are Cov-Lite and Recurring Revenue Loans

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SCHEDULE 5

Disqualified Institutions

•	Golub and its affiliates

•	Ares and is affiliates

•	Goldman and its affiliates

•	Apollo and its affiliates

•	Blue Owl and its affiliates

•	BSP and its affiliates

•	6th Street and its affiliates

•	Monroe and its affiliates

•	MidCap and its affiliates